UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2019

Cision Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	000-38140	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

130 East Randolph Street, 7th Floor Chicago, Illinois		60601
(Address of principal executive offices, including zip code)		(Zip Code)

(866) 639-5087

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.0001 per share	CISN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

Merger Agreement

On October 22, 2019, Cision Ltd., a Cayman Islands exempted company (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among MJ23 UK Acquisition Limited, a private limited company incorporated under the laws of England and Wales (“Parent”), Castle Merger Limited, a Cayman Islands exempted company (“Merger Sub”), and the Company, providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

Merger Consideration. As a result of the Merger, each ordinary share, par value $0.0001 per share, of the Company (a “Share”), outstanding as of immediately prior to the issuance of the effective time of the Merger (the “Effective Time”) (other than Shares held by the Company, Parent or Merger Sub, and Ordinary Shares as to which the holder has validly exercised and perfected and not effectively withdrawn or lost their rights to dissent under the applicable provisions of the Companies Law (2018 Revision) of the Cayman Islands) will automatically be surrendered and exchanged for the right to receive cash in an amount equal to $10.00, without interest thereon (the “Per Share Price”).

Treatment of Company Equity Awards and Specified Restricted Shares. The Merger Agreement provides that, at the Effective Time, each vested option to purchase Shares (a “Vested Option”) will be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (1) the amount of the Per Share Price (less the exercise price per share attributable to such Vested Option); multiplied by (2) the total number of Shares issuable upon exercise in full of such Vested Option. Each option to purchase Shares which is subject to performance vesting conditions (a “Performance Vesting Option”) will vest to the extent such conditions have been satisfied based on achievement of the applicable Company performance goals as of the date of the closing of the Merger. Each Performance Vesting Option that so vests will become entitled to payment in the same manner as Vested Options. Each unvested option to purchase Shares (an “Unvested Option”), other than Performance Vesting Options, will be cancelled and replaced with a right to receive an amount in cash, without interest, equal to (1) the aggregate number of Shares subject to such Unvested Option; multiplied by (2) the excess, if any, of the Per Share Price over the applicable per share exercise price under such Unvested Option, which consideration will vest and become payable at the same time as the Unvested Option for which such consideration were exchanged would have become vested pursuant to its terms. All options (whether vested or unvested) for which the applicable per share exercise price exceeds $10.00 will be cancelled and extinguished for no payment of any kind.

Each vested restricted stock unit of the Company (a “Vested RSU”) will be be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (1) the amount of the Per Share Price; multiplied by (2) the total number of Shares subject to such Vested RSU. Each unvested restricted stock unit of the Company (an “Unvested RSU”) will be cancelled and replaced with a right to receive an amount in cash, without interest, equal to (1) the amount of the Per Share Price; multiplied by (2) the total number of Shares subject to such Unvested RSU, which consideration will vest and become payable at the same time as the Unvested RSU for which such consideration amounts were exchanged would have vested pursuant to its terms.

Certain Shares were issued, or are underlying retention agreements entered into, by the Company in connection with prior acquisitions and remain subject to transfer restrictions and/or forfeiture in accordance with the terms of the applicable acquisition agreement or retention agreement (the “Specified Restricted Shares”). At the Effective Time, each Specified Restricted Share will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the Per Share Price; provided that such consideration will continue to be subject to the same vesting terms and/or restrictions (including with respect to forfeiture thereof) as the Specified Restricted Share for which such consideration was exchanged. Such consideration will become payable at the same time as the restrictions or vesting terms with respect to the Specified Restricted Share for which such consideration was exchanged would have lapsed or been satisfied, as applicable.

Board Recommendation. In connection with the approval of the Merger Agreement, the Company’s Board of Directors (the “Board”) unanimously resolved to recommend that the Company’s shareholders authorize the Merger Agreement in accordance with the Company’s organizational documents.

Go Shop and Non-Solicitation Periods. Pursuant to the terms of a “go-shop” provision in the Merger Agreement, during the period beginning on the date of the Merger Agreement and ending at 11:59 p.m. (New York City time) on November 12, 2019 or, solely with respect to any Excluded Party, ending at 11:59 p.m. (New York City time) on November 19, 2019 (such applicable date, the “Go-Shop Period End Date”), the Company and its subsidiaries and their respective representatives may, subject to the terms and conditions of the Merger Agreement, initiate, solicit and encourage any alternative acquisition proposals from third parties, provide nonpublic information to such third parties, and participate in discussions and negotiations with such third parties regarding alternative acquisition proposals. Beginning on the Go-Shop Period End Date, the Company will become subject to customary “no-shop” restrictions on its, its subsidiaries’ and their respective representatives’ ability to initiate, solicit or encourage alternative acquisition proposals from third parties and to provide nonpublic information to or participate in discussions or negotiations with third parties regarding alternative acquisition proposals, except as otherwise permitted by the Merger Agreement, including in connection with the compliance by the Board with its fiduciary duties under applicable law.

Representations, Warranties and Covenants. The Company and Parent have each made customary representations and warranties in the Merger Agreement. The Company has agreed to customary covenants in the Merger Agreement, including, among others, covenants to (1) conduct its business and operations in the ordinary course of business consistent with past practice between the date of execution and delivery of the Merger Agreement and the Effective Time, and (2) not to engage in certain types of actions related to the operation of its business during this period without Parent’s consent. The Company and Parent each agreed to use reasonable best efforts to take all actions as are necessary to consummate the Merger. Parent agreed to use reasonable best efforts to obtain the debt financing contemplated by debt commitment letters delivered to the Company in connection with the execution and delivery of the Merger Agreement, and the Company agreed to take actions to cooperate with such efforts.

Closing Conditions. The consummation of the Merger is subject to certain customary conditions, including, but not limited to, (1) receipt of the vote in favor of the authorization of the Merger Agreement by the holders of at least two-thirds of the Shares present and voting in person or by proxy at the shareholders’ meeting; (2) expiration of waiting periods (and any extensions thereof), if any, applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and certain other regulatory approvals in Canada and the European Union, (3) the absence of a Company Material Adverse Effect and (4) the absence of any law or order prohibiting, making illegal or enjoining the Merger.

Closing of the Merger. The Merger Agreement provides for the consummation of the Merger to occur on the third Business Day after the satisfaction or waiver of the last to be satisfied or waived of the closing conditions set forth in the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing), provided that, unless otherwise waived by Parent, the Closing will not occur earlier than the later of (x) January 31, 2020 and (y) 15 Business Days after the mailing of the definitive proxy statement relating to the Merger.

Termination; Termination Fees. The Merger Agreement contains certain termination rights, including the right of the Company to terminate the Merger Agreement to accept a Superior Proposal, subject to specified conditions and limitations, and the right of either party to terminate the Merger Agreement if the Merger is not consummated by April 19, 2020. Upon termination of the Merger Agreement by the Company or Parent upon specified conditions, the Company will be required to pay Parent a termination fee of $53,550,000, provided that if the Company terminates the Merger Agreement to accept a Superior Proposal prior to November 19, 2019 and enters into a definitive agreement with an Excluded Party at such time, the amount of the termination fee payable to Parent will be $30,600,000. Upon termination of the Merger Agreement by the Company or Parent under other specified conditions, Parent will be required to pay the Company a termination fee of $91,800,000.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, which is incorporated herein by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the

Merger Agreement are qualified by information in the confidential Company Disclosure Letter provided by the Company to Parent in connection with the signing of the Merger Agreement. The confidential Company Disclosure Letter delivered in connection with the execution of the Merger Agreement contains information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and Parent rather than establishing matters as facts. In addition, investors are not third party beneficiaries under the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about the Company.

Voting Agreement

On October 22, 2019, Canyon Holdings (Cayman), L.P. (“Canyon Holdings”) and GTCR Investment X AIV, Ltd. entered into a Voting Agreement (the “Voting Agreement”) with Parent, pursuant to which, among other things, Canyon Holdings has agreed to vote its Shares in favor of the Merger and the authorization of the Merger Agreement. The obligations of the parties to the Voting Agreement terminate upon the termination of the Merger Agreement or a Company Board Recommendation Change, among other circumstances. The foregoing summary of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Voting Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference.

8.01    Other Events.

On October 22, 2019, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Also on October 22, 2019, the Company issued communications to its employees and customers concerning the Merger Agreement and the proposed Merger. Copies of those communications are attached hereto as Exhibit 99.2 and Exhibit 99.3 and are incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished as part of this report:

2.1*	Agreement and Plan of Merger, dated as of October 22, 2019, by and among MJ23 UK Acquisition Limited, Castle Merger Limited and Cision Ltd.

10.1	Voting Agreement, dated as of October 22, 2019, by and among MJ23 UK Acquisition Limited, Canyon Holdings (Cayman), L.P. and GTCR Investment X AIV, Ltd.

99.1	Press Release, dated October 22, 2019.

99.2	Letter to Employees, dated October 22, 2019.

99.3	Letter to Customers, dated October 22, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

Forward-Looking Statements

Certain statements in this filing are forward-looking statements, including, without limitation, the statements made concerning the proposed transaction, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,”

“project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s ordinary shares; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the authorization of the merger agreement by the Company’s shareholders and the receipt of certain regulatory approvals; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (vi) risks related to diverting management’s attention from the Company’s ongoing business operations; (vii) the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction; (ix) uncertainties as to Parent’s ability to obtain financing in order to consummate the merger; and (x) other risks described in the Company’s filings with the SEC, such as its Annual Report on Form 10-K for the year ended December 31, 2018. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, the Company does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s shareholders a proxy statement. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and shareholders may obtain a free copy of documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and shareholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://investors.cision.com or by directing a written request to: Cision Ltd., Attn: Secretary, 130 E. Randolph St., 7th Floor, Chicago, IL 60601.

Participants in the Solicitation

The Company and certain of its directors, executive officers, and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information about directors and executive officers of the Company is set forth in the proxy statement for Cision’s 2019 annual general meeting of shareholders, as filed with the SEC on Schedule 14A on August 9, 2019. Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement with respect to the merger that the Company will file with the SEC and furnish to the Company’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISION LTD.

Date: October 22, 2019

	By:	/s/ Jack Pearlstein
	Name:	Jack Pearlstein
	Title:	Chief Financial Officer

Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and among

MJ23 UK ACQUISITION LIMITED,

CASTLE MERGER LIMITED

and

CISION LTD.

Dated as of October 22, 2019

3.23	Insurance	55
3.24	Related Person Transactions	55
3.25	Suppliers	55
3.26	Customers	56
3.27	No Other Representations or Warranties	56

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		56
4.1	Organization; Good Standing	56
4.2	Power; Enforceability	56
4.3	Non-Contravention	57
4.4	Requisite Governmental Approvals	57
4.5	Legal Proceedings; Orders	58
4.6	Ownership of Company Shares	58
4.7	Brokers	58
4.8	Operations of Parent and Merger Sub	58
4.9	No Parent Vote or Approval Required	58
4.10	Guarantee	58
4.11	Financing	58
4.12	Shareholder and Management Arrangements	60
4.13	Solvency	60
4.14	No Other Negotiations	61
4.15	Exclusivity of Representations and Warranties	61

ARTICLE V INTERIM OPERATIONS OF THE COMPANY		62
5.1	Affirmative Obligations	62
5.2	Forbearance Covenants	62
5.3	Go Shop; No Solicitation; Company Board Recommendation Change	65
5.4	No Control of the Other Party’s Business	71

ARTICLE VI ADDITIONAL COVENANTS		71
6.1	Required Action and Forbearance; Efforts	71
6.2	Antitrust Filings	72
6.3	Proxy Statement and Other Required SEC Filings	74
6.4	Company Shareholder Meeting	76
6.5	Financing	77
6.6	Financing Cooperation	79
6.7	Anti-Takeover Laws	83
6.8	Access	83
6.9	Section 16(b) Exemption	84
6.10	Directors’ and Officers’ Exculpation, Indemnification and Insurance	84
6.11	Employee Matters	86
6.12	Obligations of Merger Sub	88
6.13	Public Statements and Disclosure	88
6.14	Transaction Litigation	89
6.15	Stock Exchange Delisting; Deregistration	89
6.16	Credit Agreement	89

6.17	Parent Vote	89
6.18	Additional Agreements	89
6.19	Works Councils	89
6.20	Section 280G	90

ARTICLE VII CONDITIONS TO THE MERGER		90
7.1	Conditions to Each Party’s Obligations to Effect the Merger	90
7.2	Conditions to the Obligations of Parent and Merger Sub	90
7.3	Conditions to the Company’s Obligations to Effect the Merger	92

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER		92
8.1	Termination	92
8.2	Manner and Notice of Termination; Effect of Termination	94
8.3	Fees and Expenses	95
8.4	Amendment	98
8.5	Extension; Waiver	99

ARTICLE IX GENERAL PROVISIONS		99
9.1	Survival	99
9.2	Notices	99
9.3	Assignment	100
9.4	Confidentiality Agreement	101
9.5	Entire Agreement	101
9.6	Third Party Beneficiaries	101
9.7	Severability	101
9.8	Remedies	102
9.9	Governing Law	103
9.10	Consent to Jurisdiction	104
9.11	WAIVER OF JURY TRIAL	104
9.12	No Recourse	105
9.13	Company Disclosure Letter References	105
9.14	Counterparts	106

EXHIBITS

Exhibit A	Plan of Merger

Exhibit B	Form of Memorandum and Articles of Association of the Surviving Company

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of October 22, 2019, by and among MJ23 UK ACQUISITION LIMITED, a private company limited by shares incorporated in England and Wales (“Parent”), CASTLE MERGER LIMITED, a Cayman Islands exempted company with limited liability and a wholly-owned Subsidiary of Parent (“Merger Sub”), and CISION LTD., a Cayman Islands exempted company (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to herein as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Article I or elsewhere in this Agreement.

RECITALS

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Companies Law (2018 Revision) of the Cayman Islands (the “CICL”), Parent and the Company desire to enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly-owned Subsidiary of Parent as a result of the Merger.

WHEREAS, the Company Board has unanimously (i) determined that it is in the best interests of the Company and declared it advisable to enter into this Agreement providing for the Merger, upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; and (iii) resolved to recommend that the Company Shareholders authorize this Agreement.

WHEREAS, each of the board of directors of Parent and the board of directors of Merger Sub have (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein.

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and material inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered a guarantee (the “Guarantee”) from Platinum Equity Capital Partners V, L.P., a Delaware limited partnership (“Guarantor”), in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, Guarantor is guaranteeing certain payment obligations of Parent and Merger Sub under this Agreement.

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and material inducement to Parent’s willingness to enter into this Agreement, certain shareholders of the Company have entered into a voting support agreement in favor of Parent, whereby such shareholders have agreed to vote in favor of, and support the consummation of, the transactions contemplated hereby (“Voting Agreement”), on the terms and conditions set forth therein.

WHEREAS, Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1    Certain Definitions. For all purposes of, and pursuant, to this Agreement, the following capitalized terms have the following respective meanings:

(a)    “Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the execution and delivery of this Agreement, or (ii) executed, delivered and effective after the execution and delivery of this Agreement, in either case containing provisions that require any counterparty thereto (and any of its Affiliates and Representatives named therein) that receive material non-public information of, or with respect to, the Company to keep such information confidential; provided, however, that, in the case of clause (ii), the provisions contained therein are no less restrictive in any material respect to such counterparty (and any of its Affiliates and Representatives as provided therein) than the terms of the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal).

(b)    “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent, Merger Sub or any of their respective Subsidiaries) to engage in an Acquisition Transaction.

(c)    “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

(i)    any direct or indirect purchase, sale or other acquisition by any Person or Group, whether from the Company or any other Person(s), of Company Shares representing more than 20% of the Company Shares outstanding after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than 20% of the Company Shares outstanding after giving effect to the consummation of such tender or exchange offer;

(ii)    any direct or indirect purchase or other acquisition by any Person or Group, or equityholder of any such Person or Group, of assets constituting or accounting for more than 20% of the consolidated assets, net income or consolidated revenue of the Company and its Subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

(iii)    any merger, consolidation, business combination, joint venture, repurchase, redemption, share exchange, extraordinary dividend or distribution, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or any of its Subsidiaries pursuant to which any Person or Group, or equityholder of any such Person or Group, would hold Company Shares representing more than 20% of the Company Shares outstanding after giving effect to the consummation of such transaction, in each case other than the Merger.

(d)    “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by Contract or otherwise. For the avoidance of doubt, Canyon Holdings (Cayman), L.P. (“Canyon Holdings”) shall not be considered an Affiliate of the Company.

(e)    “Anti-Corruption Laws” means any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, or any other applicable anti-bribery or anti-corruption laws.

(f)    “Anti-Money Laundering Laws” means (i) the USA Patriot Act, (ii) the U.S. Money Laundering Control Act of 1986, as amended, or (iii) any other applicable Law of any relevant jurisdiction relating to anti-money laundering.

(g)    “Antitrust Law” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.

(h)    “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of December 31, 2018 set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2018.

(i)    “Bond Compliant” means with respect to the Financing Information, that:

(i)    such Financing Information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Financing Information not misleading in light of the circumstances which made;

(ii)    such information complies with all applicable requirements of Regulation S-K and Regulation S-X under the Securities Act for a registered public offering of non-convertible debt securities on Form S-1 (excluding the Excluded Information and other than such provisions for which compliance is not customary in a Rule 144A offering of debt securities);

(iii)    the auditors of any financial information contained therein have not withdrawn their audit opinion with respect to such information; and

(iv)    the financial statements and other financial information included in such Financing Information are of a date and are otherwise sufficient, in each case, to permit the Company’s independent accountants to issue customary “comfort” letters with respect to such financial statements and financial information to the Debt Financing Sources (including customary “negative assurance” comfort) in order to consummate any offering of non-convertible debt securities under Rule 144A).

(j)    “Business Day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by Law to be closed in New York, New York.

(k)    “Code” means the Internal Revenue Code of 1986, as amended.

(l)    “Company Board” means the board of directors of the Company.

(m)    “Company Equity Awards” means Company Options, Performance Vesting Options, Specified Restricted Shares and Company RSUs.

(n)    “Company Intellectual Property” means any Intellectual Property that is owned by the Company or any of its Subsidiaries.

(o)    “Company Material Adverse Effect” means any change, event, effect, development or circumstance (each, an “Effect”) that, individually or in the aggregate, (x) has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (y) prevents or materially impairs or delays or would reasonably be expected to prevent or materially impair or delay the ability of the Company to perform its material obligations under this Agreement or the consummation of the Merger; provided, however, that none of the following, and no Effects to the extent arising out of or resulting from the following (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur pursuant to clause (x) (subject to the limitations set forth below):

(i)    changes in general economic conditions, or changes in conditions in the global, international or regional economy generally;

(ii)    changes in conditions in the financial markets, credit markets or capital markets, including (A) changes in interest rates or credit ratings; (B) changes in exchange rates for the currencies of any country; or (C) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

(iii)    changes in conditions in the industries in which the Company and its Subsidiaries conduct business, including changes in conditions in the software or data services industries generally;

(iv)    changes in regulatory, legislative or political conditions, including any trade wars or tariffs, in each case after the date hereof;

(v)    any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, cyberterrorism not directed at the Company or its Subsidiaries (including by means of cyber-attack by or sponsored by a Governmental Authority), terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions);

(vi)    earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, pandemics and other force majeure events;

(vii)    any Effect resulting from the announcement of this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, suppliers, lessors, customers, partners, vendors, regulators, Governmental Authorities, or any other third Person; provided, however, that this clause (vii) shall not apply to any representation or warranty contained in this Agreement to the extent that such representation and warranty expressly relates to such Effect;

(viii)    any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing following the date of this Agreement;

(ix)    changes or proposed changes in GAAP or other accounting standards or in any applicable Laws (or the enforcement or interpretation of any of the foregoing), in each case after the date hereof;

(x)    changes in the price or trading volume of the Company Shares, in and of itself (it being understood that the underlying cause of such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

(xi)    any failure, in and of itself, by the Company and its Subsidiaries to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the underlying cause of any such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

(xii)    any Transaction Litigation or other Legal Proceeding threatened, made or brought by any of the current or former Company Shareholders (on their own behalf or on behalf of the Company) against the Company, any of its executive officers or other employees or any member of the Company Board arising out of the Merger or the other transactions contemplated by this Agreement;

(xiii)    the identity of, or any facts or circumstances relating to, Guarantor, Parent, Merger Sub, or the respective Affiliates of any of the foregoing, the respective financing sources of or investors in any of the foregoing, or the respective plan or intentions of any of the foregoing, with respect to the Company or its business; and

(xiv)    any breach by Parent or Merger Sub of this Agreement.

except, in each case of clauses (i), (ii), (iii), (iv), (v), (vi) and (ix), to the extent that such Effect has had a disproportionate adverse effect on the Company relative to other companies of a similar size operating in the industries in which the Company and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred.

(p)    “Company Options” means any options to purchase Company Shares, whether granted pursuant to any of the Company Share Plans or otherwise.

(q)    “Company Preferred Shares” means the preferred shares, par value $0.0001 per share, of the Company.

(r)    “Company Registered Intellectual Property” means all United States, international and foreign (i) Patent applications and registrations; (ii) Trademark registrations and applications (including intent-to-use applications); (iii) Copyright registrations and applications; and (iv) material domain names, in each case, owned by the Company or any of its Subsidiaries.

(s)    “Company RSUs” means all Company restricted share units, whether granted pursuant to the Company Share Plans or otherwise.

(t)    “Company Share Plans” means the Company’s 2017 Omnibus Incentive Plan (as amended and restated effective July 24, 2019) and each other Employee Plan that provides for the award of rights of any kind to receive Company Shares or benefits measured in whole or in part by reference to Company Shares.

(u)    “Company Shareholders” means the holders of Company Shares.

(v)    “Company Shares” means the ordinary shares, par value $0.0001 per share, of the Company.

(w)    “Company Termination Fee” means a fee equal to $53,550,000.

(i)    “Compliant” means with respect to the Financing Information, that the auditors of any financial information contained therein have not withdrawn their audit opinion with respect to such information.

(x)    “Computer Systems” means all computer hardware and peripherals, telecommunications and network equipment, and all computer programs (in both source code and object code), including all documentation and associated proprietary materials and services associated with or necessary to any of the foregoing, used, leased or licensed in by or to the Company or any of its Subsidiaries in the operation of the businesses of the Company and its Subsidiaries.

(y)    “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Company) immediately following the Effective Time.

(z)    “Contract” means any contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other binding agreement.

(aa)    “Credit Agreement” means the First Lien Credit Agreement, dated as of June 16, 2016, among Canyon Companies S.à r.l., Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the other parties party thereto from time to time, as amended by (i) that certain Incremental Facility Amendment dated as of March 17, 2017, (ii) that certain Refinancing Amendment and Incremental Facility Amendment dated as of August 4, 2017, (iii) that certain Incremental Facility Amendment dated as of December 14, 2017, (iv) that certain Repricing Amendment dated as of February 8, 2018, (v) that certain Repricing Amendment dated as of October 22, 2018, (vi) that certain Incremental Facility Amendment dated as of December 28, 2018 and (vii) that certain Incremental Facility Amendment dated as of January 11, 2019, as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof.

(bb)    “Cut-Off Date” means 11:59 p.m. (New York City time) on November 19, 2019.

(cc)    “Debt Financing” means the debt financing to be incurred pursuant to the Debt Commitment Letter or otherwise made available to Parent and its Subsidiaries pursuant to the terms hereof.

(dd)    “Debt Financing Documents” means the agreements, documents and certificates contemplated by the Debt Financing, including: (i) all credit agreements, loan documents, debentures, intercreditor agreements and security documents pursuant to which the Debt Financing will be governed or otherwise contemplated by the Debt Commitment Letter; (ii) officer, secretary, perfection certificates; and (iii) agreements and documents that facilitate the creation, perfection or enforcement of liens securing the Debt Financing, as are reasonably requested by Parent or its Debt Financing Sources and, in each case, to the extent required to be delivered as a condition to the obligations of the Debt Financing Sources pursuant to the terms of the Debt Commitment Letter.

(ee)    “Debt Financing Sources” means the Persons that are party to the Debt Commitment Letter that have committed to provide or arrange or have otherwise entered into agreements in connection with all or any part of the Debt Financing or other financings (other than the Equity Financing) in connection with the Merger and any joinder agreements or financing agreements entered into pursuant thereto or relating thereto, together with their Affiliates involved in the Debt Financing and their respective successors and permitted assigns.

(ff)    “Debt Financing Sources Related Parties” means the respective Debt Financing Sources’ Affiliates and their and their Affiliates’ respective officers, directors, employees, attorneys, partner (general or limited), controlling parties, advisors, members, managers, accountants, consultant, agents, representatives and funding sources involved in the Debt Financing and their respective successors and permitted assigns.

(gg)    “DOJ” means the United States Department of Justice or any successor thereto.

(hh)    “Environmental Law” means any Law (i) relating to pollution or protection of the environment, natural resources (including wildlife, ambient air, surface water, groundwater or land, or to the extent relating to exposure to Hazardous Substances, protection of human health or safety), including all those relating to the generation, storage, treatment, transportation, recycling, disposal, discharge, release, handling, control or cleanup of any Hazardous Substances, or (ii) enacted or promulgated which requires or relates to matters related to health and safety of employees, temporary employees, independent contractors or employees of independent contractors, including the Occupational Safety and Health Act of 1970, all regulations promulgated pursuant to it, in the case of this clause (ii) solely to the extent relating to exposure to Hazardous Substances, and similar state, local and foreign Laws, as such of the foregoing are promulgated and in effect on or prior to the Closing Date.

(ii)    “ERISA” means the Employee Retirement Income Security Act of 1974.

(jj)    “ESPP” means the Company’s 2018 Employee Stock Purchase Plan.

(kk)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(ll)    “Excluded Information” means any (i) pro forma financial statements or information regarding any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing, (ii) description of all or any portion of the Debt Financing, including any “description of notes”, and other information customarily provided by financing sources or their counsel, (iii) risk factors relating to all or any component of the Debt Financing, (iv) other information required by Rules 3-05, 3-09, 3-10 or 3-16 of Regulation S-X under the Securities Act, any Compensation Discussion and Analysis or other information required by Item 402 of Regulation S-K under the Securities Act or the executive compensation and related person disclosure rules related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A or any other information customarily excluded from an offering memorandum for private placements of non-convertible high-yield debt securities under Rule 144A promulgated under the Securities Act or (v) any financial information (other than the financial statements and other information set forth in the definition of Financing Information) that is not reasonably available to the Company under its current reporting systems, unless any such information would be required to ensure that the Financing Information would not contain any untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading.

(mm)    “Excluded Party” means any Person from whom the Company or any of its Representatives has received a written bona fide Acquisition Proposal after the execution of this Agreement and prior to 11:59 p.m. (New York City time) on November 12, 2019, which written Acquisition Proposal the Company Board has determined in good faith during the Initial Go-Shop Period (after consultation with its financial advisors and outside legal counsel) either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal and that the failure to engage in negotiations with such Person regarding such Acquisition Proposal would be inconsistent with the Company Board’s fiduciary duties under applicable Law; provided, however, that a Person shall immediately cease to be an Excluded Party (and the provisions of this Agreement applicable to Excluded Parties shall cease to apply with respect to such Person) if such Acquisition Proposal made by such Person is withdrawn by written notice to the Company or, in the good faith determination of the Company Board (after consultation with its outside counsel and its financial advisor), such Acquisition Proposal no longer is or would no longer be reasonably expected to lead to a Superior Proposal.

(nn)    “Financing Information” means information required by clauses (i) and (ii) of paragraph 10 of Annex III to the Debt Commitment Letter as in effect on the date hereof; provided that the furnishing of such information on EDGAR or the website of the Company shall constitute delivery thereof. Notwithstanding anything to the contrary, (i) following an Offering Determination, Financing Information shall also include all financial statements, financial data, audit reports and other information regarding the Company and its Subsidiaries requested in writing by Parent of the type that would be required by Regulation S-K and Regulation S-X under the Securities Act for a registered public offering of non-convertible debt securities on a registration statement on Form S-1 under the Securities Act and customarily included in an offering memorandum for private placements of non-convertible high-yield debt securities pursuant to Rule 144A promulgated under the Securities Act; provided that the furnishing of such information on EDGAR or the website of the Company shall constitute delivery thereof (to the extent that the Company alerts Parent where such information is furnished in reasonable detail), and (ii) nothing in this Agreement will require the Company or any of its Subsidiaries to provide any Excluded Information.

(oo)    “Financing Sources” means the Debt Financing Sources and the Guarantor and any other Persons, if any, committed to provide the Equity Financing under the Equity Commitment Letter.

(pp)    “FTC” means the United States Federal Trade Commission or any successor thereto.

(qq)    “GAAP” means generally accepted accounting principles, consistently applied, in the United States.

(rr)    “Governmental Authority” means any government, governmental, administrative, self-regulatory or regulatory entity or body, department, commission, board, agency or instrumentality, or other legislative, executive or judicial governmental entity, and any court, tribunal or judicial body, in each case whether federal, state, county or provincial, and whether local or foreign.

(ss)    “Governmental Authorization” means any authorizations, approvals, licenses, franchises, clearances, permits, certificates, waivers, consents, exemptions, variances, expirations and terminations of any waiting period requirements (including, pursuant to Antitrust Laws) issued by or obtained from, and notices, filings, registrations, qualifications, declarations and designations with, a Governmental Authority.

(tt)    “Group” has the meaning as used in Section 13 of the Exchange Act.

(uu)    “Hazardous Substance” means any substance, material, waste or pesticide that is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil or words of similar meaning or effect under any Environmental Law relating to pollution, waste, occupational safety and health, or the environment, including but limited to petroleum or petroleum products, polychlorinated biphenyls, asbestos or asbestos-containing materials, and per- and polyfluoroalkyl substances.

(vv)    “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(ww)    “Indebtedness” means any of the following obligations: (i) indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith); (ii) obligations evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) obligations pursuant to or in connection with letters of credit, surety bonds, performance bonds or banker’s acceptances (in each case whether or not drawn, contingent or otherwise); (iv) obligations pursuant to capitalized leases; (v) obligations arising out of interest rate and currency swap, hedging, cap, collar or futures Contracts or other derivative instruments, agreements or arrangements; (vi) liabilities related to the deferred purchase price of property or services; (vii) deferred purchase price obligations related to past acquisitions and other liabilities in connection with earnouts or other contingent payment obligations, (viii) liabilities under sale-and-leaseback transactions, agreements to repurchase securities sold and other similar financing transactions; and (ix) indebtedness of others of the kind described in clauses (i) through (viii) guaranteed by the Company or any of its Subsidiaries or secured by any lien or security interest on the assets of the Company or any of its Subsidiaries.

(xx)    “Inquiry” means an inquiry, request for discussions or negotiations or request to review non-public information that would reasonably be expected to indicate an interest in making or effecting of an Acquisition Proposal or an Acquisition Transaction.

(yy)    “Intellectual Property” means the intellectual property and all rights associated with the following: (i) all United States and foreign issued patents and patent applications therefor, utility models and applications for utility models, inventor’s certificates and applications for inventor’s certificates, and invention disclosure statements, together with all reissuances, continuations, continuations-in-part, divisionals, revisions, extensions, and reexaminations thereof (“Patents”); (ii) all original works of authorship, rights in copyrightable subject matter in published and unpublished works of authorship, copyrights, copyright registrations and applications therefor, moral rights and all other rights corresponding thereto throughout the world, and waivers and consents not to enforce such moral rights (“Copyrights”); (iii) registered and unregistered trademarks, service marks, trade dress rights, logos and design marks, trade names, slogans, product and service names, product descriptions, fictitious and other business names and brand names and similar designations of origin, intent-to-use registrations, and registrations and applications for registration and renewals thereof and goodwill associated therewith (“Trademarks”); (iv) domain names; and (v) Software, know-how, trade secrets and other confidential information; and (vi) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world (created or arising under the laws of any jurisdiction anywhere in the world, whether statutory, common law, or otherwise) now existing and related to clauses (i) through (vi) only if and to the extent protectable under applicable law.

(zz)    “International Trade Laws” means all applicable United States and foreign laws, regulations, and orders pertaining to trade and economic sanctions, export controls, and customs, including, such laws and regulations administered and enforced by the U.S. Department of the Treasury, the U.S. Department of Commerce, the U.S. Department of State and the U.S. Customs and Border Protection agency, including but not limited to the sanctions administered and enforced by the Office of Foreign Assets Control, the United States Export Administration Act of 1979, as amended, and the Export Control Reform Act of 2018, and implementing Export Administration Regulations; the Arms Export Control Act and implementing International Traffic in Arms Regulations.

(aaa)    “Intervening Event” means a material event, change, effect, development, condition or occurrence that has affected, affects or would be reasonably likely to affect (i) the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, in each case that (x) is not known by the Company Board as of the date of this Agreement or that was not reasonably foreseeable to the Company Board as of the date of this Agreement and (y) does not relate to any Acquisition Proposal or any transaction contemplated thereby; provided, that in no event shall the following constitute, or be taken into account in determining the existence of an Intervening Event: (A) the fact alone that the Company meets or exceeds any internal or published forecasts or projections for any period (however, the underlying reasons for such events may constitute an Intervening Event), (B) changes in the market price or trading volume of Company Shares, in and of itself, after the date hereof (however, the underlying reasons for such events may constitute an Intervening Event), or (C) changes in conditions in the industries in which the Company and its Subsidiaries conduct business, including changes in conditions in the software or data services industries generally except to the extent such changes had a materially disproportionally effect on the Company relative to other companies of a similar size operating in industries in which the Company and its Subsidiaries conduct business.

(bbb)    “IRS” means the United States Internal Revenue Service or any successor thereto.

(ccc)    “Knowledge of the Company,” with respect to any matter in question, means the actual knowledge of the individuals listed in Section 1.1 of the Company Disclosure Letter.

(ddd)    “Knowledge of Parent,” with respect to any matter in question, means the actual knowledge of Jacob Kotzubei or Luke Myers.

(eee)    “Labor Organization” means any trade union, labor organization or works council (or representatives thereof) that has been certified or recognized as or is a representative of any employee of the Company or any Subsidiary of the Company.

(fff)    “Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority and any award, order or decision of an arbitrator or arbitration panel with jurisdiction over the parties and subject matter of the dispute.

(ggg)    “Legal Proceeding” means any civil or criminal action, lawsuit, litigation, audit, investigation, dispute, complaint, administrative proceeding, arbitration or other similarly formal legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.

(hhh)    “Material Contract” means any of the following Contracts:

(i)    any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company and its Subsidiaries, taken as whole;

(ii)    any employment Contract by the Company or one of its Subsidiaries pursuant to which the Company or one of its Subsidiaries has continuing obligations as of the date of this Agreement with (A) any executive officer, (B) any member of the Company Board or (C) any other employee which, in the case of clause (C), provides for an annual base compensation in excess of $300,000;

(iii)    any labor agreement, collective bargaining agreement or other labor-related agreement or arrangement with any Labor Organization or otherwise applicable to the Company or any Subsidiary of the Company, pertaining to or which determines the terms or conditions of employment of any employee of the Company or any Subsidiary of the Company;

(iv)    any Contract that is material to the Company and its Subsidiaries taken as a whole which contains any covenant (A) prohibiting the Company or any of its Subsidiaries from engaging in any material line of business or competing with any Person in any line of business or geographic area, (B) prohibiting the Company or any of its Subsidiaries from engaging in any material line of business with any Person or levying a fine, charge or other payment for doing so, or (C) containing and limiting the right of the Company or any of its Subsidiaries pursuant to any “most favored nation” or “exclusivity” provisions;

(v)    any Contract (A) entered into within the two year period prior to the date hereof relating to the disposition or acquisition of assets by the Company or any of its Subsidiaries with a fair market value in excess of $5,000,000 after the date of this Agreement other than in the ordinary course of business, or (B) entered into within the two year period prior to the date hereof pursuant to which the Company or any of its Subsidiaries acquired any material ownership interest in any other Person or other business enterprise other than any Subsidiary of the Company with such ownership interest having a fair market value of more than $5,000,000;

(vi)    any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, in each case in excess of $1,000,000 other than (A) accounts receivables and payables in the ordinary course of business, (B) pursuant to or arising in connection with the Credit Agreement and (C) loans to Subsidiaries of the Company in the ordinary course of business;

(vii)    any Contract providing for the payment, increase or vesting of any material benefits or compensation in connection with the Merger (other than Contracts evidencing or with respect to the vesting of Company RSUs, Performance Vesting Options or Company Options);

(viii)    any Contract disclosed under Section 3.17(c);

(ix)    any Contract that involves a material joint venture, partnership or similar arrangement;

(x)    any Contract or agreement with any Governmental Authority under which the Company or any of its Subsidiaries received payments in excess of $2,000,000 during the 12-month period ending September 30, 2019;

(xi)    any Contract that prohibits (A) the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, (B) the pledging of the capital stock of the Company or any of its Subsidiaries, or (C) the issuance of guarantees or similar obligations by the Company or any of its Subsidiaries;

(xii)    (A) the top three Contracts generating the highest revenue for the twelve month period ending June 30, 2019 for the social business unit and (B) any Contract under which the Company or any of its Subsidiaries or any business unit thereof made or received aggregated payments from or to an entity (other than payments among the Company and its Subsidiaries) in excess of $2,000,000 in the fiscal year ending in 2018; or

(xiii)    any Lease or Sublease required to be set forth on Section 3.15(b) of the Company Disclosure Letter.

(iii)    “NYSE” means the New York Stock Exchange and any successor stock exchange or inter-dealer quotation system operated by the New York Stock Exchange or any successor thereto.

(jjj)    “Offering Determination” means that Parent has provided written notice to the Company that it (or one of its Affiliates) intends to pursue an offering of non-convertible debt securities under Rule 144A promulgated under the Securities Act which shall be consummated in connection with the Merger; provided that the date that the Offering Determination shall occur shall be no later than January 8, 2020.

(kkk)    “Open Source Software” means Software that is licensed pursuant to (i) any license that is, or is substantially similar to, a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses (which licenses shall include all versions of GNU GPL, GNU LGPL, GNU Affero GPL, MIT license, Eclipse Public License, Common Public License, CDDL, Mozilla Public License, BSD license and Apache license) and any “copyleft” license or any other license under which such Software or other materials are distributed or licensed as “free software,” “open source software” or under similar terms, and/or (ii) any Reciprocal License.

(lll)    “Organizational Documents” means the articles of association, articles of incorporation, certificate of incorporation, memorandum of association, charter, bylaws, articles of formation, certificate of formation, operating agreement, certificate of limited partnership, partnership agreement, limited liability company agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.

(mmm)    “Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, prevents or materially impairs or delays, or would reasonably be expected to prevent or materially impair or delay, the ability of Parent or Merger Sub to perform its obligations under this Agreement or to consummate the Merger and other transactions contemplated hereby.

(nnn)    “Parent Termination Fee” means a fee equal to $91,800,000.

(ooo)    “Performance Vesting Options” means all unvested options to purchase Company Shares which are subject to performance-based vesting conditions, whether granted pursuant to any of the Company Share Plans or otherwise.

(ppp)    “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith, by appropriate proceedings and for which reserves have been established in accordance with GAAP on the consolidated financial statements of the Company and its Subsidiaries included in the Company SEC Reports; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other liens or security interests arising in the ordinary course of business that are not yet due or that are being contested in good faith and by appropriate proceedings, and for which reserves have been established; (iii) leases, subleases, licenses and sublicenses (other than capital leases and leases underlying sale and leaseback transactions) granted to third parties in the ordinary course of business; (iv) pledges or deposits to secure obligations pursuant to workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use, operation or occupancy of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (vii) liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports filed as of the date of this Agreement; (viii) liens pursuant to the Credit Agreement; (x) any other liens that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business, and that would not, individually or in the aggregate, have a material effect on the Company and its Subsidiaries, taken as a whole; (xi) statutory, common Law or contractual liens (or other encumbrances of any type) of landlords or liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company or any of its Subsidiaries; (xii) non-exclusive licenses to Company Intellectual Property in the ordinary course of business or (xiii) liens (or other encumbrances of any type) that do not materially and adversely affect the use, operation or, if applicable, occupancy of the asset subject thereto or materially impair the value thereof.

(qqq)    “Person” means any individual, corporation (including any non-profit corporation), exempted company, limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(rrr)    “Personal Information” means any information defined as “personal data”, “personally identifiable information” or “personal information” under any Privacy and Data Security Requirements.

(sss)    “Privacy and Data Security Requirements” means, to the extent applicable to the Company or its Subsidiaries, (i) any Laws relating to privacy, data security, data protection, sending solicited or unsolicited electronic mail and text messages, and collection, storing, use, security, processing and transferring of Personal Information, as applicable in all relevant jurisdictions, including (a) the European General Data Protection Regulation of April 27, 2016 (Regulation (EU) 2016/679) and/or any implementing or equivalent national laws in countries located within or outside the European Union, (b) U.S. federal and state laws, in particular the Health Insurance Portability and Accountability Act of 1996, the Health Information Technology for Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, Pub. Law No. 111-5, the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Federal Trade Commission Act, the Privacy Act of 1974, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Children’s Online Privacy Protection Act, the California Consumer Privacy Act of 2018, Payment Card Industry Data Security Standards, U.S. state social security number protection laws, U.S. state data breach notification laws, and/or U.S. state consumer protection laws, Payment Card Industry Data Security Standards, U.S. state social security number protection laws, U.S. state data breach notification laws, and/or U.S. state consumer protection laws, (c) the Data protection Law, 2017 of the Cayman Islands and (d) e-privacy laws, rules and regulations relating to the respect for private life and the protection of Personal Information in electronic communications and any anti-spam laws, rules or regulations, including the Directive 2002/58/EC or the Regulation concerning the respect for private life and the protection of Personal Data in electronic communications No. 2017/0003, once applicable, and/or any implementing or equivalent national laws, as well as (ii) all reputable industry practices, standards, self-governing rules, guidelines from Governmental Authorities, as applicable in all relevant jurisdictions, and the Company’s and its Subsidiaries’ own policies and agreements, all related to privacy, data protection, data security, spyware and adware, procurement or placement of advertising from or with reputable persons and websites, use of internet searches associated with or using particular words or terms, sending of solicited or unsolicited electronic mail messages, and collection, storing, use, security, processing and transferring of Personal Information.

(ttt)    “Reciprocal License” means a license of an item of Software that requires or that conditions any rights granted in such license upon: (i) the disclosure, distribution or licensing of any other Software (other than such item of software in its unmodified form); (ii) a requirement that any disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form) be at no charge; and (iii) a requirement that any other licensee of the Software be permitted to modify, make derivative works of, or reverse-engineer any such other Software.

(uuu)    “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(vvv)    “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(www)    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(xxx)    “Software” means computer programs and other software (including statements in human readable form such as comments and definitions, which are generally formed and organized according to the syntax of a computer or programmable logic programming language, and such statements in batch or scripting languages, together with any and all text, diagrams, graphs, charts, flow-charts, and other information that describe the foregoing), whether embodied in software, firmware, microcode, or otherwise, including software compilations, algorithms, software implementations of algorithms, software tool sets, compilers, and software models and methodologies, and implementations (whether in Source Code or object code form), and translation, ported versions, and modifications of any of the foregoing.

(yyy)    “Source Code” means one or more statements in human readable form, including comments and definitions, which are generally formed and organized according to the syntax of a computer or programmable logic programming language (including such statements in batch or scripting languages), together with any and all text, diagrams, graphs, charts, flow-charts, presentations, manuals and other information that describe the foregoing.

(zzz)    “Specified Auditor Assistance” means (a) providing customary “comfort letters” (including customary “negative assurances” and change period comfort) with respect to the financial statements included in the Financing Information and (b) attending accounting due diligence sessions in connection with the Debt Financing.

(aaaa)    “Specified Restricted Shares” means those certain Company Shares or retention awards which are settled with Company Shares and which are subject to vesting or certain specified restrictions on transfer, other than general restrictions pursuant to the Securities Act or similar applicable Law, as further described on Section 1.1(aaaa) of the Company Disclosure Letter.

(bbbb)    “Subsidiary” means, with respect to any Person, any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than 50% such securities or ownership interests, in each case, are at the time directly or indirectly owned by such first Person.

(cccc)    “Superior Proposal” means any bona fide written Acquisition Proposal on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) would be more favorable, from a financial point of view, to the Company Shareholders (in their capacity as such) than the Merger (taking into account all legal, regulatory, financial (including any termination fee), timing, financing and other aspects of such proposal that the Company Board (or a committee thereof) considers relevant and any revisions to this Agreement made or offered in writing by Parent prior to the time of such determination), which Acquisition Proposal is not subject to a due diligence condition. For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “75%”.

(dddd)    “Tax” means any and all United States federal, state, local and non-United States taxes, assessments, fees, levies, imposts, duties, customs and similar charges and impositions of any kind whatsoever, imposed by any Governmental Authority (whether imposed directly or through withholding and whether or not disputed), including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, employment, severance, stamp, registration, recording, disability, unemployment, capital stock, estimated, transactional, license, social security, service, excise, escheat, environmental, and real or personal property taxes, together with all interest, penalties and additions imposed with respect to such amounts, and any liability for payment of the foregoing whether as a result of transferee or successor liability, of being a member of an affiliated, consolidated, combined, unitary or similar group for any period or otherwise through operation of Law, as a result of any Contract or otherwise.

(eeee)    “Tax Return” means any return, estimate, declaration, information return and statement, and report filed or required to be filed with any Governmental Authority or any other person, with respect to Taxes (including amendments thereof, any schedules or attachments thereto, any claims for refund, or declaration of estimated Tax).

(ffff)    “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries or Affiliates or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated by this Agreement, other than any Legal Proceedings among the Parties related to this Agreement, the Guarantee or the Financing Letters.

(gggg)    “Unvested Company Option” means a Company Option that is unexpired, unexercised and outstanding as of immediately prior to the Effective Time that is not a Vested Company Option.

(hhhh)    “Unvested Company RSU” means a Company RSU that is unexpired, unexercised and outstanding as of immediately prior to the Effective Time that is not a Vested Company RSU.

(iiii)    “Vested Company Option” means a Company Option that is unexpired, unexercised, outstanding, and vested as of immediately prior to the Effective Time or that vests solely as a result of the consummation of the transactions contemplated hereby (and without any additional action by the Company, the Company Board or a committee thereof, including to the extent that any other conditions for vesting have been satisfied on, prior to or in connection with the Effective Time).

(jjjj)    “Vested Company RSU” means a Company RSU award that is unexpired, unexercised, outstanding, and vested as of immediately prior to the Effective Time or that vests solely as a result of the consummation of the transactions contemplated hereby (and without any additional action by the Company, the Company Board or a committee thereof, including to the extent that any other conditions for vesting have been satisfied on, prior to or in connection with the Effective Time).

(kkkk)    “WARN” means the United States Worker Adjustment and Retraining Notification Act.

(llll)    “Willful and Material Breach” shall mean a material breach of any representation, warranty, covenant or agreement set forth in this Agreement that is a consequence of an act or failure to act by a Party with the actual knowledge that the taking of such act or failure to act would cause, or would reasonably be expected to result in, such material breach.

1.2    Index of Defined Terms. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
“Agreement”	Preamble
“Alternate Debt Financing”	6.5(d)
“Alternative Acquisition Agreement”	5.3(a)
“Capitalization Date”	3.8(a)
“Certificates”	2.9(c)
“Chosen Courts”	9.10(a)
“CICL”	Recitals
“Closing”	2.3
“Closing Date”	2.3
“Collective Bargaining Agreement”	3.20
“Company”	Preamble
“Company Board Recommendation”	3.3(a)
“Company Board Recommendation Change”	5.3(d)(i)
“Company Disclosure Letter”	Article III
“Company Related Parties”	8.3(f)(ii)
“Company SEC Reports”	3.10

Term	Section Reference
“Company Securities”	3.8(c)
“Company Shareholder Meeting”	6.4(a)
“Company Source Code”	3.17(j)
“Company Termination Fee”	8.3(b)(i)
“Confidentiality Agreement”	9.4
“Continuation Period”	6.11(c)
“D&O Insurance”	6.10(c)
“Debt Commitment Letters”	4.11(a)
“Debt Financing”	4.11(a)
“DTC”	2.9(d)
“Effective Time”	2.2
“Electronic Delivery”	9.14
“Employee Plans”	3.19(a)
“Equity Commitment Letter”	4.11(a)
“Equity Financing”	4.11(a)
“ERISA Affiliate”	3.19(a)
“Fee Letter”	4.11(a)
“Financing”	4.11(a)
“Financing Letters”	4.11(a)
“Guarantee”	Recitals
“Guarantor”	Recitals
“Indemnified Persons”	6.10(a)
“Lease”	3.15(b)
“Leased Real Property”	3.15(b)
“Maximum Annual Premium”	6.10(c)
“Merger”	Recitals
“Merger Sub”	Preamble
“New Debt Commitment Letters”	6.5(d)
“New Plans”	6.11(d)
“Notice Period”	5.3(e)(ii)(3)
“Old Plans”	6.11(d)
“Other Required Company Filing”	6.3(b)
“Owned Company Shares”	2.7(a)(iii)
“Owned Real Property”	3.15(a)
“Parent”	Preamble
“Parent Related Parties”	8.3(f)(i)
“Parent Termination Fee”	8.3(c)
“Party”	Preamble
“Payment Agent”	2.9(a)
“Payment Fund”	2.9(b)
“Per Share Price”	2.7(a)(ii)
“Plan of Merger”	2.2
“Proxy Statement”	6.3(a)
“Recent SEC Reports”	Article III
“Reimbursement Obligations”	6.6(g)

Term	Section Reference
“Representatives”	5.3(a)
“Requisite Shareholder Approval”	3.5
“Sublease”	3.15(b)
“Surviving Company”	2.1
“Tax Action”	3.18(d)
“Tax Returns”	3.18(a)
“Termination Date”	8.1(c)
“Uncertificated Shares”	2.9(c)
“Unvested Option Consideration”	2.8(b)
“Unvested RSU Consideration”	2.8(e)
“Vested Option Consideration”	2.8(a)
“Vested RSU Consideration”	2.8(d)

1.3    Certain Interpretations.

(a)    When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b)    When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c)    Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d)    The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e)    When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f)    The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(g)    When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h)    Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(i)    A reference to any specific Law or to any provision of any Law includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific Law will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date.

(j)    References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented (including by waiver or consent) from time to time and all schedules and exhibits thereto.

(k)    All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP.

(l)    The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(m)    The measure of a period of one (1) month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one (1) month following February 18 is March 18 and one (1) month following March 31 is May 1).

(n)    The Parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(o)    No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.

(p)    The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of Contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement.

(q)    The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

(r)    Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been posted to a virtual data room managed by the Company at https://service.intralinks.com prior to 11:59 p.m. Pacific time on the day immediately prior to the execution and delivery of this Agreement.

(s)    All references to time shall refer to New York City time unless otherwise specified.

ARTICLE II

THE MERGER

2.1    The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the CICL, at the Effective Time, Merger Sub will be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving company of the Merger (the “Surviving Company”) under the Laws of the Cayman Islands as a wholly-owned Subsidiary of Parent.

2.2    The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Merger Sub and the Company shall deliver an executed plan of merger (the “Plan of Merger”) substantially in the form set out on Exhibit A and the Parties shall file the Plan of Merger and other documents required under the CICL to effect the Merger with the Registrar of Companies of the Cayman Islands as provided by Section 233 of the CICL. The Merger will become effective on the date specified in the Plan of Merger (the “Effective Time”).

2.3    The Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur at (a) 9:00 a.m., New York City time, via the electronic exchange of documents and signature pages, on the third Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing; provided that, unless otherwise waived by Parent, the Closing shall occur no earlier than the later of (x) January 31, 2020 and (y) 15 Business Days after the mailing of the definitive Proxy Statement to the Company Shareholders (such later date, the “Inside Date”). The date on which the Closing actually occurs is referred to as the “Closing Date”; provided that, to the extent that the Closing Date would fall on a date that is a public holiday in the Cayman Islands, the Closing Date shall be the next Business Day following such day.

2.4    Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the CICL.

2.5    Memorandum and Articles of Association of Surviving Company. At the Effective Time, the memorandum and articles of association of the Surviving Company shall be amended to read in its entirety the same as the memorandum and articles of association of Merger Sub in the form set forth in Exhibit B as in effect immediately prior to the Effective Time, until thereafter amended as provided by the CICL and such memorandum and articles of association.

2.6    Directors and Officers.

(a)    Directors. At the Effective Time, the directors of the Surviving Company will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the provisions of the CICL and the memorandum and articles of association of the Surviving Company until their respective successors are duly elected or appointed and qualified.

(b)    Officers. At the Effective Time, the officers of the Surviving Company will be the officers of the Company as of immediately prior to the Effective Time, each to hold office in accordance with the provisions of the CICL and the memorandum and articles of association of the Surviving Company until their respective successors are duly appointed.

2.7    Effect of Merger on Shares.

(a)    Share Capital. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the securities described in this Section 2.7, the following will occur:

(i)    each ordinary share, par value $0.0001 per share, of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will automatically be surrendered and exchanged into one validly issued, fully paid and nonassessable ordinary share of the Surviving Company;

(ii)    each Company Share that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Shares) will be automatically surrendered and exchanged into the right to receive cash in an amount equal to $10.00, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.9 (or, where relevant, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.11); and

(iii)    each Company Share that is (A) held by the Company as a treasury share; (B) owned by Parent or Merger Sub; or (C) owned by any direct or indirect wholly-owned Subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(b)    Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to reflect the effect of any share split, reverse share split, share dividend (including any dividend or other distribution of securities convertible into Company Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Shares occurring on or after the date of this Agreement and prior to the Effective Time.

(c)    Dissenting Shares.

(i)    Notwithstanding any provision of this Agreement to the contrary and to the extent available under the CICL, Company Shares that are issued and outstanding immediately prior to the Effective Time and that are held by shareholders who shall have validly exercised and perfected and not effectively withdrawn or lost their rights to dissent from the Merger in accordance with Section 238 of the CICL (collectively, the “Dissenting Shares”; holders of Dissenting Shares being referred to as “Dissenting Shareholders”) shall at the Effective Time be cancelled and cease to exist, and each such Dissenting Shareholder shall be entitled to receive only the payment of the fair value of such Dissenting Shares held by them in accordance with the provisions of Section 238 of the CICL, except that all Company Shares held by a Dissenting Shareholder which shall have failed to perfect or who effectively shall have withdrawn or lost its dissenter rights in respect of such Company Shares under Section 238 of the CICL shall thereupon (i) not be deemed to be Dissenting Shares and (ii) be deemed to have been cancelled and cease to exist, as of the Effective Time, in consideration for the right of the holder thereof to receive the Per Share Price, without any interest thereon, in the manner provided in Section 2.9.

(ii)    The Company shall give Parent (i) prompt notice of any actual or, if in writing, threatened demands received by the Company for appraisal of Company Shares and (ii) the right to direct, in consultation with the Company, all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any written demands for appraisal or settle or offer to settle any such demands.

(iii)    In the event that any written notices of objection to the Merger are served by any Company Shareholder pursuant to Section 238(2) and in accordance with Section 238(3) of the CICL, the Company shall serve written notice of the authorization of the Merger on such Company Shareholders pursuant to Section 238(4) of the CICL within twenty (20) days of the approval of the Merger by Company Shareholders of the Company at the Company Shareholder Meeting.

2.8    Equity Awards; Restricted Shares.

(a)    Vested Company Options. At the Effective Time each Vested Company Option outstanding immediately prior to the Effective Time, will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (i) the amount of the Per Share Price (less the exercise price per share attributable to such Vested Company Option); multiplied by (ii) the total number of Company Shares issuable upon exercise in full of such Vested Company Option, subject to any required withholding of Taxes (the “Vested Option Consideration”). Notwithstanding anything to the contrary in this Agreement, with respect to Company Options for which the exercise price per share attributable to such Company Options is equal to or greater than the Per Share Price, such Company Options will be cancelled without any cash payment being made in respect thereof.

(b)    Unvested Company Options. Each Unvested Company Option which is not a Performance Vesting Option shall be cancelled and replaced with a right to receive an amount in cash, without interest, equal to the product of (A) the aggregate number of Company Shares subject to such Unvested Company Option multiplied by (B) the excess, if any, of the Per Share Price over the applicable per share exercise price under such Unvested Company Option, subject to any required withholding of Taxes (the “Unvested Option Consideration”), which Unvested Option Consideration will, subject to the holder’s continued service with Parent and its Affiliates (including the Surviving Company and its Subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Company Option for which such Unvested Option Consideration amounts were exchanged would have vested pursuant to its terms. The Unvested Option Consideration will have the same vesting schedule as applied to the award of Unvested Company Option for which it was exchanged, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement, any provision providing for vesting solely as a result of the consummation of the transactions contemplated hereby (either alone or in combination with any termination of employment) or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Unvested Option Consideration.

(c)    Performance Vesting Options. At the Effective Time, the level at which the vesting conditions of the Performance Vesting Options have been satisfied with respect to each Performance Vesting Option that is outstanding immediately prior to the Effective Time shall be determined in good faith by the Board of Directors or any appropriate committee thereof based on the Company’s achievement of the applicable performance goals as of the Closing Date (which achievement shall in no event be determined to be greater than the target level of performance), and each Performance Vesting Option that so vests shall become a Vested Company Option, entitled to the Vested Option Consideration pursuant to Section 2.8(a) hereof. For the avoidance of doubt, any Performance Vesting Option that does not become a Vested Company Option pursuant to this Section 2.8(c) shall be canceled and terminated as of the Effective Time, and no payment shall be made with respect thereto.

(d)    Vested Company RSUs. At the Effective Time each Vested Company RSU outstanding immediately prior to the Effective Time, will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (i) the amount of the Per Share Price; multiplied by (ii) the total number of Company Shares subject to such Company RSU, subject to any required withholding of Taxes (the “Vested RSU Consideration”).

(e)    Unvested Company RSUs. Each Unvested Company RSU shall be cancelled and replaced with a right to receive an amount in cash, without interest, equal to the product of (i) the amount of the Per Share Price multiplied by (ii) the total number of Company Shares subject to such Unvested Company RSU, subject to any required withholding of Taxes (the “Unvested RSU Consideration”), which Unvested RSU Consideration amounts will, subject to the holder’s continued service with Parent and its Affiliates (including the Surviving Company and its Subsidiaries) through the applicable vesting dates, vest and be payable at the same time as the Unvested Company RSU for which such Unvested RSU Consideration amounts were exchanged would have vested pursuant to its terms. All Unvested RSU Consideration will have the same vesting schedule as applied to the award of Unvested Company RSUs for which they were exchanged, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement, any provision providing for vesting solely as a result of the consummation of the transactions contemplated hereby (either alone or in combination with any termination of employment) or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Unvested RSU Consideration.

(f)    Specified Restricted Shares. At the Effective Time, each Specified Restricted Share outstanding immediately prior to the Effective Time, will, without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest, equal to (x) the amount of the Per Share Price; multiplied by (y) the total number of Company Shares subject to such Specified Restricted Shares (the “Restricted Share Consideration”); provided that such Restricted Share Consideration will continue to be subject to the same vesting terms and/or restrictions (including with respect to forfeiture thereof) as the Specified Restricted Share for which such Restricted Share Consideration was exchanged and will be subject to any required withholding of Taxes. The Restricted Share Consideration will be payable at the same time as the restrictions or vesting terms with respect to the Specified Restricted Share for which such Restricted Share Consideration was exchanged would have lapsed or been satisfied, as applicable, as further specified on Section 1.1(c)(iii) of the Company Disclosure Letters.

(g)    ESPP. Effective as of no later than immediately preceding the Effective Time, the Company shall terminate the ESPP and shall provide such notice of termination as may be required by the terms of the ESPP. Prior to the Effective Time and the Termination Date of the ESPP, (i) the Company shall determine the date on which the then-current “option period” (as defined in the ESPP), if any, shall terminate; and (ii) accumulated payroll deductions on such date shall be used to purchase the applicable number of Company Shares in accordance with the terms of the ESPP. Promptly following the date of this Agreement, the Company shall amend the ESPP and the current option period under the ESPP such that (A) no further option periods shall commence following the termination of the current option period and (B) no employee may commence participation in the ESPP or increase their level of participation in the current option period following the date of this Agreement.

(h)    Payment Procedures. At or prior to the Closing, Parent will deposit (or cause to be deposited or maintained) with the Company, by wire transfer of immediately available funds (if applicable), the aggregate (i) Vested Option Consideration owed to all holders of Vested Company Options and (ii) Vested RSU Consideration owed to all holders of Vested Company RSUs. As soon as practicable after the Closing Date but in any event no later than three (3) Business Days following the Closing Date, the applicable holders of vested Company Equity Awards will receive a payment from the Company or the Surviving Company, through its payroll system or payroll provider, of all amounts required to be paid to such holders in respect of vested Company Equity Awards that are cancelled and converted pursuant to Section 2.8(a), Section 2.8(c), Section 2.8(d), or Section 2.8(f) as applicable; provided, that if any payment owed to a holder of vested Company Equity Awards pursuant to Section 2.8(a), Section 2.8(c), Section 2.8(d), or Section 2.8(f) as applicable, cannot be made through the Company’s or the Surviving Company’s payroll system or payroll provider, then the Surviving Company will (A) by wire transfer or direct deposit, or (B) by a check sent by overnight courier to such holder promptly following the Closing Date (but in no event more than five (5) Business Days thereafter) provide such payment owed to such holder, net of any required withholding of Taxes. Notwithstanding the foregoing, to the extent any such amounts relate to a Company RSU, Performance Vesting Option, Company Option, Specified Restricted Shares or any cash based awards after giving effect to the consummation of the transactions contemplated hereby that is nonqualified deferred compensation subject to Section 409A of the Code, the Surviving Company shall pay such amounts at the earliest time permitted under the terms of the applicable agreement, plan or arrangement relating to such Company RSU, Performance Vesting Option, Company Option, Specified Restricted Shares or any cash based awards after giving effect to the consummation of the transactions contemplated hereby, that will not trigger a Tax or penalty under Section 409A of the Code.

(i)    Further Actions. The Company will take all action necessary to effect the cancellation and exchange (as applicable) of the Company Equity Awards and all Company Equity Plans, in each case effective upon the Effective Time and to give effect to the transactions set forth in this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act). In addition, the Company shall take all actions necessary to ensure that, as of the Effective Time, the Company Share Plans shall terminate and no holder of a Company Equity Award or any participant in any Company Share Plan or any other employee incentive or benefit plan, program or arrangement or any non-employee director plan maintained by the Company shall have any rights to acquire, or other rights in respect of, the capital stock of the Company, the Surviving Company or any Subsidiary of the Company, except the right to receive the payment contemplated by this Section 2.8 in settlement thereof.

2.9    Exchange of Certificates.

(a)    Payment Agent. Prior to the Closing, Parent shall (i) select a nationally recognized bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.

(b)    Payment Fund. At or prior to the Closing, Parent shall deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of Company Shares pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of Company Shares (other than Dissenting Shares) become entitled pursuant to Section 2.7. Until disbursed in accordance with the terms and conditions of this Agreement, such cash shall be invested by the Payment Agent, as directed by Parent or the Surviving Company, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Payment Fund”). To the extent that (A) there are any losses with respect to any investments of the Payment Fund; (B) the Payment Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Payment Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent shall, or shall cause the

Surviving Company to, promptly replace or restore the amount of cash in the Payment Fund so as to ensure that the Payment Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Payment Fund will be payable to Parent or the Surviving Company, as Parent directs. The Payment Fund shall not be used for any purpose other than the payment to holders of Company Shares as contemplated by Section 2.7.

(c)    Payment Procedures. Promptly following the Effective Time (and in any event within three (3) Business Days), Parent and the Surviving Company shall cause the Payment Agent to mail to each holder of record as of immediately prior to the Effective Time (other than Owned Company Shares) of one or more certificates that immediately prior to the Effective Time represented issued and outstanding Company Shares (other than Owned Company Shares) (the “Certificates” (if any)) (i) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent (or affidavit and indemnity of loss in lieu of such certificate as provided for in Section 2.11)), and (ii) instructions for effecting the surrender of the Certificates (or such affidavit of loss) in exchange for the Per Share Price payable with respect to the Company Shares formerly represented thereby pursuant to Section 2.7. Upon surrender of Certificates (or such affidavit of loss) for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of Company Shares represented by such Certificates by (y) the Per Share Price, and the Certificates so surrendered (or the subject of an affidavit of loss so provided) will forthwith be cancelled. Notwithstanding anything to the contrary in this Agreement, no record holder of uncertificated Company Shares (other than Owned Company Shares) (the “Uncertificated Shares”) will be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7 with respect of such Uncertificated Shares. In lieu thereof, such record holder, upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request), will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of Company Shares represented by such holder’s transferred Uncertificated Shares by (2) the Per Share Price, and the transferred Uncertificated Shares will be cancelled. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and transfer of Uncertificated Shares pursuant to this Section 2.9(c). Until so surrendered or transferred, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price payable in respect thereof pursuant to Section 2.7.

(d)    DTC Payment. Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that the Payment Agent shall transmit to DTC or its nominee on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (i) the number of Company Shares (other than Owned Company Shares and Dissenting Shares) held of record by DTC or such nominee immediately prior to the Effective Time multiplied by (ii) the Per Share Price.

(e)    Transfers of Ownership. If payment of the Per Share Price is to be made to a Person other than the Person in whose name the surrendered Certificate or transferred Uncertificated Share in exchange therefor is registered, it shall be a condition of payment that (i) the Person requesting such exchange present proper evidence of transfer or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate or Uncertificated Share surrendered and shall have established to the reasonable satisfaction of Parent and the Surviving Company that such Tax either has been paid or is not applicable.

(f)    No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Company or any other Party will be liable to a holder of Company Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g)    Distribution of Payment Fund to Parent. Any portion of the Payment Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one (1) year after the Effective Time will be delivered to Parent (or the Surviving Company as directed by Parent) upon demand, and any holders of Company Shares that were issued and outstanding as of immediately prior to the Merger who have not theretofore surrendered or transferred their Certificates representing such Company Shares or Uncertificated Shares for exchange pursuant to this Section 2.9 shall thereafter look for payment of the Per Share Price payable in respect of the Company Shares represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar Laws), as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares five (5) years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Company free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

2.10    No Further Ownership Rights in Company Shares. From and after the Effective Time, (a) all Company Shares will no longer be outstanding and will automatically be cancelled and will cease to exist; and (b) each holder of a Certificate theretofore representing any Company Shares or Uncertificated Shares will cease to have any rights with respect thereto, except the right to receive the Per Share Price payable therefor in accordance with Section 2.7, or in the case of Dissenting Shares, the rights pursuant to Section 2.7(c). The Per Share Price paid in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to such Company Shares. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Company of Company Shares that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Company for any reason, they will (subject to compliance with the exchange procedures of Section 2.9(c)) be cancelled and exchanged as provided in this Article II.

2.11    Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its reasonable discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such reasonable amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Company or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.12    Required Withholding. Each of the Payment Agent, Parent, Merger Sub, the Company and the Surviving Company will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement, including from any payment to any holder or former holder of Company Shares or Company Equity Awards, such amounts as are required to be deducted or withheld therefrom pursuant to the Code or any other Tax Laws. To the extent that any amounts are deducted or withheld pursuant to this Section 2.12 and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction or withholding was made.

2.13    Agreement of Fair Value. Parent, Merger Sub and the Company respectively agree that the Per Share Price represents not less than the fair value of the Company Shares for the purposes of Section 238(8) of the CICL.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article III, except (a) as and to the extent disclosed and publicly available in the reports, statements and other documents filed by the Company with the SEC, in each case pursuant to the Exchange Act on or after June 30, 2017 and prior to the date of this Agreement (other than any predictive or cautionary disclosures contained or referenced therein under the captions “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk” or in any “forward-looking statements” disclaimer) (the “Recent SEC Reports”); or (b) subject to the terms of Section 9.14, as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1    Organization; Good Standing. The Company is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. The Company has the requisite company power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to have such company power or authority has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (with respect to jurisdictions that recognize the concept of good standing), except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of its Organizational Documents, each as amended to the date hereof.

3.2    Power; Enforceability. The Company has the requisite company power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) subject to authorization of the Plan of Merger by the Requisite Shareholder Approval, consummate the Merger. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger have been duly authorized by all necessary company action on the part of the Company and no additional company actions on the part of the Company are necessary to authorize (i) the execution and delivery of this Agreement by the Company; (ii) the performance by the Company of its covenants and obligations hereunder; or (iii) subject to the receipt of the Requisite Shareholder Approval, the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity.

3.3    Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a)    Company Board Approval. At a meeting duly called and held prior to the execution and delivery of this Agreement, the Company Board unanimously and duly adopted resolutions (i) determining that it is in the best interests of the Company, and declaring it advisable, to enter into this Agreement and consummate the Merger upon the terms and subject to the conditions set forth herein; (ii) approving the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and conditions set forth herein; (iii) directing that this Agreement and the Plan of Merger be submitted to the Company Shareholders for approval; and (iv) resolving to recommend that the Company Shareholders authorize the Plan of Merger in accordance with the Company’s Organizational Documents (collectively, the “Company Board Recommendation”).

(b)    Fairness Opinions. The Company Board has received the written opinion (or oral opinion to be confirmed in writing) of its financial advisors, Rothschild & Co US Inc. and Centerview Partners LLC, to the effect that, as of the date of such opinions and based upon and subject to the various qualifications and assumptions set forth therein, the consideration to be offered to the holders of Company Shares (other than Owned Company Shares and Dissenting Shares) in the Merger is fair from a financial point of view to such holders. Following receipt by the Company Board of such opinions in writing, signed true and complete copies of which opinions will promptly be provided to Parent (it being understood and agreed that such written opinion is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub).

(c)    Anti-Takeover Laws. Assuming Parent, Merger Sub and their Affiliates do not own more than 5%, individually or in the aggregate, of the Company Shares, no “moratorium,” “fair price,” “business combination,” “control share acquisition” or similar provision of any anti-

takeover Law or any similar anti-takeover provision in the Company’s or any of its Subsidiaries’ Organizational Documents is, or at the Effective Time will be, applicable to this Agreement, the Merger or any of the other transactions contemplated hereby. There is no shareholder rights plan, “poison pill” anti-takeover plan or other similar device in effect to which the Company is a party or is otherwise bound.

3.4    Brokers. Except as set forth on Section 3.4 of the Company Disclosure Letter, there is no financial advisor, investment banker, broker, finder, agent or other similar Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Merger.

3.5    Requisite Shareholder Approval. The authorization of the Plan of Merger by the affirmative vote of the holders of Company Shares representing at least two-thirds of the Company Shares present and voting in person or by proxy as a single class at the shareholders’ meeting (the “Requisite Shareholder Approval”) in accordance with Section 233(6) of the CICL and the Company’s Organizational Documents is the only vote of the holders of Company Shares that is necessary pursuant to applicable Law and the Company’s Organizational Documents to consummate the Merger.

3.6    Non-Contravention. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the Company’s Organizational Documents; (b) violate or conflict with any provision of any of its Subsidiaries’ Organizational Documents; (c) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or give rise to or result in a right of termination or acceleration pursuant to any Contract; (d) assuming compliance with the matters referred to in Section 3.7 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Shareholder Approval, violate or conflict with any Law applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound; or (e) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c), (d) and (e) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.7    Requisite Governmental Approvals. No Governmental Authorization is required on the part of the Company or any of its Subsidiaries (a) in connection with the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger, except for (i) the filing of the Plan of Merger and related documentation with the Registrar of Companies of the Cayman Islands pursuant to the CICL; (ii) such filings and approvals as may be required by any applicable federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act and “blue sky” laws; (iii) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws; and (iv) such other Governmental Authorizations the failure of which to obtain has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.8    Company Capitalization.

(a)    Capital Stock. The authorized share capital of the Company consists of $50,000 divided into (i) 480,000,000 Company Shares and (ii) 20,000,000 Company Preferred Shares. As of 5:00 p.m., New York City time, on October 18, 2019 (such time and date, the “Capitalization Date”), (A) 148,478,535 Company Shares were issued and outstanding (which excludes the Company Shares relating to Company Options, Performance Vesting Options and Company RSUs referred to in clause (i) of Section 3.8(b), but includes 1,457,072 Specified Restricted Shares); (B) no Company Preferred Shares were issued and outstanding; (C) no Company Shares were held by the Company as treasury shares; and (D) no Company Shares were held by any Subsidiary of the Company. All outstanding Company Shares are validly issued, fully paid, nonassessable and free of any preemptive rights. From the close of business on the Capitalization Date to the date of this Agreement, the Company has not issued or granted any Company Securities other than pursuant to the exercise of Company Options or the vesting of Company RSUs granted prior to the date of this Agreement.

(b)    Stock Reservation. As of the Capitalization Date, the Company has reserved 9,100,000 Company Shares for issuance pursuant to the Company Share Plans and 4,000,000 Company Shares for issuance pursuant to the ESPP. As of the Capitalization Date, there were outstanding (i) Company Options to acquire 1,938,500 Company Shares, (ii) Performance Vesting Options to acquire 250,000 Company Shares, (iii) Company RSUs that may be settled into 4,215,588 Company Shares and (iv) 152,849 Company Shares underlying the stock-settled retention awards described on Section 1.1(aaa) of the Company Disclosure Letter which are considered Specified Restricted Shares hereunder. Prior to the date hereof, the Company has provided Parent with a complete and correct list of (i) each outstanding Company Option including the date of grant, exercise price, vesting schedule and number of Company Shares subject thereto (assuming, for Performance Vesting Options, achievement of the target level of performance), (ii) each Company RSU, including the date of grant, vesting schedule and number of Company Shares thereof and (iii) the maximum number of Company Shares that could be purchased during the current option period under the ESPP based upon current participant elections.

(c)    Company Securities. Except as set forth in this Section 3.8, as of the Capitalization Date, there were (i) other than the Company Shares, no issued and outstanding share capital of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company convertible into or exchangeable for share capital of, or other equity or voting interest in, the Company; (iii) no outstanding options, warrants, calls, subscriptions or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any share capital of, or other equity or voting interest in, or any securities convertible into or exchangeable for share capital of, or other equity or voting interest in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any share capital of, or other equity or voting interest (including any voting debt) in, the Company; (v) no outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Shares and Company Preferred Shares, the “Company Securities”); (vi) voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any share capital of, or other equity or voting interest in, the Company; (vii) obligations or binding commitments of any character restricting the transfer of any shares capital of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound; and (viii) no other obligations by the Company to make any payments based on the price or value of any Company Securities. The Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding Company Shares. The Company does not have a shareholder rights plan in effect or outstanding bonds, debentures, notes or other obligations which have the right to vote with the Company Shareholders on any matter.

(d)    Other Rights. Other than the Voting Agreement, the Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.

3.9    Subsidiaries.

(a)    Subsidiaries. Section 3.9(a) of the Company Disclosure Letter contains a true, correct and complete list of the name, jurisdiction of organization and schedule of shareholders (other than the Company and its Subsidiaries) of each Subsidiary of the Company. Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States); and (ii) has the requisite corporate or company power and authority to conduct its business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to be in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No Subsidiary of the Company is in violation in any material respect of its Organizational Documents. No Subsidiary is or has been subject in the last five (5) years to any bankruptcy or insolvency.

(b)    Capital Stock of Subsidiaries. All of the outstanding share capital of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) except for director’s qualifying or similar shares, is owned, directly or indirectly, by the Company, free and clear of all liens (other than Permitted Liens) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such share capital or other equity or voting interest), except for such liens and restrictions of general applicability as may be provided under the Securities Act or other applicable securities Laws.

(c)    Other Securities of Subsidiaries. There are no outstanding (i) securities convertible into or exchangeable for share capital of, or other equity or voting interest in, any Subsidiary of the Company; (ii) options, warrants, calls, subscriptions or other rights or arrangements obligating the Company or any of its Subsidiaries to acquire from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any share capital of, or other equity or voting interest in, or any securities convertible into or exchangeable for, share capital of, or other equity or voting interest in, any Subsidiary of the Company; or (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any share capital of, or other equity or voting interest (including any voting debt) in the Company or any Subsidiary to any Person other than the Company or one of its Subsidiaries; or (iv) restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, any Subsidiary of the Company. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, neither the Company nor any Subsidiary owns, directly or indirectly, any material equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is either under any obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person.

3.10    Company SEC Reports.

(a)    Since June 30, 2017 and through the date of this Agreement, the Company has filed all forms, reports and documents with the SEC that have been required to be filed by it pursuant to applicable Laws prior to the date of this Agreement (the “Company SEC Reports”).

(b)    Each Company SEC Report complied, as of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), in all material respects with the applicable requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be, each as in effect on the date that such Company SEC Report was filed. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c)    No Subsidiary of the Company is required to file any forms, reports or documents with the SEC.

(d)    As of the date of this Agreement, there are no outstanding or unresolved SEC comments. To the Knowledge of the Company, as of the date of this Agreement, none of the Company SEC Reports is the subject of ongoing SEC review.

3.11    Company Financial Statements; Internal Controls.

(a)    Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company filed with the Company SEC Reports (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); (ii) were prepared in a manner consistent with the books and records of the Company and its Subsidiaries; (iii) comply as to form in all material respects with applicable requirements under the Exchange Act; and (iv) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments that were not, or are not expected to be, material in amount, and to any other adjustment described therein). There are no unconsolidated Subsidiaries of the Company within the meaning of GAAP.

(b)    Disclosure Controls and Procedures. The Company has established and maintains, and has at all times since June 30, 2017 maintained, “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). Such disclosure controls and procedures are designed to ensure that information relating to the Company, including its consolidated Subsidiaries, required to be disclosed in the Company’s periodic and current reports under the Exchange Act, is made known to the Company’s management by others within those entities to allow timely decisions regarding required disclosures as required under the Exchange Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2018, and such assessment concluded that such system was effective. Since June 30, 2017, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(c)    Internal Controls. Since June 30, 2017, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal control over financial reporting used by the Company and its Subsidiaries that has not been subsequently remediated; or (B) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries.

3.12    No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities of a nature required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, other than liabilities (a) to the extent reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Reports filed prior to the date of this Agreement; (b) arising pursuant to this Agreement or incurred in connection with the Merger; (c) incurred in the ordinary course of business since the date of the Audited Company Balance Sheet; or (d) that are not, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangement” within the meaning of Item 303 of Regulation S-K promulgated under the Securities Act.

3.13    Absence of Certain Changes. Since June 30, 2019, (i) the business of the Company and its Subsidiaries has been conducted in the ordinary course of business consistent with past practice in all material respects and (ii) the Company and its Subsidiaries have not taken any action that, if taken after the date of this Agreement, would constitute a breach of, or require Parent’s consent pursuant to, any of the covenants set forth in Section 5.2(a), (b), (e), (f), (h), (i), (j), (k), (n), (o), (p), (q) and (s). Since June 30, 2019, there has not occurred a Company Material Adverse Effect.

3.14    Material Contracts.

(a)    List of Material Contracts. Section 3.14(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts, as in effect as of the date of this Agreement, to which the Company or any of its Subsidiaries is a party or is bound (other than any Material Contracts contemplated by clause (i) of the definition of Material Contract which have been made publicly available pursuant to the Company SEC Reports, and any Material Contracts listed in Section 3.19(a) of the Company Disclosure Letter). A true and complete copy of each Material Contract, including material amendments thereto, has been made available to Parent prior to the date hereof.

(b)    Validity. Each Material Contract (other than any Material Contract that has expired in accordance with its terms) is valid and binding on the Company or each such Subsidiary of the Company party thereto and is in full force and effect, and none of the Company, any of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto is in breach of or default pursuant to any such Material Contract, except for such failures to be in full force and effect that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries, and, to the Knowledge of the Company, each other party thereto, has performed all obligations required to be performed by it under each Material Contract in accordance with its terms, except where any noncompliance has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, nor has the Company or any of its Subsidiaries received any written, or to the Knowledge of the Company, oral notice of any such breach or default, except for such breaches and defaults that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.15    Real Property.

(a)    Owned Real Property. Section 3.15(a) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the real property owned by the Company as of the date of this Agreement (the “Owned Real Property”). Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company or one of its Subsidiaries has not leased, licensed or otherwise granted any Person the right to use or occupy the Owned Real Property; and (ii) the Company or one of its Subsidiaries has good, marketable and valid fee simple title to all of the Owned Real Property, free and clear of all liens (other than Permitted Liens).

(b)    Leased Real Property. Section 3.15(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the existing leases, subleases, licenses or other agreements pursuant to which the Company or any of its Subsidiaries uses or occupies, or has the right to use or occupy, any real property for which annual base rent exceeds $1,000,000 (such property, the “Leased Real Property,” and each such lease, sublease, license or other agreement, a “Lease”). With respect to each Lease and except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries has collaterally assigned or granted any other security interest in such Lease or any interest therein; and (ii) there are no liens (other than Permitted Liens) on the estate or interest created by such Lease. The Company or one of its Subsidiaries has valid leasehold estates in the Leased Real Property, free and clear of all liens (other than Permitted Liens). To the Knowledge of the Company, (i) neither the Company nor any of its Subsidiaries is in material breach of or default pursuant to any Lease, (ii) there is not under any Lease any condition or event that, with notice or lapse of time, or both, would constitute a default under the provisions of such Lease, and (iii) except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no disputes (e.g., with respect to pass through expenses and reconciliations thereof) with respect to any Lease. Except as set forth on Section 3.15(b) of the Company Disclosure Letter, there are no subleases, licenses or similar agreements (each, a “Sublease”) granting to any Person, other than the Company or any of its Subsidiaries, any right to use or occupy the Owned Real Property or the Leased Real Property for which annual base rent exceeds $1,000,000.

3.16    Environmental Matters. The Company and each of its Subsidiaries is and since June 30, 2017 has been in compliance with all Environmental Laws applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries, except for any such non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since June 30, 2017 to the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority alleging that the Company or any Subsidiary has violated any Environmental Law (the substance of which has not been resolved), except for any such violation that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other Person has released or disposed or arranged for the release or disposal of any Hazardous Substances in any manner that would reasonably be expected to result in liability of the Company or any of its Subsidiaries under any Environmental Law, except for any such liability that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries (i) alleging the noncompliance by or liability of the Company or any of its Subsidiaries with any Environmental Law; or (ii) seeking to impose any financial responsibility for any investigation, cleanup, removal or remediation pursuant to any Environmental Law, except for any such Legal Proceeding that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, the Company has made available a copy of all material environmental assessment reports (including Phase I and/or Phase II reports) in the possession of the Company or any its Subsidiaries in relation to any properties currently or formerly owned, leased or operated by the Company or any of its Subsidiaries.

3.17    Intellectual Property.

(a)    Section 3.17(a)(i) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered, except for such omissions that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has maintained all Company Registered Intellectual Property in the ordinary course consistent with reasonable business practices. Section 3.17(a)(ii) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all material common law Trademarks and proprietary Software. To the Knowledge of the Company, all Intellectual Property as of the date hereof (x) is, and as of and immediately following the Closing will be, fully transferable, alienable and licensable without restriction and without payment of any kind to any Person, and (y) will be valid and enforceable, and to the Knowledge of the Company, there is no event or condition that would reasonably be expected to render any Company Intellectual Property invalid or unenforceable.

(b)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of its Subsidiaries (i) is the sole and exclusive owner of all right, title and interest in and to all Company Registered Intellectual Property; and (ii) as of and immediately following the Closing, possesses legally sufficient and enforceable rights to use all other Intellectual Property licensed, used or held for use by the Company or any of its Subsidiaries in connection with the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted, in each case, free and clear of all liens other than Permitted Liens.

(c)    Section 3.17(c) of the Company Disclosure Letter sets forth all license agreements with respect to Intellectual Property that is material to the business and involves annual payments to or from the Company or any of its Subsidiaries in excess of $100,000, or involves a transfer fee in excess of $25,000 (other than licenses granted by the Company or any of its Subsidiaries in the ordinary course of business).

(d)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or any of its Subsidiaries, as applicable, owns, or is licensed or otherwise possesses adequate rights to use, all Company Intellectual Property used in their respective businesses as currently conducted; provided, however, that the representation and warranty in this Section 3.17(d) shall not constitute or be deemed or construed as any representation or warranty of non-infringement or other non-violation of any Intellectual Property or other rights of any Person, which is addressed in Section 3.17(g).

(e)    No former or current employee, worker or independent contractor of the Company or any of its Subsidiaries, or any other Person, owns any Intellectual Property material to the business of the Company and its Subsidiaries that is purported to be included in the Company Intellectual Property, and except as set forth in Section 3.17(e) of the Company Disclosure Letter, no Intellectual Property owned by the Company or any of its Subsidiaries and used or necessary for the conduct of their businesses was authored, created, written, developed, customized or otherwise modified by any Person other than Persons that have executed a valid and binding assignment of intellectual property rights, and waiver in favor of, to the Company or any of its Subsidiaries, or assigned and waived all of such Person’s right, title and interest therein to the Company or any of its Subsidiaries, except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f)    No Governmental Authority, consortium, university or educational institution has sponsored research and development in connection with the business of the Company or any of its Subsidiaries, as currently conducted, under an agreement or arrangement that would provide such Governmental Authority, consortium, university or educational institution with any claim of ownership or of exclusivity in any use to any Intellectual Property that is necessary for or material to the conduct of the business of the Company or any of its Subsidiaries.

(g)    As of the date of this Agreement, there are no pending (or since June 30, 2017, to the Knowledge of the Company, threatened) claims in writing by any Person (i) alleging infringement, misappropriation or other violation by the Company or any of its Subsidiaries of any Intellectual Property of such Person or (ii) challenging the ownership, validity or enforceability of any material Company Intellectual Property.

(h)    Since June 30, 2017 to the date of this Agreement, neither the Company nor its Subsidiaries has threatened or asserted a claim against any Person (i) alleging infringement, misappropriation or other violation of any Intellectual Property that is not immaterial to the Company and its Subsidiaries, or (ii) challenging the ownership, validity or enforceability of any third party Intellectual Property.

(i)    To the Knowledge of the Company, (i) the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property of any Person and (ii) as of the date of this Agreement, no Person is infringing, misappropriating or otherwise violating any Company Intellectual Property.

(j)    To the Knowledge of the Company, (i) the Company and its Subsidiaries are in compliance with all applicable licenses under which the Company uses Open Source Software, and (ii) no Software that is a third party component is governed by a Reciprocal License, and neither the Company nor any of its Subsidiaries have used Open Source Software in a manner that would require the disclosure, provision, distribution, or making available to any third party of Source Code that is owned by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any requests from any Person for disclosure of Source Code owned by the Company or any of its Subsidiaries (“Company Source Code”).

(k)    As of the date hereof, no Company Source Code has been released from escrow to any third party due to obligations of the Company or its Subsidiaries under any source code escrow agreement to which the Company or its Subsidiary is party.

(l)    Except as would not result in a liability of the Company and its Subsidiaries in excess of $2,000,000 in the aggregate, the Company and its Subsidiaries possess the sufficient number of licenses necessary for the Company or any of its Subsidiaries to use the third party Intellectual Property licensed to the Company or its Subsidiaries without violating or breaching any provision of such license agreement, including the number of licensed seats or users.

(m)    The Company and its Subsidiaries take, in its reasonable discretion, appropriate measures necessary to protect the security of the Computer Systems and the Personal Information stored thereon or processed thereby, as well as the confidentiality of the material trade secrets owned by the Company or any of its Subsidiaries.

(n)    Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries, as well as their respective officers, employees and processors acting on their behalf, comply (as of the date of this Agreement) and have complied (since June 30, 2017) with all applicable Privacy and Data Security Requirements. All Personal Information has been collected, used, processed, disclosed, shared, transferred and retained by the Company and its Subsidiaries in accordance with the Privacy and Data Security Requirements.

(o)    Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Personal Information was purchased by the Company or its Subsidiaries from third parties. No special categories of data within the meaning of the European General Data Protection Regulation of April 17, 2016 (Regulation (EU) 2016/679) is being collected, processed or shared by the Company and its Subsidiaries, except those of the Company’s and its Subsidiaries’ employees.

(p)    Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have in place policies and procedures for the proper collection, use, processing, transfer, disclosure, sharing, access and protection of Personal Information that comply with Privacy and Data Security Requirements.

(q)    Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries have implemented disaster recovery plans and back-up procedures, consistent with those taken by businesses comparable in nature and size to the Company and its Subsidiaries, in order to ensure that the Personal Information stored on its IT systems can be replaced or substituted in the event of a failure of any part of the IT systems (whether due to natural disaster, power failure or otherwise). The Company and each of its Subsidiaries, in its reasonable business judgment, conduct regular testing of its security protections, disaster recovery plans and back-up procedures and have implemented policies to address deficiencies to the extent identified by such testing.

(r)    To the Knowledge of the Company, all natural and legal persons authorized to collect, store or process Personal Information on behalf of the Company and its Subsidiaries have not (a) breached any agreements or (b) violated any applicable Privacy and Data Security Requirements.

(s)    The Company and each of its Subsidiaries have in particular, in accordance with applicable Privacy and Data Security Requirements, (i) provided natural persons with relevant information and obtained, where required, their valid consent in relation to the collection, use and processing of their Personal Information; (ii) satisfied all requirements allowing them to rely on legitimate interests where applicable, notably by providing natural persons with relevant information and granting them an effective right to opt-out; (iii) fully respected the rights of the natural persons, including the right to obtain the deletion of Personal Information and the right to object and opt-out; (iv) where the Company and each of its Subsidiaries act as a processor, entered into data processing agreements and complied with all contractual obligations; and (v) stored Personal Information for no longer than is necessary for the purposes for which Personal Information is processed pursuant to a data retention policy implemented in accordance with the Privacy and Data Security Requirements except, in each case, as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(t)    Since June 30, 2017, to the Knowledge of the Company, the Company and each of its Subsidiaries have not experienced any cybersecurity intrusions into Personal Information or its Computer Systems or incidents in which Personal Information was or may have been stolen, lost, destroyed, altered or improperly accessed, disclosed or used without authorization and the Company is not aware of any facts suggesting the likelihood of the foregoing, including any breach of security. No circumstance has arisen in which Privacy and Data Security Requirements would require the Company or any of its Subsidiaries to notify a Person or Governmental Authority of a data security breach or security incident, except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(u)    The Company and its Subsidiaries have not been and are not currently: (a) under audit, inquiry or investigation by any Governmental Authority, including regarding protection, storage, collection, use, disclosure, processing, handling and transfer of Personal Information, or (b) subject to any third party notification, claim, demand, audit or action in relation to Personal Information, including a notification, a claim, a demand, or an action alleging that the Company or any of its Subsidiaries have failed to protect, store, collect, use, disclose, process, handle or transfer Personal Information, in violation of applicable Privacy and Data Security Requirements.

(v)    The performance of this Agreement will not violate (a) any Privacy and Data Security Requirements, (b) any privacy or data security policies of the Company and its Subsidiaries, or (c) any other privacy or data security requirements or obligations imposed under any contracts on the Company and its Subsidiaries, except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Upon the execution of this Agreement, the Company and each of its Subsidiaries shall continue to have the right to use and process any Personal Information collected, processed or used by them before the date of this Agreement in order to be able to conduct the ordinary course of their businesses.

3.18    Tax Matters. Except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)    The Company and each of its Subsidiaries have timely (i) filed all Tax Returns required to be filed by any of them and all Tax Returns filed by, or on behalf of, the Company and its Subsidiaries are true, accurate and complete in all respects; and (ii) paid in full (or caused to be timely paid in full) all Taxes that are required to be paid by or with respect to them, whether or not such Taxes were shown as due on such Tax Returns.

(b)    All Taxes not yet due and payable by the Company and its Subsidiaries as of the date of the latest Company SEC Reports have been, in all respects, properly accrued in accordance with GAAP on the most recent financial statements contained in the Company SEC Reports, and such financial statements reflect an adequate reserve (in accordance with GAAP) for all Taxes accrued but unpaid by the Company and its Subsidiaries through the date of such financial statements. Since the date of such financial statements, the Company and each of its Subsidiaries have not incurred, individually or in the aggregate, any liability for Taxes outside the ordinary course of business consistent with past practice.

(c)    Neither the Company nor any of its Subsidiaries has executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any amount of Tax, in each case that has not since expired.

(d)    No audits or other investigations, proceedings, claims, assessments or examinations by any Governmental Authority (each, a “Tax Action”) with respect to Taxes or any Tax Return of the Company or any of its Subsidiaries are presently in progress or have been asserted, threatened or proposed in writing and to the Knowledge of the Company, no such Tax Action is being contemplated. No deficiencies or claims for Taxes have been claimed, proposed, assessed or asserted in writing against the Company or any of its Subsidiaries by a Governmental Authority, other than any such claim, proposal, assessment or assertion that has been satisfied by payment in full, settled or withdrawn.

(e)    The Company and each of its Subsidiaries have timely withheld all Taxes required to have been withheld from payments made (or deemed made) to its employees, independent contractors, creditors, shareholders and other third parties and, to the extent required, such Taxes have been timely paid to the relevant Governmental Authority.

(f)    Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2).

(g)    Neither the Company nor any of its Subsidiaries (i) is a party to or bound by, or currently has any liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; (ii) is or has been a member of a group (other than a group the common parent of which is the Company or one of the Company’s Subsidiaries) filing a consolidated, combined, affiliated, unitary or similar income Tax Return; (iii) has any liability for the Taxes of any Person (other than the Company and its Subsidiaries) pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-United States Law) as a transferee or successor, or otherwise by operation of Law; or (iv) is, or has been in the last three (3) years treated as a resident for any income Tax purpose, or as subject to Tax by virtue of having a permanent establishment, an office or fixed place of business, in any country other than the country in which it was or is organized.

(h)    No private letter rulings, technical advice memoranda, or similar agreements or rulings have been requested, entered into or issued by any taxing authority with respect to the Company or any of its Subsidiaries which rulings remain in effect.

(i)    Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) a change in, or use of improper, method of accounting requested or initiated on or prior to the Closing Date, (ii) a “closing agreement” as described in Section 7121 of the Code (or any similar provision of Law) executed on or prior to the Closing Date, (iii) an installment sale or open transaction disposition made on or prior to the Closing Date, (iv) any prepaid amount received or deferred revenue accrued on or prior to the Closing Date, (v) an election under Section 108(i) of the Code (or any similar provision of Law), (vi) an intercompany transaction or excess loss amount described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law), (vii) any investment in “United States property” within the meaning of Section 956 of the Code made on or prior to the Closing, or (viii) Section 965 of the Code or as a result of any “subpart F income” under Section 951(a) of the Code with respect to transactions made prior to the Closing.

(j)    There are no liens for Taxes upon any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.

(k)    In the last five (5) years, none of the Company or any of its Subsidiaries has distributed stock of another Person or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

(l)    The Company and each of its Subsidiaries have conducted all intercompany transactions, and maintained all related documentation, in compliance with Section 482 of the Code (or any similar provision of applicable Law).

(m)    No claim has been made in writing by any Governmental Authority in a jurisdiction where neither the Company nor any of its Subsidiaries currently files, or has filed in the prior three (3) years, a Tax Return that the Company or any of its Subsidiaries is or may be subject to taxation by such jurisdiction.

(n)    Neither the Company nor any Subsidiary of the Company that is incorporated in a jurisdiction outside of the United States (i) is a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code, (ii) is a “passive foreign investment company” within the meaning of Section 1297 of the Code, and/or (iii) has received written notice from the IRS claiming that it may be subject to U.S. federal income Tax as a result of being engaged in a trade or business within the United States within the meaning of Section 864(b) of the Code or having a permanent establishment in the United States, which notice or claim has not since been withdrawn.

(o)    There are no circumstances which exist and would result in, or which have existed and resulted in, any of section 78, sections 80 to and including section 80.04, subsection 15(2), subsection 90(6) or subsection 90(12) of the Income Tax Act (Canada) applying to the Company or any of its Subsidiaries.

(p)    The Company and each of its Subsidiaries have collected from any of its past and present customers (or other Persons paying amounts to the Company and each of its Subsidiaries) the amount of all Taxes required by applicable Law to be collected and has paid and remitted such Taxes when due to the applicable Governmental Authorities.

(q)    The sale of the Company or any of its Subsidiaries will not result in any liability for Taxes for, or any income, profit or gain being deemed to accrue to any of the Company or any of its Subsidiaries for Tax purposes or any clawback or disallowance of any group relief or allowance previously given.

3.19    Employee Plans.

(a)    Employee Plans. Section 3.19(a) of the Company Disclosure Letter contains a list, as of the date of this Agreement, of all material Employee Plans. An “Employee Plan” is: (i) all “employee benefit plans” (as defined in Section 3(3) of ERISA); and (ii) all other written material employment, bonus, stock option, stock purchase, stock unit, phantom stock, stock appreciation right, or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement, jubilee payment, 13th and 14th month bonus, disability, health, medical, retiree medical, hospitalization, life or other welfare benefit insurance, vacation, holiday pay, paid time off, incentive or deferred compensation, profit-sharing, severance, termination protection, termination indemnification, retention, change of control and other similar fringe, welfare or other employee benefit plans, programs, agreement, Contracts, policies or binding arrangements maintained or contributed to for the benefit of any current employee or director of the Company, any of its Subsidiaries or any other trade or business (whether or not incorporated) that would be treated as a single employer with the Company or any of its Subsidiaries pursuant to Section 414 of the Code (an “ERISA Affiliate”) or with respect to which the Company or any of its Subsidiaries has any liability, contingent or otherwise. With respect to each material Employee Plan, to the extent applicable, the Company has made available to Parent a copy of (A) the current plan documents (including any amendments) and the most recent summary plan descriptions; (B) any related trust agreements, insurance Contracts, insurance policies or other documents of any funding arrangements; (C) any notices to or from the IRS or any office or representative of the United States Department of Labor or any similar Governmental Authority relating to any material compliance issues in respect of any such Employee Plan for which a liability remains outstanding; (D) the most recent determination or opinion or advisory letter received from the IRS; and (E) the most recent annual reports on Form 5500 and all schedules and attachments thereto.

(b)    Absence of Certain Plans. Except as set forth on Section 3.19(b) of the Company Disclosure Letter, neither the Company nor any of its ERISA Affiliates maintains, sponsors or participates in, or contributes to, or is required to contribute to or has any liability (contingent or otherwise) with respect to (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a benefit plan maintained outside of the United States that is similar to a “multiemployer plan”; (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA); (iii) an employee benefit plan subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA; or (iv) any other defined benefit pension plan, whether or not subject to ERISA.

(c)    Compliance. Each Employee Plan has been maintained, funded, operated and administered in all respects in accordance with its terms and with all applicable Law, including the applicable provisions of ERISA and the Code, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No material lien, Tax or other penalty has been imposed under the Code, ERISA or other applicable Law with respect to any Employee Plan. Each Employee Plan intended to be qualified under Section 401(a) of the Code is the subject of an unrevoked favorable determination or opinion letter from the IRS, and, to the Knowledge of the Company, nothing has occurred since the date of the most recent such determination that would reasonably be expected to adversely affect such qualification.

(d)    Employee Plan Legal Proceedings. As of the date of this Agreement, the Company has not received notice that there are Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Employee Plan, the assets of any trust pursuant to any Employee Plan, or the plan sponsor, plan administrator or any fiduciary or any Employee Plan with respect to the administration or operation of such plans, other than routine claims for benefits, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e)    No Prohibited Transactions. None of the Company, any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in the imposition of a penalty assessed pursuant to Section 502(i) of ERISA or a Tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Employee Plan, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f)    No Welfare Benefit Plan. No Employee Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA) provides material post-termination or retiree life insurance, health or other welfare benefits to any Person, except as may be required by Section 4980B of the Code or any similar Law.

(g)    Section 280G. Except as set forth on Section 3.19(g) of the Company Disclosure Letter, no payment or benefit that will be made by the Company or any ERISA Affiliate in connection with the transactions contemplated by this Agreement (whether alone or in combination with any other event) will be characterized as an “excess parachute payment” within the meaning of Section 280G of the Code. For purposes of determining whether any such agreement, contract, arrangement or plan would result in an “excess parachute payment” pursuant to this Section 3.19(g), no payments or benefits payable pursuant to agreements entered into between Parent or any of its Affiliates (or at its or their direction) and any “disqualified individual” (within the meaning of Code Section 280G) shall be taken into account.

(h)    No Gross-Ups. The Company is not a party to any agreement to compensate any Person for excise Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A(a)(1)(B) of the Code.

(i)    Transaction Payments; Acceleration. Neither the execution and delivery of this Agreement nor the consummation of the transactions will, except as required by the terms of this Agreement, (i) result in any payment or funding becoming due or paid or increasing any such payment due to any employee of the Company or its Subsidiaries under any Employee Plan or other compensatory arrangement, (ii) increase any payments or benefits otherwise payable under any Employee Plan or other compensatory arrangement, or (iii) result in any acceleration of the time of payment, funding or vesting of any such benefits.

(j)    Foreign Benefit Plans. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: with respect to each Employee Plan maintained outside of the United States, (i) each such Employee Plan and related trusts, if any, complies with and has been administered, funded, and invested in compliance with (A) the Laws of the applicable foreign country and (B) its terms and the terms of any collective bargaining, collective labor or works council agreements, (ii) each such Employee Plan that, under the Laws of the applicable foreign country, is required to be registered or approved by any Governmental Authority, has been so registered or approved; (iii) each such Employee Plan intended to qualify for special tax treatment meets all the requirements for such treatment; (iv) no such Employee Plan is a “retirement compensation arrangement”, as such term is defined under the Income Tax Act (Canada); (v) all contributions and premiums, benefits, and costs in respect of each such Employee Plan required to have been paid have been paid in a timely fashion in accordance with the terms of each Employee Plan and Laws; (vi) Section 3.19(j) of the Company Disclosure Letter, lists each such Employee Plan that is: (A) a “registered pension plan” that contains a “defined benefit provision”, as such terms are defined under the Income Tax Act (Canada), (B) provides supplemental pension benefits (whether on a defined contribution or defined benefit basis), or (C) provides post-termination or post-retirement health and welfare benefits (each a “Defined Benefit Plan”); and (vii) each Defined Benefit Plan that is required to be funded is funded to the extent required on a going concern basis and on a solvency basis, in accordance with Laws, the Defined Benefit Plan terms, and any related agreements.

(k)    Employee Arrangements. Section 3.19(k)(i) of the Company Disclosure Letter sets forth a list of all employees who may have employment agreements which provide for an annual base compensation in excess of $200,000. Section 3.19(k)(ii) of the Company Disclosure Letter, sets forth a list of all employees of the Company entitled to retention, change in control or similar bonus arrangements (“Retention Bonuses”) which are outstanding as of the date hereof including (i) the name of the recipient and (ii) the amount of such Retention Bonus. All such Retention Bonuses have been granted or awarded to employees using substantially the same form of retention bonus agreement made available to Parent.

3.20    Labor Matters.

(a)    Union Activities. Section 3.20 of the Company Disclosure Letter sets forth all of the collective bargaining agreements, labor union contracts or trade union agreements (each, a “Collective Bargaining Agreement”), to which the Company or any of its Subsidiaries is a party as of the date of this Agreement. To the Knowledge of the Company, there are no activities or proceedings of any labor or trade union to organize any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries. No Collective Bargaining Agreement is currently being negotiated by the Company or any of its Subsidiaries. There is no strike, lockout, slowdown, work stoppage or similar dispute against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company as of the date of this Agreement, threatened directly against the Company or any of its Subsidiaries, and no such strike, lockout, slowdown, work stoppage or similar dispute has occurred since June 30, 2017. To the Knowledge of the Company, there are, and since June 30, 2017 there have been, no pending or threatened material representation campaigns, organizational efforts, elections or proceedings concerning union representation involving any employee of the Company or any of its Subsidiaries and there are no pending, or, to the Knowledge of the Company, there are no threatened demands for recognition, certification or collective bargaining. No opinion, consent or approval of any Labor Organization is required as a result of or to effectuate the Merger or the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, or the consummation of the transactions contemplated hereby.

(b)    Employment Law Compliance. Since June 30, 2017, the Company and its Subsidiaries have complied with applicable Laws with respect to employment or the engagement of workers (including applicable Laws regarding wage and hour requirements, immigration status, discrimination in employment, employee health and safety, proper classification of workers, redundancies and lay-offs, human rights, pay equity, French language, the calculation of holiday pay and collective bargaining), except for such noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no unfair labor practice or labor grievance or arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (i) the Company and its Subsidiaries have not received notice of any intent to investigate from, or of any charge, complaint or investigation pending against them with, the United States Equal Employment Opportunity Commission, any other Governmental Authority responsible for the prevention of unlawful employment practices, or any Governmental Authority responsible for the enforcement of labor, employment, wages and hours of work, pay equity, disability accessibility, child labor, immigration, or whistleblower protection and (ii) there are no complaints or lawsuits pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries brought by or on behalf of any applicant for employment, any current or former employee, worker or independent contractor, or any class of the foregoing relating to any such Laws or alleging breach of any express or implied contract of employment, wrongful termination of employment, or any other discriminatory, wrongful or tortious conduct in connection with the employment relationship. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is liable for any material payment to any trust or other fund or to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business, consistent with past practice). Since January 1, 2017, and except as in compliance with WARN and any similar applicable state, provincial, local, or other Law requiring notice to employees in the event of a closing or layoff and for which there remains no material unsatisfied liabilities, (i) neither the Company nor any of its Subsidiaries in the United States has effectuated a “plant closing” (as defined in WARN or any similar Law) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries and (ii) there has not occurred a “mass layoff” (as defined in WARN or any similar Law) affecting any site of employment or facility of the Company or any of its Subsidiaries in the United States. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to any service provider of the Company and its Subsidiaries, the Company or applicable Subsidiary of the Company (i) has withheld all amounts required by applicable Law, Collective Bargaining Agreement or any Employee Plan to be withheld from the wages, salaries or other payments to such service provider, and (ii) is not liable for any payment to any fund or any Governmental Authority with respect to social security for any amounts, other than payments not yet due, in each case, under any applicable provisions of any Employee Plan and any applicable Law. To the Knowledge of the Company, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no employees, workers or independent contractors of the Company or any of its Subsidiaries are in violation of any term of any employment Contract or independent contractor agreement. In the last three (3) years (or, if shorter, since the commencement of the applicable individual’s direct or indirect employment by the Company or its Subsidiaries), (i) no allegations of workplace psychological or sexual harassment have been made against any officer of the Company or any Subsidiary of the Company or, to the Knowledge of the Company, any employee who is at the senior vice president level or above or any director of the Company or any Subsidiary of the Company, in each case in such individual’s capacity as a representative of the Company or such Subsidiary, (ii) to the Knowledge of the Company, no incidents of any such workplace psychological or sexual harassment have occurred, and (iii) neither the Company nor any Subsidiary of the Company has entered into any settlement agreement related to allegations of psychological or sexual harassment or misconduct by an officer, director, senior manager, or, to the Knowledge of the Company, any worker or employee the Company or any Subsidiary of the Company.

(c)    Employee Information. The Company has provided a list that is true and complete in all material respects as of the date hereof with respect to all individuals who serve as employees of the Company or any Subsidiary of the Company setting forth each such employee’s position, primary work location, annual base salary and date of hire or years of service.

3.21    Compliance with Laws.

(a)    The Company and each of its Subsidiaries is, and at all times since June 30, 2017 has been, in compliance with all Laws that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations, or the properties or assets, of the Company and its Subsidiaries, except for such noncompliance that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date of this Agreement (i) the Company and its Subsidiaries have all Governmental Authorizations necessary for the ownership and operation of its business as presently conducted, and each such Governmental Authorization is in full force and effect; (ii) the Company and its Subsidiaries are, and since June 30, 2017 have been, in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses; and (iii) since June 30, 2017 to the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority alleging any conflict with or breach of any such Governmental Authorization, the substance of which has not been resolved.

(c)    Since June 30, 2016, none of the Company or its Subsidiaries or their respective directors, officers or employees or, to the Knowledge of the Company, any third party acting on its or their behalf, has (i) made, offered, authorized or agreed to make, offer or authorize any unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity and related in any way to the Company’s or any of its Subsidiaries’ business; (ii) made, offered, authorized or agreed to make, offer or authorize any unlawful payment to any foreign or domestic government official or employee, foreign or domestic political parties or campaigns, official of any public international organization, or official, employee, or representative of any state-owned enterprise; (iii) violated any Anti-Corruption Laws; or (iv) made, offered, authorized or agreed to make, offer or authorize any bribe, payoff, influence payment, kickback or other similar unlawful payment. The Company and its Subsidiaries have each implemented policies and procedures reasonably designed to prevent, detect, and deter violations of Anti-Corruption Laws, International Trade Laws, and Anti-Money Laundering Laws in all material respects.

(d)    The Company and its Subsidiaries are, and at all times since June 30, 2017 have been, in compliance in all material respects with all applicable International Trade Laws.

(e)    The Company and its Subsidiaries are, and at all times since June 30, 2017 have been, in compliance in all material respects with all applicable Anti-Money Laundering Laws.

(f)    None of the Company or its Subsidiaries or their respective directors, officers, or employees or, to the Knowledge of the Company, any third party acting on its or their behalf, has since June 30, 2017 been the subject of any investigation (whether internal or external), regulatory action, litigation, or other proceeding relating to Anti-Corruption Laws, International Trade Laws, or Anti-Money Laundering Laws and, to the Knowledge of the Company, no such action has been threatened, nor any allegation made against any such parties relating to Anti-Corruption Laws, International Trade, or Anti-Money Laundering Laws.

3.22    Legal Proceedings; Orders.

(a)    No Legal Proceedings. As of the date of this Agreement, except as has not had, and would not reasonably be expect to have, individually or in the aggregate, a Company Material Adverse Effect, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or any present or former director or officer of the Company or any of its Subsidiaries in such individual’s capacity as such. To the Knowledge of the Company, the Company has not been given written notice by any current or former member, manager or employee of the Company or any of its Subsidiaries with respect to a Legal Proceeding for which the Company or any of its Subsidiaries has, or is reasonably likely to have, an indemnification obligation.

(b)    No Orders. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is subject to any order, judgment, injunction, rule, decree or award of any kind or nature that would prevent or delay the consummation of the Merger or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.

(c)    No Pending Proceedings. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is, or since June 30, 2017, has been, the subject of any pending or threatened hearing, enforcement proceeding, inquiry, examination, complaint, audit, or investigation by or before any Governmental Authority, nor has the Company or any of its Subsidiaries initiated any of the foregoing against a Person before any Governmental Authority.

3.23    Insurance. The Company and its Subsidiaries have all material policies of insurance covering the Company and its Subsidiaries and any of their respective employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is customarily carried by Persons conducting business similar to that of the Company and its Subsidiaries. Section 3.23 of the Company Disclosure Letter sets forth, as of the date hereof, a true and complete list of all such insurance policies, as well as any historic incurrence-based policies still in force. All such insurance policies are in full force and effect, no notice of cancellation has been received and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured thereunder.

3.24    Related Person Transactions. There are no Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly-owned Subsidiary of the Company, or Canyon Holdings, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual general meeting of shareholders and that have not been so disclosed in the Company SEC Reports.

3.25    Suppliers. Section 3.25 of the Company Disclosure Letter sets forth a true, correct and complete list of the top 20 suppliers by the aggregate amounts paid by the Company and its Subsidiaries during the 6 months ended June 30, 2019 (the “Top Suppliers”). Since June 30, 2019, (a) there has been no termination of the business relationship of the Company or its Subsidiaries with any Top Supplier and (b) no Top Supplier has notified the Company or any of its Subsidiaries in writing that it intends to terminate or change the pricing or other terms of its business in any material respect adverse to the Company or its Subsidiaries. Except for letters of credit for outstanding purchase orders or customary letters of credit issued in connection with or in support of real property leases, none of the Company or any of its Subsidiaries is required to provide any material bonding or other material financial security arrangements in connection with any transactions with any supplier in the ordinary course of its business.

3.26    Customers. Section 3.26 of the Company Disclosure Letter sets forth a true, correct and complete list of the top 20 customers of the Company, as measured for the 12 month period ended June 30, 2019 (the “Top Customers”). Since June 30, 2019, no Top Customer has cancelled or otherwise terminated or, to the Knowledge of the Company, threatened in writing to cancel, terminate or otherwise materially and adversely alter the terms of its business with the Company. As of the date hereof, neither the Company nor any of its Subsidiaries is involved in any ongoing material dispute with any Top Customer or has been notified by or has notified any such customer, in writing, of any breach or violation of any contract or agreement with any such customer.

3.27    No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article III, in any certificate delivered pursuant to this Agreement and in the Voting Agreement, neither the Company nor any other Person makes any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to the Company, any of its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or the transactions contemplated hereby, notwithstanding any other statements made or the delivery or disclosure to the Parent and Merger Sub or any of their Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1    Organization; Good Standing.

(a)    Parent. Parent (i) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except in the case of clause (ii) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)    Merger Sub. Merger Sub (i) is an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except in the case of clause (ii) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c)    Organizational Documents. Neither Parent nor Merger Sub is in violation of its Organizational Documents.

4.2    Power; Enforceability. Each of Parent and Merger Sub has the requisite company power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) consummate the Merger. The execution and delivery of this

Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder and the consummation of the Merger have been duly authorized and approved by all necessary action on the part of each of Parent and Merger Sub and no additional actions on the part of Parent or Merger Sub are necessary to authorize (i) the execution and delivery of this Agreement by each of Parent and Merger Sub; (ii) the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder; or (iii) the consummation of the Merger. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity.

4.3    Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the Organizational Documents of Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) assuming the consents, approvals and authorizations referred to in Section 4.4 have been obtained, violate or conflict with any Law or order applicable to Parent or Merger Sub or by which any of their properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

4.4    Requisite Governmental Approvals. No Governmental Authorization is required on the part of Parent or Merger Sub (a) in connection with the execution and delivery of this Agreement by each of Parent and Merger Sub; (b) the performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger, except (i) the filing of the Plan of Merger and related documentation with the Registrar of Companies of the Cayman Islands pursuant to the CICL; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws; and (iv) such other Governmental Authorizations the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

4.5    Legal Proceedings; Orders.

(a)    No Legal Proceedings. There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub that have had, or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)    No Orders. Neither Parent nor Merger Sub is subject to any order, judgment, injunction, rule, decree or award of any kind or nature that would prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

4.6    Ownership of Company Shares. None of Parent, Merger Sub or Guarantor owns any Company Shares.

4.7    Brokers. There is no financial advisor, investment banker, broker, finder, agent or other similar Person that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Merger for which the Company or any of its Subsidiaries could be liable.

4.8    Operations of Parent and Merger Sub. Each of Parent and Merger Sub has been formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, neither Parent nor Merger Sub will have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by the Financing Letters, the Guarantee and this Agreement. Parent owns beneficially and of record all of the outstanding share capital, and other equity and voting interest in, Merger Sub free and clear of all liens.

4.9    No Parent Vote or Approval Required. No vote or consent of the holders of any share capital of, or other equity or voting interest in, Parent is necessary to approve or authorize this Agreement, the Plan of Merger or the Merger. The vote or consent of Parent, as the sole shareholder of Merger Sub, is the only vote or consent of the share capital of, or other equity interest in, Merger Sub necessary under applicable Law or its Organizational Documents to approve or authorize this Agreement, the Plan of Merger and the Merger.

4.10    Guarantee. Concurrently with the execution and delivery of this Agreement, Guarantor has delivered to the Company the duly executed Guarantee. The Guarantee is in full force and effect and constitutes a legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, except as such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (b) is subject to general principles of equity. No event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default on the part of Guarantor pursuant to the Guarantee.

4.11    Financing.

(a)    Financing Letters. As of the date of this Agreement, Parent has delivered to the Company true, correct and complete copies of (i) an executed commitment letter, dated as of the date of this Agreement, between Parent and Guarantor (the “Equity Commitment Letter”) pursuant to which Guarantor has committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein for the purpose of funding a portion of the aggregate value of the Merger (the “Equity Financing”); and (ii) an executed debt commitment letter, dated as of the date of this Agreement (together with any related fee letters (with solely pricing, other economic and market flex terms redacted, so long as no redaction covers terms that would adversely affect the amount, conditionality, availability or termination of the Debt Financing), in each case, as amended, restated, supplemented or replaced to the extent expressly permitted by this Agreement, the “Debt Commitment Letter” and, together with the Equity Commitment Letter, the “Financing Letters”) pursuant to which the Debt Financing Sources have agreed to provide or cause to be provided, subject solely to the terms and conditions thereof, the amounts of the debt financing set forth therein for the purpose of, among other things, funding a portion of the aggregate consideration for the Merger and fees and expenses incurred in connection with the Merger (including the repayment, prepayment or discharge of the Credit Agreement). The Debt Financing and the Equity Financing are collectively referred to herein as the (“Financing”). The Equity Commitment Letter provides that (A) the Company is an express third party beneficiary thereof; and (B) Parent and Guarantor have waived any defenses to the enforceability of such third party beneficiary rights.

(b)    No Amendments. As of the date of this Agreement, (i) the Financing Letters and the terms of the Financing have not been amended or modified prior to the date of this Agreement; (ii) no amendment or modification to the Financing Letters that is prohibited by the terms of this Agreement is contemplated (to the Knowledge of Parent); and (iii) the respective commitments contained therein have not been withdrawn, terminated or rescinded in any respect. There are no other Contracts, agreements, side letters or arrangements to which Parent or Merger Sub is a party relating to the funding or investing, as applicable, of the full amount of the Financing, other than as expressly set forth in the Financing Letters.

(c)    Sufficiency of Financing. The Financing, when funded in accordance with the Commitment Letters, is sufficient, in the aggregate, to provide Parent with the net cash proceeds necessary to (i) make all payments contemplated by this Agreement in connection with the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger); (ii) repay, prepay or discharge (after giving effect to the Merger) the principal of and interest on, and all other Indebtedness and other amounts outstanding pursuant to, the Credit Agreement; and (iii) pay all fees and expenses required to be paid at the Closing by the Company, Parent or Merger Sub (or its Affiliates party thereto) in connection with the Merger and the Financing, as applicable.

(d)    Validity. As of the date of this Agreement, the Financing Letters (in the forms delivered by Parent to the Company) are in full force and effect and constitute the legal, valid and binding obligations of Parent or Merger Sub (or its Affiliates party thereto), Guarantor (with respect to the Equity Commitment Letter) and, to the Knowledge of Parent, the other parties thereto, as applicable, enforceable against Parent or Merger Sub (or its Affiliates party thereto) and the other parties thereto, as applicable, in accordance with their terms, except, in each case, as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (ii) is subject to general principles of equity. As of the date of this Agreement, other than as expressly set forth in the Financing Letters, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the Financing pursuant to any agreement relating to the Financing to which Guarantor, Parent, Merger Sub or any of their respective Affiliates is a party.

As of the date of this Agreement, no event has occurred that, with or without notice or lapse of time or both, would, or would reasonably be expected to, constitute a material default or breach on the part of Parent or Merger Sub or, to the knowledge of Parent, any of the other parties thereto pursuant to the Financing Letters. As of the date of this Agreement, assuming the satisfaction of the conditions set forth in Section 7.1 and Section 7.2, Parent has no reason to believe that it or its Affiliates party thereto will be unable to satisfy on a timely basis (taking into account the anticipated timing of the Closing Date) any term or condition of the Financing to be satisfied by it. As of the date of this Agreement, Parent and Merger Sub have fully paid, or caused to be fully paid, all commitment or other fees that are due and payable on or prior to the date of this Agreement pursuant to the terms of the Financing Letters.

(e)    No Exclusive Arrangements. None of Guarantor, Parent, Merger Sub or any of their respective Affiliates has entered into any Contract, arrangement or understanding prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person in connection with a transaction relating to the Company or any of its Subsidiaries in connection with the Merger.

4.12    Shareholder and Management Arrangements. As of the date hereof, neither Parent or Merger Sub nor, to the Knowledge of Parent, any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any shareholder, director, officer, employee or other Affiliate of the Company or any of its Subsidiaries (a) relating to (i) this Agreement or the Merger; (ii) the Company or (iii) the Surviving Company or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which (i) any holder of Company Shares would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s Company Shares; (ii) other than the Voting Agreement, any holder of Company Shares has agreed to authorize the Plan of Merger or vote against any Superior Proposal; or (iii) any Person other than the Guarantor has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

4.13    Solvency. As of the Effective Time and immediately after giving effect to the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger and all related fees and expenses of Parent, Merger Sub, the Company and their respective Subsidiaries in connection therewith), assuming (x) the representations and warranties of the Company set forth in Article III are true and correct (without giving effect to any “Knowledge,” materiality or “Company Material Adverse Effect” qualifiers), (y) the satisfaction of the conditions set forth in Section 7.2, and (z) immediately prior to the Effective Time the Company is solvent, (a) the amount of the “fair saleable value” of the assets of each of the Surviving Company and its Subsidiaries (on a consolidated basis) will exceed (i) the value of all liabilities of the Surviving Company and such Subsidiaries (on a consolidated basis), including contingent and other liabilities; and (ii) the amount that will be required to pay the probable liabilities of each of the Surviving Company and its Subsidiaries (on a consolidated basis) on their existing debts (including contingent liabilities) as such debts become absolute and matured; (b) each of the Surviving Company and its Subsidiaries (on a consolidated basis) will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged; and (c) each of the Surviving Company and its Subsidiaries (on a consolidated basis) will be able to pay its liabilities, including contingent and other liabilities, as they mature.

4.14    No Other Negotiations. As of the date of this Agreement, none of Parent or Merger Sub have entered into any agreements with respect to the acquisition of any business that would be prohibited by Section 6.2(d) if entered into following the date of this Agreement.

4.15    Exclusivity of Representations and Warranties.

(a)    No Other Representations and Warranties. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III, in any certificate delivered pursuant to this Agreement and in the Voting Agreement:

(i)    neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii)    no Person has been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives to make any representation or warranty relating to the Company, its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives (or any other Person); and

(iii)    the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b)    No Reliance. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III, in any certificate delivered pursuant to this Agreement and in the Voting Agreement, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on and has not relied on:

(i)    any representation or warranty, express or implied;

(ii)    any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Merger, in connection with presentations by the Company’s management or in any other forum or setting; or

(iii)    the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE V

INTERIM OPERATIONS OF THE COMPANY

5.1    Affirmative Obligations. Except (a) as expressly contemplated by this Agreement; (b) as set forth in the Company Disclosure Letter; (c) as required by applicable Law, or (d) as approved in writing (e-mail correspondence being sufficient) in advance by Parent (which approval shall not be unreasonably withheld, conditioned or delayed), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to (i) maintain its existence in good standing pursuant to applicable Law; (ii) subject to the restrictions and exceptions set forth in Section 5.2 or elsewhere in this Agreement, to conduct its business and operations in the ordinary course of business consistent with past practice; (iii) use its respective commercially reasonable efforts to preserve intact, in all material respects, its business organization and existing relationships with customers, suppliers and other Persons with which the Company has material business relations; and (iv) use its respective commercially reasonable efforts to file each of the Company’s Forms 10-K and 10-Q when required to be filed with the SEC including, for the avoidance of doubt, annual and quarterly financial statements provided on Form 10-K and 10-Q. Notwithstanding anything to the contrary in this Section 5.1 or Section 5.2, no action by, or failure to act of, the Company or any of its Subsidiaries in order to comply with the express requirements of any subsection of Section 5.2 shall in and of itself be deemed a breach of this Section 5.1 or any other subsection of Section 5.2.

5.2    Forbearance Covenants. Except (w) as expressly contemplated by this Agreement; (x) as set forth in the Company Disclosure Letter; (y) as required by applicable Law, or (z) as approved in writing in advance (e-mail correspondence being sufficient) by Parent (which approval will not be unreasonably withheld, conditioned or delayed), during the period from the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, and shall cause each of its Subsidiaries as applicable not to:

(a)    take any action to amend any Organizational Documents of the Company or its Subsidiaries;

(b)    propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(c)    issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities or securities or other equity interests of any of the Company’s Subsidiaries, except (i) in connection with agreements in effect on the date of this

Agreement and set forth on Section 5.2(c) of the Company Disclosure Letter or (ii) issuances of Company Shares or other equity interests of the Company’s Subsidiaries upon exercise of Company Equity Awards outstanding as of the date of this Agreement or issued in compliance with Section 5.2;

(d)    directly or indirectly acquire, repurchase or redeem any Company Securities, except for (i) repurchases of Company Securities pursuant to the terms and conditions of Company Equity Awards, or (ii) transactions between the Company and any of its direct or indirect Subsidiaries;

(e)    (i) adjust, split, combine or reclassify any share capital, or issue or authorize or propose the issuance of any other Company Securities or any securities or equity interests of the Company’s Subsidiaries in respect of, in lieu of or in substitution for, share capital or other equity or voting interest; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any share capital or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the share capital or other equity or voting interest, except for cash dividends made by any direct or indirect wholly-owned Subsidiary of the Company to the Company or one of its other wholly-owned Subsidiaries; or (iii) pledge or encumber any share capital or other equity or voting interest;

(f)    (i) incur, assume or suffer any Indebtedness (other than accrued and unpaid interest or related expenses) or issue any debt securities, except (a) for trade payables incurred in the ordinary course of business; (b) for loans or advances to Subsidiaries of the Company; (c) pursuant to the Credit Agreement in an amount not to exceed $50,000,000.00 in the aggregate and (d) up to $1,000,000 of additional Indebtedness; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of direct or indirect wholly-owned Subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other Person, except for (a) extensions of credit to customers or (b) advances to directors, officers and other employees, in each case in the ordinary course of business consistent with past practice; (iv) mortgage or pledge any assets, tangible or intangible, or create or suffer to exist any lien thereupon (other than Permitted Liens); or (v) cancel any material Indebtedness owed to the Company or any of its Subsidiaries

(g)    (i) enter into, adopt, amend or modify in any respect any Employee Plan or accelerate compensation benefits provided under any Employee Plan, except any amendments in the ordinary course of business consistent with past practice that are in connection with a customary annual renewal or enrollment process of an Employee Plan that is a group health or welfare plan or do not, individually or in the aggregate, materially increase the cost to the Company, in the aggregate, of maintaining such Employee Plan; (ii) increase the compensation of any director, officer, employee or other service provider of the Company or any of its Subsidiaries, pay any special bonus or special remuneration to any director, officer, employee or other service provider of the Company or any of its Subsidiaries, or pay any benefit not required by the terms of any Employee Plan as in effect as of the date of this Agreement, except for increases in compensation and/or benefits for employees (based on promotion or merit) made in the ordinary course of business and consistent with past practice; provided that increases in compensation, in the aggregate, are of not more than three percent (3%) of the aggregate annual base salaries or base wages of all directors, officers, employees or other service providers of the Company or any of its Subsidiaries; (iii) enter into any employment, termination, severance or retention agreement (excluding (x) arrangements that provide for no severance or change in control benefits or (y) agreements entered into in the ordinary course of business that provide for severance that is consistent with the Company’s severance policies and practices made available to Parent and set forth on Section 3.19 of the Company Disclosure Letter and past practices) with any directors, officers, employees or other service providers of the Company or any of its Subsidiaries other than the entry into employment agreements in the ordinary course of business consistent with past practice with new employees permitted to be hired under this Agreement, provided that each such employment agreement is in all material respects consistent with the standard form made available to Parent prior to the date of this Agreement where the severance period or required notice of termination provided is not in excess of ninety (90) days or such longer period as is required under local Law; (iv) terminate (other than for cause), hire or engage the services of any individual with a title of Senior Vice President or above or whose annual base salary is $200,000 or more, other than any individual replacing a former employee at the same level; (v) grant any equity or equity-based awards; (vi) other than in connection with the entry into employment agreements as permitted under clause (iii) of this paragraph, grant any rights to severance or termination pay or other termination benefit; (vii) enter into any change-in-control, transaction bonus, Tax gross-up, or retention agreements with any directors, officers, employees or other service providers;

(h)    recognize or certify any Labor Organization as the bargaining representative for any employees of the Company or any of its Subsidiaries except as required by Law or enter into (or commit to enter into) any Collective Bargaining Agreement or any other material agreement with any Labor Organization;

(i)    pay, discharge, settle or satisfy any pending or threatened Legal Proceeding, except for the payment, discharge, settlement or satisfaction of any Legal Proceeding that is (i) reflected or reserved against in the Audited Company Balance Sheet for solely monetary payments up to the amounts reserved against or (ii) for solely monetary payments of no more than $1,000,000 individually and $5,000,000 in the aggregate, in each case, in addition to any applicable amount set forth in clause (i) if applicable;

(j)    except as required by applicable Law or GAAP, (i) revalue any of its properties or assets, including writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practice; or (ii) make any material change in any of its accounting principles or practices;

(k)    (i) make any tax election (except in the ordinary course of business of preparing Tax Returns), or make, rescind or change any material Tax election; (ii) settle or compromise any Tax claim or assessment involving a material amount of Taxes; (iii) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment; (iv) adopt or change any material Tax accounting policies; (v) enter into any material closing, voluntary disclosure or similar agreement with a Tax authority; or (vi) file any material Tax Return inconsistent with past practice or amend any material Tax Return;

(l)    fail to renew, enter into, modify in any material respect, amend in any material respect or terminate any, (i) Contract that if so failed to renew, entered into, modified,

amended or terminated would have a Company Material Adverse Effect; or (ii) Material Contract, provided that in the cause of clause (ii), the Company and its Subsidiaries may fail to renew, amend or modify any such Material Contract in the ordinary course of business consistent with past practices;

(m)    fail to use commercially reasonable efforts to keep in force insurance policies or maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

(n)    renew or enter into any non-compete, exclusivity, non-solicitation or similar arrangement that would restrict or limit, in any material respect, the operations of the Company or any of its Subsidiaries, other than customary employee non-solicits entered into in the ordinary course of business consistent with past practices;

(o)    other than with respect to the matters set forth in Section 5.2(g), engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(p)    effectuate or continue a “plant closing” or “mass layoff” (as defined in WARN or within the meaning of any similar Law);

(q)    make any acquisition or disposition of, or lease, license, pledge or transfer, a material asset or business (including by merger, consolidation or acquisition of stock or assets), except for (i) any acquisition or disposition for consideration that is individually not in excess $1,000,000 and in the aggregate not in excess of $5,000,000 or (ii) any disposition of obsolete or worn out equipment or Intellectual Property that is not material to the business of the Company and its Subsidiaries;

(r)    incur or commit to incur any material capital expenditure or authorization or commitment with respect thereto not provided for in the capital expenditure budget previously provided to Parent;

(s)    enter into any new line of business outside of the Company’s and its Subsidiaries’ existing businesses on the date of this Agreement; or

(t)    enter into a Contract to take any of the actions prohibited by this Section 5.2.

5.3    Go Shop; No Solicitation; Company Board Recommendation Change.

(a)    Go Shop. During the period commencing on the date of this Agreement and ending at (x) 11:59 p.m. (New York City time) on November 12, 2019 (the “Initial Go-Shop Period”) or (y) solely with respect to any Excluded Party, 11:59 p.m. (New York City time) on November 19, 2019 (the applicable period described in the foregoing clauses (x) and (y), the “Go-Shop Period”), the Company and its Affiliates, directors, officers, employees, consultants, agents, representatives and advisors (collectively, “Representatives”) shall have the right to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or encourage, facilitate or assist any Acquisition Proposal, (ii) grant a waiver under or terminate any

“standstill” or similar obligation of any Person with respect to the Company or any of its Subsidiaries solely to allow such Person to submit an Acquisition Proposal in compliance with this Section 5.3(a) and (iii) engage in discussions and negotiations with, and furnish non-public information relating to the Company and its Subsidiaries and afford access to the books and records of the Company and its Subsidiaries to any third party and its financing sources in connection with an Acquisition Proposal or any inquiry, discussion, offer or request that would reasonably be expected to lead to an Acquisition Proposal; provided, that, (A) prior to furnishing such information or affording such access, the Company has entered into an Acceptable Confidentiality Agreement with such Person and has previously provided or made available (or promptly provides or makes available) all such information, and has afforded such access, to Parent and (B) the Company and its Subsidiaries shall not provide (and shall not permit any of their respective Representatives to provide) any competitively sensitive non-public information in connection with the actions permitted by this Section 5.3(a), except in accordance with “clean room” or other similar procedures designed to limit any adverse effect of the sharing of such information on the Company or its Subsidiaries.

(b)    No Solicitation or Negotiation. Subject to the terms of Section 5.3(c), from the expiration of the Go-Shop Period and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will, and will cause its Subsidiaries, officers and directors, and direct the Company’s and its Subsidiaries respective other Representatives to, (x) cease and cause to be terminated any discussions or negotiations with any Person and its Representatives that would be prohibited by this Section 5.3(b), (y) promptly following the expiration of the Go-Shop Period deliver written notice to each such Person with whom such discussions or negotiations are ongoing that the Company is ending all such discussions or negotiations with such Person pursuant to this Agreement, which written notice shall also request that such Person promptly return or destroy all confidential information concerning the Company and its Subsidiaries and (z) terminate any electronic data room access (or other diligence access) of any such Person. Subject to the terms of Section 5.3(c), from the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company and its Subsidiaries will not, and will cause its officers and directors not to, and will not instruct, authorize or knowingly permit any of their other respective Representatives to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any Inquiry, proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or any Inquiries or the making of any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal (or Inquiries, proposals or any other effort or attempt that would reasonably be expected to lead to an Acquisition Proposal), in each case other than informing such Persons of the provisions contained in this Section 5.3; (iv) approve, endorse, recommend or knowingly take any action to make the provision of any “control share acquisition”, “business combination” or other similar anti-takeover Law inapplicable to an Acquisition Proposal; or (v) enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”). From the expiration of the Go-Shop Period until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) unless the Company Board has determined in good faith, after consultation with its outside counsel, that failure to take such action (I) would prohibit the counterparty from making an unsolicited Acquisition Proposal to the Company Board in compliance with this Section 5.3 and (II) would be inconsistent with its fiduciary duties under applicable Law.

(c)    Superior Proposals. Notwithstanding anything to the contrary set forth in this Section 5.3, from the expiration of the Go-Shop Period and continuing until the Company’s receipt of the Requisite Shareholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has made, renewed or delivered to the Company an unsolicited, written bona fide Acquisition Proposal after the date of this Agreement, and otherwise facilitate such Acquisition Proposal or assist such Person (and its Representatives and financing sources) with such Acquisition Proposal if requested by such Person, in each case with respect to an Acquisition Proposal that was not the result of a breach in any material respect of Section 5.3(a) or Section 5.3(b) and that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisors and outside legal counsel) either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal and that the failure to take such actions would be inconsistent with the Company Board’s fiduciary duties under applicable Law; provided, that subject to applicable Law, the Company shall provide to Parent and Merger Sub any non-public information or data that is provided to any Person given such access that was not previously made available to Parent or Merger Sub prior to or substantially concurrently to the time it is provided to such Person.

(d)    No Company Board Recommendation Change or Alternative Acquisition Agreement. Except as permitted by Section 5.3(e), neither the Company Board nor any committee thereof shall:

(i)    (A) withhold, withdraw or modify, or publicly propose to withhold, withdraw or modify, the Company Board Recommendation; (B) fail to include the Company Board Recommendation in the Proxy Statement; (C) fail to publicly reaffirm the Company Board Recommendation within five Business Days following the written request of Parent (provided, however, that Parent may make such request no more than twice plus one time more each time an Acquisition Proposal or Inquiry or material modification thereto shall have become publicly known); (D) publicly adopt, approve or recommend (or publicly propose to adopt, approve or recommend) an Acquisition Proposal; or (E) make any recommendation in support of, or, within ten (10) Business Days following its commencement, fail to recommend against, a tender or exchange offer that constitutes an Acquisition Proposal (any action described in clauses (A), (B), (C), (D) or (E), a “Company Board Recommendation Change”); provided, however, that none of (1) a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication), (2) the determination by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal or the taking of any other action contemplated by Section 5.3(c) as and to the extent permitted by Section 5.3(e)(ii); or (3) the delivery by the Company of any notice contemplated by Section 5.3(e) or any negotiations during the Notice Period in respect thereto in compliance with this Agreement will constitute a Company Board Recommendation Change or a violation of this Section 5.3; or

(ii)    cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.

(e)    Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Shareholder Approval:

(i)    the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to an Intervening Event if the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; provided, however, that the Company Board (or a committee thereof) shall not effect such a Company Board Recommendation Change unless:

(1)    the Company has provided prior written notice to Parent at least five (5) Business Days in advance to the effect that the Company Board (or a committee thereof) intends to effect a Company Board Recommendation Change, which notice shall specify the basis for such Company Board Recommendation Change, including a reasonably detailed description of the facts and circumstances relating to such Intervening Event;

(2)    prior to effecting such Company Board Recommendation Change, during such five (5) Business Day period, the Company has negotiated with Parent and its Representatives in good faith (to the extent that Parent requested to do so) to allow Parent to offer such adjustments to the terms and conditions of this Agreement and the Financing Letters in such a manner that would obviate the need to effect a Company Board Recommendation Change in response to such Intervening Event, and following such five (5) Business Day period, the Company Board (after consultation with its financial advisors and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and the Financing Letters) shall have determined that the failure of the Company Board to make such a Company Board Recommendation Change would be inconsistent with its fiduciary duties under applicable Law; and

(3)    following such five (5) Business Day period, the Company Board (or a committee thereof) (after consultation with its financial advisors and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and the Financing Letters and any other information provided by Parent) shall have determined that the failure of the Company Board (or a committee thereof) to make such a Company Board Recommendation Change to terminate this Agreement would be inconsistent with its fiduciary duties under applicable Law; provided, that each time material modifications to the Intervening Event occur, the Company shall notify Parent of such modification and the time period set forth in the preceding clause (2) shall recommence provided that such time period shall instead be three (3) Business Days from the day of such notification; or

(ii)    if the Company has received a written bona fide Acquisition Proposal during the Go-Shop Period or an unsolicited written bona fide Acquisition Proposal after the expiration of the Go-Shop Period, that the Company Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) constitutes a Superior Proposal, then the Company Board (or a committee thereof) may (A) effect a Company Board Recommendation Change with respect to such Superior Proposal; and/or (B) cause the Company to terminate this Agreement pursuant to Section 8.1(h); and/or (C) cause the Company to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal substantially concurrently with the termination of this Agreement; provided, however, that the Company Board (or a committee thereof) shall not take any action described in the foregoing clauses (A), (B) or (C) unless:

(1)    the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law;

(2)    the Company has complied in all material respects with its obligations pursuant to this Section 5.3 with respect to such Superior Proposal; and

(3)    the Company has provided prior written notice to Parent five (5) Business Days in advance (the “Notice Period”) to the effect that the Company Board (or a committee thereof) (A) has received an Acquisition Proposal that has not been withdrawn; (B) has concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (C) has resolved to effect a Company Board Recommendation Change and to terminate this Agreement pursuant to this Section 5.3(e)(ii) absent any revision to the terms and conditions of this Agreement, which notice will identify the Person or “group” of Persons making such Superior Proposal and include the material terms thereof and copies of all relevant agreements relating to such Superior Proposal; and during the Notice Period, the Company has negotiated with Parent and its Representatives in good faith (to the extent that Parent has requested to do so) to allow Parent to offer such adjustments to the terms and conditions of this Agreement and the Financing Letters in such a manner that would obviate the need to effect a Company Board Recommendation Change; and

(4)    following such Notice Period, the Company Board (or a committee thereof) (after consultation with its financial advisors and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and the Financing Letters and any other information provided by Parent) shall have determined that the failure of the Company Board (or a committee thereof) to make such a Company Board Recommendation Change to terminate this Agreement would be inconsistent with its fiduciary duties under applicable Law; provided, that each time material modifications to the terms of an Acquisition Proposal determined to be a Superior Proposal are made (it being understood that any change to the financial terms of such proposal shall be deemed a material modification), the Company shall notify Parent of such modification and the time period set forth in the preceding clause (3) shall recommence provided that such time period shall instead be three (3) Business Days from the day of such notification.

(f)    Notice. From the expiration of the Go-Shop Period until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will as promptly as reasonably practicable (and, in any event, within 36 hours) notify Parent if any Inquiries, offers or proposals that constitute or could reasonably be expected to lead to an Acquisition Proposal are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives. Such notice must include (i) the identity of the Person or “group” of Persons making such Inquiries, offers or proposals; (ii) a summary of the material terms and conditions of such Inquiries, offers or proposals; and (iii) copies of any written materials relating thereto provided to the Company or its Representatives. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis of the status and terms of any such Inquiries, offers or proposals (including any amendments thereto) and the status of any such discussions or negotiations.

(g)    Certain Disclosures. Nothing contained in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from (i) taking and disclosing to the Company Shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 5.3; (iv) complying with the Company’s disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal; or (v) making any disclosure to the Company Shareholders unrelated to an Acquisition Proposal (including regarding the business, financial condition or results of operations of the Company and its Subsidiaries) that the Company Board (or a committee thereof) has determined to make in good faith, it being understood that any such statement or disclosure made by the Company Board (or a committee thereof) must be subject to the terms and conditions of this Agreement. In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board (or a committee thereof) to the extent required by applicable Law that describes the Company’s receipt of an Acquisition Proposal, the identity of the Person making such Acquisition Proposal, the material terms of such Acquisition Proposal and/or the operation of this Agreement with respect thereto will not be deemed to be (A) a withholding, withdrawal, amendment, or modification, or proposal by the Company Board (or a committee thereof) to withhold, withdraw, amend or modify, the Company Board Recommendation; (B) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (C) a Company Board Recommendation Change.

5.4    No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent, Merger Sub and the Company shall exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

ARTICLE VI

ADDITIONAL COVENANTS

6.1    Required Action and Forbearance; Efforts.

(a)    Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, Parent and Merger Sub, on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts (A) to take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, as promptly as practicable, the Merger and the other transactions contemplated hereby, including by:

(i)    causing the conditions to the Merger set forth in Article VII to be satisfied;

(ii)    (1) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities, and (2) making all registrations, declarations and filings with Governmental Authorities, in each case, that are necessary or advisable to consummate the Merger;

(iii)    obtaining, in consultation with Parent, all consents, waivers and approvals and delivering all notifications pursuant to any Contracts to which the Company or any of its Subsidiaries is a party in connection with this Agreement, the consummation of the Merger or the other transactions contemplated hereby; and

(iv)    executing and delivering any Contracts and other instruments that are in each case reasonably necessary to consummate the Merger.

(b)    No Failure to Take Necessary Action. In addition to the foregoing, subject to the terms and conditions of this Agreement, neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, will take any action, or fail to take any action, that is intended to or has (or would reasonably be expected to have) the effect of (i) preventing, impairing, delaying or otherwise adversely affecting the consummation of the Merger; or (ii) the ability of such Party to fully perform its obligations pursuant to this Agreement. For the avoidance of doubt, no action by the Company taken in compliance with Section 5.3 will be considered a violation of this Section 6.1. The Company will give prompt notice to Parent (and will subsequently keep Parent informed on a reasonably current basis of any material developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, change, event, development or circumstance that (x) has had, or would reasonably be expected to have, a Company Material Adverse Effect or (y) is reasonably likely to result in any of the conditions set forth in Article VII not being able to be satisfied by the Termination Date or, to the Knowledge of the Company, the receipt of any written notice or other communication from any Person (other than any Governmental Authority, which shall be governed by Section 6.2) alleging that the consent, waiver or approval of such Person is or may reasonably be required in connection with the Merger or the other transactions contemplated by this Agreement.

(c)    No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, neither the Company nor any of its Subsidiaries will be required to agree to (i) the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments); (ii) the provision of additional security (including a guaranty); or (iii) material conditions or obligations, including amendments to existing material conditions and obligations, in each case, in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract.

(d)    Antitrust Approvals. This Section 6.1 shall not apply to filings under Antitrust Laws, which shall be governed by the obligations set forth in Section 6.2.

6.2    Antitrust Filings.

(a)    Filing Under the HSR Act. Each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company (and its Subsidiaries, if applicable), on the other hand, shall, (i) within ten (10) Business Days following the date of this Agreement file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act, which shall request early termination of the HSR Act waiting period; and (ii) as soon as reasonably practicable, which shall be no more than twenty (20) Business Days for either party if such party receives all the information required to make such filings from the other party in a timely fashion, file comparable pre-merger or post-merger notification filings, forms and submissions with any Governmental Authority that are required by other applicable Antitrust Laws in connection with the Merger. Each of Parent and the Company shall (A) cooperate and coordinate (and shall cause its respective Affiliates and Subsidiaries, respectively, to cooperate and coordinate) with the other in determining whether any such filings are required and the making of such filings; (B) supply the other (or cause to be supplied) with any information that may be reasonably required in order to determine whether any such filings are required and make such filings; (C) as promptly as reasonably practicable supply (or cause the other to be supplied) any additional information that reasonably may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; and (D) take (and cause its respective controlled Affiliates or Subsidiaries, respectively, to take) all action necessary, proper or advisable to (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws applicable to this Agreement or the Merger; and (2) obtain any required approvals or consents pursuant to any Antitrust Laws applicable to this Agreement or the Merger, in each case as promptly as practicable and in any event prior to the Termination Date. Each of Parent and Merger Sub shall (and shall cause its respective Affiliates), on the one hand, and the Company shall (and shall cause its Subsidiaries), on the other hand, promptly inform the other of any material communication from any Governmental Authority regarding the Merger in connection with such filings. If any Party or any Affiliate thereof receives a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any similar request pursuant to any other Antitrust Laws applicable to the Merger, then such Party will make (or cause to be made), as promptly as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request.

(b)    Antitrust Approvals. In furtherance and not in limitation of the foregoing, if and to the extent advisable and necessary to obtain the expiration or termination of the waiting period pursuant to the HSR Act and any other Antitrust Laws applicable to the Merger, or to obtain any consents or approvals pursuant to applicable Antitrust Laws, as soon as reasonably practicable and in any event prior to the Termination Date, each of Parent and Merger Sub shall (and shall cause their respective controlled Affiliates to) (i) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (A) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, properties, products or businesses of Parent and Merger Sub (and their respective controlled Affiliates, if applicable), on the one hand, and the Company and its Subsidiaries, on the other hand; and (B) any other restrictions on the activities of Parent and Merger Sub (and their respective controlled Affiliates, if applicable), on the one hand, and the Company and its Subsidiaries, on the other hand; and (ii) contest, defend and appeal any Legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger; provided, however, that, notwithstanding anything in the Agreement or this Section 6.2(b)(ii) to the contrary, nothing in this Agreement shall limit the obligation of Parent and Merger Sub to, and cause each of their respective controlled Affiliates to, take any and all steps necessary to eliminate each and every impediment under any Antitrust Law to consummate the Merger and the other transactions contemplated hereby prior to the Termination Date; provided, further, that Parent and Merger Sub shall not be obligated to take or agree to take any action with respect to the Company or its Subsidiaries the effectiveness of which is not conditioned on the Closing occurring.

(c)    Cooperation. In furtherance and not in limitation of the foregoing, the Company, Parent and Merger Sub shall (and shall cause their respective Affiliates and Subsidiaries, respectively, to), subject to any restrictions under applicable Laws, keep the other parties apprised of the content and status of any material communications with or from any Governmental Authority with respect to the Merger, including (i) promptly notify the Parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other parties to review and discuss in advance (and to consider in good faith any comments made by the other parties in relation to) any proposed draft notifications, formal notifications, filing, submission or other material written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority; (ii) keep the Parties reasonably informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the expiration of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Laws and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) not independently participate in any meeting, hearing, proceeding or discussions (whether in person, by telephone or otherwise) with or before any Governmental Authority in respect of the Merger without giving the other Parties reasonable prior notice of such meeting or substantive discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. Parent and Merger Sub will not, without the prior written consent of the Company, extend or offer or agree to extend any waiting period under the HSR Act or any other Antitrust Law, or enter into any agreement with any Governmental Authority related to this Agreement or the transactions contemplated by this Agreement. The Parties shall coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods, including under the HSR Act. However, each of the Company, Parent and Merger Sub may, as it deems advisable and necessary, reasonably designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information shall not be shared with employees, officers or directors or their equivalents of the other Party without approval of the party providing the non-public information; provided, that each of the Company, Parent and Merger Sub may redact such information as necessary to (i) remove any valuation and related information, or (ii) address any contractual arrangements or reasonable attorney-client or other privilege or confidentiality concerns before sharing any information provided to any Governmental Authority with another Party on an “outside counsel” only basis.

(d)    Other Actions. Each of Parent and Merger Sub agrees that, between the date hereof and the Closing, it shall not, and shall not permit any of its Affiliates to, enter into or consummate any Contracts or arrangements for an acquisition (by stock purchase, merger, consolidation, purchase of assets, license or otherwise) of any ownership interest, assets or rights of any Person if such ownership interest, assets or rights would (including the termination or expiration of the waiting period pursuant to the HSR Act or any other Antitrust Law) result in any material delay in obtaining, or to result in the failure to obtain, any regulatory approvals required in connection with the Merger, or which would otherwise prevent or delay the Merger in any material respect.

6.3    Proxy Statement and Other Required SEC Filings.

(a)    Proxy Statement. As promptly as practical following the date of this Agreement, the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Shareholder Meeting. Subject to Section 5.3, the Company shall include the Company Board Recommendation in the Proxy Statement.

(b)    Other Required Company Filing. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other

Required Company Filing”), then the Company (with the assistance and cooperation of Parent and Merger Sub as reasonably requested by the Company) shall promptly prepare and file such Other Required Company Filing with the SEC. The Company shall use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NYSE. The Company may not file the Proxy Statement or any Other Required Company Filing with the SEC without providing Parent and its counsel a reasonable opportunity to review and comment thereon and shall consider in good faith all reasonable additions, deletions or changes suggested thereto by Parent and its counsel. On the date of mailing of the Proxy Statement to the Company Shareholders and at the time of the Company Shareholder Meeting, the Company shall ensure that neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, false or misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing.

(c)    Furnishing Information. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing. If at any time prior to the Company Shareholder Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement or any Other Required Company Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information shall promptly notify the other, and an appropriate amendment or supplement to such filing describing such information shall be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Shareholders.

(d)    Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement or any Other Required Company Filing, as the case may be, without providing the other Party, to the extent practicable, a reasonable opportunity to review and comment on such written communication and shall consider in good faith all reasonable additions, deletions or changes suggested thereto by the other Party and its counsel.

(e)    Notices. The Company, on the one hand, and Parent and Merger Sub, on the other hand, shall advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement or any Other Required Company Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement or any Other Required Company Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith.

(f)    Dissemination of Proxy Statement. Subject to applicable Law, the Company shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Shareholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement; provided that, the Company shall not be required to file or mail the definitive Proxy Statement prior to the expiration of the Go-Shop Period.

6.4    Company Shareholder Meeting.

(a)    Call of Company Shareholder Meeting. Subject to the provisions of this Agreement, the Company will take all action necessary in accordance with the CICL, the Company’s Organizational Documents and the rules and regulations of the NYSE to establish a record date for, duly call, give notice of, convene and hold a meeting of its shareholders (the “Company Shareholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Shareholders for the purpose of obtaining the Requisite Shareholder Approval. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Shareholder Meeting at any time prior to the 25th Business Day following the mailing of the Proxy Statement to the Company Shareholders. Subject to Section 5.3, the Company will use reasonable best efforts to solicit proxies to obtain the Requisite Shareholder Approval. In the event that the Company Board makes a Company Board Recommendation Change, the Company will nevertheless submit this Agreement to the Company Shareholders for the purpose of obtaining the Requisite Shareholder Approval unless this Agreement shall have been terminated in accordance with its terms prior to the Company Shareholder Meeting. The Company shall permit Parent and its Representatives to attend the Company Shareholder Meeting.

(b)    Adjournment of Company Shareholder Meeting. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Shareholder Meeting (i) to allow additional solicitation of votes in order to obtain the Requisite Shareholder Approval; (ii) if there are holders of an insufficient amount of Company Shares present or represented by proxy at the Company Shareholder Meeting to constitute a quorum at the Company Shareholder Meeting (it being understood that the Company may not postpone or adjourn the Company Shareholder Meeting more than two times pursuant to clause (i) or this clause (ii) without the prior written consent of Parent); (iii) if the Company is required to postpone or adjourn the Company Shareholder Meeting by applicable Law or a request from the SEC or its staff; or (iv) if the Company Board (or a committee thereof) has determined in good faith (after consultation with outside legal counsel) that it is reasonably likely to be required under applicable Law to postpone or adjourn the Company Shareholder Meeting in order to give the Company Shareholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Shareholders or otherwise made available to the Company Shareholders (including in connection with any Company Board Recommendation Change).

6.5    Financing.

(a)    No Amendments to Financing Letters. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub not permit any replacement, amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Debt Financing Letters if such amendment, replacement, modification or waiver would, or would reasonably be expected to, (i) reduce the aggregate amount of the Financing, including by changing the amount of the fees to be paid or the original issue discount of the Financing, unless (A) the Equity Financing is increased by an equivalent amount or (B) the aggregate amount of the Financing would still be sufficient to fund all of the amounts required to be provided by Parent or Merger Sub for the consummation of the transactions contemplated by this Agreement; (ii) impose new or additional conditions or otherwise expand, amend or modify any of the existing conditions to the receipt of the Financing (solely to the extent such amendment or modification does not have an adverse impact on the Company); (iii) adversely impact the ability of Parent or Merger Sub (or their Affiliates party thereto) or the Company, as applicable, to enforce its rights against the other Parties to the Financing Letters or the definitive agreements with respect thereto; (iv) prevent, impede or materially delay the timely consummation of the Financing or the Closing; or (v) make the funding of the Financing (or satisfaction of the conditions to obtaining the Financing) less likely to occur; provided that, for the avoidance of doubt, Parent and Merger Sub, as applicable, may amend or modify (or amend and restate) the Debt Commitment Letter, any fee credit or discount or engagement letters, solely to (X) add lenders, lead arrangers, bookrunners, syndication agents or any Person with similar roles or titles who had not executed the Debt Commitment Letter as of the date of this Agreement, (Y) amend titles, allocations and fee sharing arrangements with respect to the existing and additional lenders, arrangers, bookrunners, agents, managers or similar entities and/or (Z) increase the amount of Debt Financing thereunder. Any reference in this Agreement to (1) the “Financing” will include the financing contemplated by the Debt Financing Letters as amended, replaced or modified; and (2) “Equity Commitment Letter,” “Debt Commitment Letters” or “Financing Letters” will include such documents as amended, replaced or modified.

(b)    Taking of Necessary Actions. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange and obtain the Financing on the terms and conditions (including, to the extent required, the full exercise of any market flex provisions) described in the Financing Letters, including using its reasonable best efforts to (i) maintain in effect the Financing Letters in accordance with the terms and subject to the conditions thereof until the Merger is consummated and all amounts required to be paid by Parent pursuant to Sections 2.8(h), Section 2.9(b) and Section 6.16 have been paid (subject to Parent and Merger Sub’s right to replace, restate, supplement, modify, assign, substitute, waive or amend the Financing Letters as expressly permitted by this Agreement); (ii) negotiate and execute the Debt Financing Documents (in any event no later than the Closing); (iii) satisfy on a timely basis (in any event no later than the Closing) all conditions to funding that are applicable to Parent and Merger Sub in the Debt Commitment Letters and the Debt Financing Documents and in the Equity Commitment Letter; (iv) in the event that the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (or, upon funding, would be satisfied) and conditions to the availability of the Financing have been satisfied or waived (or, with the funding of the Financing, would be concurrently satisfied), consummate the Financing at or prior to the Closing; (v) comply with its obligations pursuant to the Financing Letters; and (vi) enforce its rights pursuant to the Financing Letters. Parent and Merger Sub will fully pay, or cause to be fully paid, all commitment or other fees arising pursuant to the Financing Letters as and when they become due.

(c)    Information. Parent shall (i) keep the Company informed in reasonable detail of the status of its efforts to arrange the Financing; and (ii) upon request of the Company, provided the Company with copies of all substantially final drafts and excluded definitive agreements related to the Debt Financing. Without limiting the generality of the foregoing, Parent and Merger Sub shall give the Company prompt notice (A) of any breach (or threatened breach) or default (or any event or circumstance that, with notice or lapse of time or both, would reasonably be expected to give rise to any material breach or default) by any party to the Financing Letters or definitive agreements related to the Financing; (B) of the receipt by Parent or Merger Sub of any written notice or communication from any Financing Source with respect to any actual or threatened material breach or default, termination or repudiation by any party to the Financing Letters or any definitive agreements related to the Financing of any provisions of the Financing Letters or such definitive agreements; or (C) if for any reason Parent or Merger Sub at any time believes there is a reasonable likelihood that it will not be able to obtain all or any portion of the Financing on the terms, in the manner or from the sources contemplated by the Financing Letters or any definitive agreements related to the Financing. Parent must provide any information reasonably requested by the Company relating to any of the circumstances referred to in the previous sentence as soon as reasonably practical after the date that the Company delivers a written request therefor to Parent. Parent must, and must use reasonable best efforts to cause the Debt Financing Sources to, provide the Company and its Representatives with such access to the Debt Financing Sources as the Company and its Representatives may reasonably request for the purpose of allowing the Company and its Representatives to understand the status of Parent’s efforts to arrange the Financing.

(d)    Alternate Debt Financing. If any portion of the Debt Financing becomes unavailable on the terms and conditions (including the market flex provisions) contemplated in the Debt Commitment Letters, Parent will use its reasonable best efforts to arrange, as promptly as practicable following the occurrence of such event, to (i) obtain alternative financing from alternative financing sources with terms and conditions not materially less favorable to Parent and Merger Sub than those contained in the Debt Commitment Letter and on terms as are reasonably available for financings of the type contemplated by the Debt Commitment Letter in the debt markets at such time and in an amount at least equal to the Debt Financing or such unavailable portion thereof, as the case may be (the “Alternate Debt Financing”); and (ii) obtain one or more new financing commitment letters with respect to such Alternate Debt Financing (the “New Debt Commitment Letters”), which new letters will replace the existing Debt Commitment Letters in whole or in part. Parent will promptly provide a copy of any New Debt Commitment Letters (and any fee letter in connection therewith, which may be redacted in a manner consistent with Section 4.11(a) hereof) to the Company. In the event that any New Debt Commitment Letters are obtained, (A) any reference in this Agreement to the “Debt Commitment Letters” will be deemed to include the Debt Commitment Letters to the extent not superseded by a New Debt Commitment Letter at the time in question and any New Debt Commitment Letters to the extent then in effect; and (B) any reference in this Agreement to the “Debt Financing” includes the debt financing contemplated by the Debt Commitment Letters as modified pursuant to the foregoing.

(e)    No Financing Condition. Parent and Merger Sub each acknowledge and agree that obtaining the Financing is not a condition to the Closing.

6.6    Financing Cooperation.

(a)    Cooperation. During the period between the date of this Agreement and the Effective Time, the Company will use its reasonable best efforts, and will cause each of its Subsidiaries to use its respective reasonable best efforts, in each case at Parent’s sole expense, to provide Parent with all cooperation reasonably requested by Parent in connection with the arrangement of the Debt Financing (and after the occurrence of the Offering Determination such financing contemplated in connection with the Offering Determination), including using reasonable best efforts to do the following:

(i)    furnishing Parent and the Debt Financing Sources with (A) the Financing Information (and ensure that it is Compliant) and (B) such other financial and other pertinent information pertaining to the Company and its Subsidiaries as the Parent and the Debt Financing Sources may reasonably request (it being understood that the Company shall not be required to provide (x) any financial statements other than those required to be delivered pursuant to clauses (i) and (ii) of paragraph 10 of Annex III to the Debt Commitment Letter and (y) any Excluded Information);

(ii)    causing senior management (with appropriate seniority and expertise) of the Company and its Subsidiaries, to execute and deliver the Debt Financing Documents (on behalf of Merger Sub and prior to the Effective Time, not, for the avoidance of doubt, on behalf of the Company or its Subsidiaries), to participate in of meetings, presentations, conference calls, sessions with rating agencies, and other customary syndication activities, at mutually agreeable times in mutually agreeable locations upon reasonable advance notice; provided that a reasonable number of ratings agency meetings, drafting sessions, and bank or investors meetings in respect of any syndicated bank facilities or, after the occurrence of the Offering Determination, a high yield notes offering shall be required to be in-person;

(iii)    causing senior management (with appropriate seniority and expertise) of the Company and its Subsidiaries to provide reasonable and customary assistance with the preparation of materials for rating agency presentations, bank information memoranda, offering documents for high yield debt securities and other customary marketing materials (including delivery of customary authorization and representation letters (including customary representations (solely with respect to the Company and its Subsidiaries) with respect to the absence of material non-public information in the public-side version of documents distributed to potential lenders and the absence of material misstatements)) and provide reasonable cooperation with the due diligence efforts of the Debt Financing Sources and the obtaining of ratings from one or more ratings agencies, to the extent reasonable and customary; provided that, for the avoidance of doubt, all marketing materials should reflect that Merger Sub or one of its Affiliates is the borrower under the Debt Financing;

(iv)    causing senior management (with appropriate seniority and expertise) of the Company and its Subsidiaries to assist to the extent reasonably necessary Parent in connection with the preparation of disclosure schedules for any Debt Financing Documents as may be reasonably requested by Parent or the Debt Financing Sources, and otherwise reasonably facilitating the pledging of collateral and the granting of security interests in respect of the Debt Financing, in each case, solely in respect of the Company and solely as required to be delivered at Closing pursuant to the terms of the Debt Financing Commitment Letters, it being understood that such documents will not take effect until the Effective Time;

(v)    furnishing due diligence materials, financial and other pertinent information relating to the Company and its Subsidiaries and its and their respective businesses (including information to be used in the preparation of rating agency presentations, bank confidential information memoranda and similar customary documents regarding the business and operations of the Company and its Subsidiaries reasonably required in connection with the Debt Financing) to Parent, Merger Sub and the Debt Financing Sources to the extent reasonably requested by Parent to assist in the preparation of such marketing materials to be used in connection with the Debt Financing (including in connection with the syndication of a credit facility as contemplated by the Debt Commitment Letters);

(vi)    facilitating the obtaining and delivering pay-off letters (and the accompanying lien releases and terminations) in form and substance reasonably satisfactory to Parent in respect of the Credit Agreement on or prior to the Closing Date;

(vii)    furnishing Parent and the Debt Financing Sources (and in any event, no less than four (4) Business Days prior to the Closing Date) with all customary documentation and information reasonably available regarding the Company required by regulatory authorities pursuant to applicable “know your customer” and anti-money laundering rules and regulations (including the USA PATRIOT Act), to the extent reasonably requested in writing at least ten (10) Business Days prior to Closing; and

(viii)    taking all corporate (or otherwise applicable governance) actions, subject to the occurrence of the Effective Time, reasonably requested by Parent that are necessary or customary to permit the consummation of the Debt Financing (and from the occurrence of the Offering Determination any high yield debt financing) and to permit the proceeds thereof to be made available on the Closing Date to consummate the transactions contemplated by this Agreement.

Notwithstanding the foregoing, between the date of the occurrence of the Offering Determination and the Inside Date, the Company will use its reasonable best efforts, and will cause each of its Subsidiaries to use its respective reasonable best efforts, in each case at Parent’s sole expense, to provide Parent with all cooperation reasonably requested by Parent in connection with consummating an offering of non-convertible debt securities under Rule 144A promulgated under the Securities Act, including using reasonably best efforts in (i) providing the cooperation set forth in clause (a) above, (ii) requesting that its independent auditors assist and cooperate with the high yield notes offering, including by providing the Specified Auditor Assistance, (iii) reviewing and commenting on Parent’s draft of a business description (solely as it relates to the Company and its Subsidiaries) and “Management’s Discussion and Analysis” of the Company financial statements to be included in offering documents, (iv) furnishing Parent and the Financing Sources as promptly as reasonably practicable with (A) the Financing Information and (B) customary “flash” or “recent development” revenue information (which may be provided in a reasonable range or estimate and may be provided on a non-GAAP basis) for any fiscal quarter or year ending after the date hereof and prior to the Inside Date and (v) ensuring that the Financing Information is Bond Compliant.

(b)    Obligations of the Company. Nothing in this Section 6.6 will require the Company or any of its Subsidiaries to (i) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses for which it will not receive reimbursement; (ii) enter into any definitive agreement prior to the Effective Time; (iii) give any indemnities that are prior to the Effective Time for which it is not simultaneously indemnified by Parent or its Affiliates in a manner reasonably satisfactory to the Company; (iv) take any action that, in the good faith determination of the Company, would unreasonably interfere with the conduct of the business or the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries; (v) take any action that could reasonably be expected to result in a contravention of, violation or breach of, or default under, the Agreement, any Organizational Document, Material Contract or any Law; or (vi) provide access to or disclose information which would result in waiving any attorney-client privilege, work-product or similar privilege. In addition, notwithstanding anything to the contrary in this Section 6.6, no action, liability or obligation of the Company, any of its Subsidiaries or any of their respective Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing will be effective until the Effective Time (in each case, other than the authorization and representation letters referred to in clause (a)(iii) above and “know-your-customer” information referred to in clause (a)(vii) above), and neither the Company nor any of its Subsidiaries or their respective Representatives will be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time. Nothing in this Section 6.6 will require the Company, its Subsidiaries or their respective Representatives to (1) pass resolutions or consents to approve or authorize the Debt Financing or the execution and delivery of the definitive documents that go effective prior to the Effective Time (and shall only be executed by officers and directors which will continue to be authorized after the Effective Time) (in each case, other than the authorization and representation letters referred to in clause (a)(iii) above and “know-your-customer” information referred to in clause (a)(vii) above), (2) take any action that could reasonably be expected to result in any Representative of the Company or any of its Subsidiaries incurring personal liability (as opposed to liability in his or her capacity as an officer of such person) with respect to any matters related to the Debt Financing, (3) incur any liability (or cause its directors, officers or employees to incur any liability) under the Debt Financing prior to the Effective Time or (4) cause the delivery of any legal opinions.

(c)    Deemed Compliance. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be deemed to have complied with this Section 6.6 for all purposes of this Agreement (including Article VI, Article VII and Article VIII) unless the Debt Financing has not been obtained primarily as a result of the Company’s Willful and Material Breach of its obligations under this Section 6.6. The Parties hereto acknowledge that this Section 6.6 represents the sole obligation of the Company, its Subsidiaries and Affiliates and their respective officers, directors, employees and other Representatives with respect to the cooperation in connection with the Financing and no other provision of the Agreement (including exhibits and schedules) shall be deemed to expand or modify such obligations.

(d)    Use of Logos. The Company hereby consents to the use of its and its Subsidiaries’ logos in a form and manner reasonable acceptable to the Company in connection with the Debt Financing so long as such logos (i) are used solely in a manner that is not intended or likely to, and will not, harm or disparage the Company or any of its Subsidiaries, taken as a whole, or the reputation or goodwill of the Company or any of its Subsidiaries, taken as a whole, and all goodwill arising from the use thereof shall inure to the Company and (ii) are used solely in connection with a description of the Company, its business and products or the Merger.

(e)    Confidentiality. All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Agreement shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub will be permitted to disclose such information to any Financing Sources or prospective financing sources and other financial institutions and investors that are or may become parties to the Debt Financing and to any underwriters, initial purchasers or placement agents in connection with the Debt Financing (and, in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by the Confidentiality Agreement as if parties thereto; or (ii) are subject to other confidentiality undertakings reasonably satisfactory to the Company and of which the Company is an express third party beneficiary.

(f)    Reimbursement. Promptly upon written request by the Company, Parent will reimburse the Company for any out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Company, its Subsidiaries or any of their Representatives in connection with the cooperation of the Company, its Subsidiaries and their Representatives contemplated by this Section 6.6; provided, that Parent shall not be required to reimburse the Company for any costs and expenses incurred with respect to the financial statements, financial information or other materials prepared prior to the date of this Agreement that may be used in connection with the Debt Financing.

(g)    Indemnification. The Company, its Subsidiaries and their respective Representatives shall be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the Financing pursuant to this Agreement or the provision of information utilized in connection therewith; provided, that the foregoing shall not apply to the extent that such liabilities, costs, losses or expenses are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct of the Company, of its Subsidiaries or any of their respective Representatives. Parent’s obligations pursuant to Section 6.6(f) and this Section 6.6(g) are referred to collectively as the “Reimbursement Obligations”.

(h)    No Exclusive Arrangements. In no event will Guarantor, Parent, Merger Sub or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in Parent or Merger Sub and the financing sources or potential financing sources of Parent, Merger Sub and such investors) enter into any Contract expressly prohibiting or seeking to expressly prohibit any bank, investment bank or other potential provider of debt or equity financing from providing or seeking to provide debt or equity financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company or any of its Subsidiaries or in connection with the Merger.

6.7    Anti-Takeover Laws. The Company and the Company Board shall (a) take all actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to the Merger or the Voting Agreement; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to the Merger or the Voting Agreement, take all action within their power to ensure that the Merger may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.

6.8    Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall afford Parent and its Representatives reasonable access, consistent with applicable Law, during normal business hours, upon reasonable advance request provided in writing to the General Counsel of the Company, or another Person designated in writing by the Company, to the properties, books and records and personnel and consultants of the Company and its Subsidiaries, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law or Contract requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) such disclosure relates to interactions with other prospective buyers of the Company or the negotiation of this Agreement and the transactions contemplated hereby, or information relating to the analysis, valuation or consideration of the Merger or the transactions contemplated hereby; (d) access to a Contract to which the Company or any of its Subsidiaries is a party or otherwise bound would violate or cause a default pursuant to, or give a third Person the right to terminate or accelerate the rights pursuant to, such Contract; (e) access would result in the disclosure of any trade secrets of third Persons; or (f) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand; provided that the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company shall use its reasonable best efforts to allow the disclosure of such information (or as much of it as possible) in a manner that would not violate any of clauses (a) through (f). Nothing in this Section 6.8 shall be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.8 shall be conducted in a manner that (i) does not unreasonably interfere with the conduct of the business of the Company or any of its Subsidiaries, or (ii) create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.8. All requests for access pursuant to this Section 6.8 must be directed to the General Counsel of the Company or another person designated in writing by the Company.

6.9    Section 16(b) Exemption. Prior to the Effective Time, the Company shall be permitted to take all such actions as may be reasonably necessary or advisable hereto to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

6.10    Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a)    Indemnified Persons. The Surviving Company and its Subsidiaries shall, and Parent shall cause the Surviving Company and its Subsidiaries to, honor and fulfill the obligations of the Company and any of its Subsidiaries pursuant to any indemnification agreements listed on Section 6.10(a) of the Company Disclosure Letter between the Company and any of its Subsidiaries, on the one hand, and any of their respective current or former directors, officers or employees (and any person who becomes a director, officer or employee of the Company or any of its Subsidiaries prior to the Effective Time), on the other hand (collectively, the “Indemnified Persons”). In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Company and its Subsidiaries shall (and Parent shall cause the Surviving Company and its Subsidiaries to) cause the Organizational Documents of the Surviving Company and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Organizational Documents of the Subsidiaries of the Company, as applicable, as of the date of this Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable Law.

(b)    Indemnification Obligation. Without limiting the generality of the provisions of Section 6.10(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Company shall (and Parent shall cause the Surviving Company to) indemnify and hold harmless, to the fullest extent permitted by applicable Law or pursuant to any indemnification agreements listed on Section 6.10(a) of the Company Disclosure Letter with the Company and any of its Subsidiaries in effect on the date of this Agreement, each Indemnified Person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, penalties, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) the fact that an Indemnified Person is or was a director, officer, employee or agent of the Company or such Subsidiary or Affiliate; (ii) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries or other Affiliates, or taken at the request of the Company or such Subsidiary or Affiliate (including in connection with serving at the request of the Company or such Subsidiary or Affiliate as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan)), regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time; and (iii) the Merger, as well as any actions taken by the Company, Parent or Merger Sub with respect thereto, except that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.10(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such Legal Proceeding, the Surviving Company shall advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding upon receipt of an undertaking from such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified. Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Company nor any of their respective Affiliates shall settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification is reasonably likely to be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Person from all liability arising out of such Legal Proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Company (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which shall be paid by the Surviving Company.

(c)    D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Company shall (and Parent shall cause the Surviving Company to) maintain in effect the Company’s current directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance; provided, that Parent may (i) substitute therefor policies of an insurance company the terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the Company’s existing policies as of the date hereof or (ii) request that the Company obtain such extended reporting period coverage under its existing insurance programs (to be effective as of the Effective Time). In satisfying its obligations pursuant to this Section 6.10(c), the Surviving Company will not be obligated to pay annual premiums in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year (such amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Company shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. Prior to the Effective Time, the Company may purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the aggregate cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company elects to purchase such a “tail” policy prior to the Effective Time, the Surviving Company shall (and Parent shall cause the Surviving Company to) maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder for so long as such “tail” policy is in full force and effect in lieu of maintaining the D&O Insurance.

(d)    Successors and Assigns. If Parent, the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or Surviving Company or entity in such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then proper provisions will be made so that the successors and assigns of Parent, the Surviving Company or any of their respective successors or assigns shall assume all of the obligations of Parent and the Surviving Company set forth in this Section 6.10.

(e)    No Impairment. The obligations set forth in this Section 6.10 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other Person who is a beneficiary pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives)) without the prior written consent of such affected Indemnified Person or other Person. Each of the Indemnified Persons or other Persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives) are intended to be third party beneficiaries of this Section 6.10, with full rights of enforcement as if a Party. The rights of the Indemnified Persons (and other Persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives)) pursuant to this Section 6.10 will be in addition to, and not in substitution for, any other rights that such Persons may have pursuant to (i) the Company’s Organizational Documents; (ii) the Organizational Documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries; or (iv) applicable Law (whether at Law or in equity).

(f)    Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims pursuant to such policies or agreements.

6.11    Employee Matters.

(a)    Acknowledgement. Parent hereby acknowledges and agrees that a “change of control” (or similar phrase) within the meaning of each of the Employee Plans, as applicable, will occur as of the Effective Time.

(b)    Existing Arrangements. From and after the Effective Time, the Surviving Company shall (and Parent shall cause the Surviving Company to) honor all of the Employee Plans listed on Section 3.19(a) of the Company Disclosure Letter in accordance with their terms as in effect immediately prior to the Effective Time. Notwithstanding the foregoing, nothing will prohibit the Surviving Company from amending or terminating any such Employee Plans or compensation or termination or severance arrangements in accordance with their terms or if otherwise required pursuant to applicable Law.

(c)    Employment; Benefits. For a period until the earlier of one (1) year following the Effective Time and December 31, 2020 (the “Continuation Period”), the Surviving Company and its Subsidiaries shall (and Parent shall cause the Surviving Company and its Subsidiaries to) cause each Continuing Employee to be provided with (i) a base salary or wages that are no less favorable than such Continuing Employee’s base salary or wages immediately prior to the Closing, (ii) annual target cash incentive opportunities that, in the aggregate are no less favorable than such Continuing Employee’s annual target cash incentive opportunities in effect immediately prior to the Closing, (iii) severance benefits in accordance with the formula set forth on Section 3.19 of the Company Disclosure Letter (with respect to U.S. employees) or in accordance with applicable Laws (with respect to non-U.S. employees) and (iv) other employee benefits (excluding annual cash bonus and commission opportunities (which are specifically addressed by clause (ii) above), equity-based compensation, non-qualified deferred compensation, defined benefit pension (except as required by law), retiree medical or life benefits, retention, long-term incentive, change in control or transaction based bonus plans, arrangements or agreements) that are substantially comparable in the aggregate to those employee benefits (excluding annual cash bonus and commission opportunities (which are specifically addressed by clause (ii) above), equity-based compensation, non-qualified deferred compensation, defined benefit pension, retiree medical or life benefits, retention, long-term incentive, change in control or transaction based bonus plans, arrangements or agreements) provided to such Continuing Employee immediately prior to the Closing.

(d)    New Plans. Solely for purposes of determining (i) eligibility to participate and vesting under any benefit plans maintained by Parent or any of its Subsidiaries, including the Surviving Company (“New Plans”) (including any vacation, paid time-off and severance plans), and (ii) benefit accruals and level of benefits under any vacation, paid time-off and severance plans that are New Plans, the Surviving Company and its Subsidiaries shall (and Parent shall cause the Surviving Company and its Subsidiaries to) cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time to the same extent that such service was recognized under a similar plan, program, policy or arrangement of the Company or any of its Subsidiaries as of the Effective Time, except that such service need not be credited to the extent that it would result in duplication of coverage or benefits. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in the New Plans to the extent that coverage pursuant to any such New Plan replaces coverage pursuant to a comparable Employee Plan in which such Continuing Employee participates immediately before the Effective Time (“Old Plans”), (ii) for purposes of each New Plan providing life insurance, medical, dental, pharmaceutical, vision or disability benefits to any Continuing Employee, the Surviving Company shall use commercially reasonable efforts to cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents to the same extents such requirements were waived or satisfied under the comparable Old Plan, and the Surviving Company shall use commercially reasonable efforts to cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date that such Continuing Employee’s participation in the corresponding New Plan begins to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time, and will not be subject to accrual limits or other forfeiture and shall not limit future accruals.

(e)    Additional Matters. Parent and the Company agree to the matters set forth in Section 6.11(e) of the Company Disclosure Letter.

(f)    No Third Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.11 will not be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Company or any of their respective Subsidiaries to terminate any Continuing Employee for any reason; (ii) require Parent, the Surviving Company or any of their respective Subsidiaries to continue any Employee Plan or prevent the amendment, modification or termination thereof after the Effective Time; or (iii) create any third party beneficiary rights in any Person. Notwithstanding anything in this Section 6.11 to the contrary, nothing in this Agreement, whether express or implied, shall be treated as an amendment or other modification of any Employee Plan or any other employee benefit plans of the Company, Parent or any of their Subsidiaries.

6.12    Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Company to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub shall be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

6.13    Public Statements and Disclosure. The initial press release with respect to the execution and delivery of this Agreement and the Merger shall be a joint press release reasonably acceptable to the Company and Parent. Thereafter, (x) each of the Company, Parent and Merger Sub agrees that no public filing, release or announcement concerning the transactions contemplated hereby shall be issued by any Party without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld, conditioned or delayed), except that no consent shall be required for any such filing, release or announcement required by applicable Law, regulation or stock exchange rule or listing agreement; provided that the applicable Party shall use its reasonable best efforts to provide the other Parties with a right to review such filing, release or announcement in advance (to the extent permissible), and (y) the Company (other than with respect to the portion of any communication relating to an Acquisition Proposal or Company Board Recommendation Change), on the one hand, and Parent and Merger Sub, on the other hand, will use their respective reasonable best efforts to consult with the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in any such case to the extent relating to the Merger, except that none of the Parties will be obligated to engage in such consultation with respect to communications that are (i) required by applicable Law, regulation or stock exchange rule or listing agreement; (ii) principally directed to employees, suppliers, customers, partners or vendors or (iii) not inconsistent with public statements previously made in accordance with this Section 6.13; provided that, the foregoing shall not restrict disclosures or communications by Canyon Holdings, Parent, Merger Sub and their Affiliates to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions, and deal descriptions on such Person’s website in the ordinary course of business.

6.14    Transaction Litigation. Prior to the Effective Time, each Party will provide the other Parties with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep such other Parties reasonably informed with respect to the status thereof. Each Party will (a) give the other Parties the opportunity to participate in (but not control) the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with the other Parties with respect to the defense, settlement and prosecution of any Transaction Litigation. No Party may compromise or settle, or agree to compromise or settle, any Transaction Litigation unless the other Parties have consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.14, “participate” means that (i) Parent shall be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Party receiving notice of Transaction Litigation (to the extent that the attorney-client privilege between such Party and its counsel is not undermined or otherwise affected), and (ii) may offer comments or suggestions with respect to such Transaction Litigation but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above. For the avoidance of doubt, any Legal Proceeding relating to Dissenting Shares shall be governed by Section 2.7(c).

6.15    Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NYSE to cause (a) the delisting of the Company Shares from NYSE as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Shares pursuant to the Exchange Act as promptly as practicable after such delisting.

6.16    Credit Agreement. At or prior to the Effective Time, Parent will provide (or cause to be provided) to the Company funds in an amount equal to the amount necessary for the Company to repay and discharge in full all amounts outstanding pursuant to the terms of the Credit Agreement.

6.17    Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole shareholder of Merger Sub, shall execute and deliver to Merger Sub and the Company a special resolution authorizing the Plan of Merger in accordance with the CICL.

6.18    Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Company with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party shall use their reasonable best efforts to take such action.

6.19    Works Councils. Prior to Closing, Parent, the Company and its Subsidiaries shall cooperate in good faith in order for the Company and its Subsidiaries to comply with all applicable Laws, Employee Plans and Collective Bargaining Agreements with respect to notification of, and consultation with, works councils, unions or similar labor organizations in connection with the transactions contemplated by this Agreement.

6.20    Section 280G. As promptly as reasonably practicable following the date of this Agreement, the Company shall deliver to Parent its good faith estimated Section 280G calculations with respect to any “disqualified individuals” (within the meaning of Section 280G(c) of the Code) in connection with the transactions contemplated by this Agreement.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1    Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction (or waiver by Parent and the Company where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a)    Requisite Shareholder Approval. The Company’s receipt of the Requisite Shareholder Approval at the Company Shareholder Meeting.

(b)    HSR Act and Other Governmental Approvals. (i) The waiting periods (and any extensions thereof), if any, applicable to the Merger pursuant to the HSR Act will have expired or otherwise been terminated and (ii) any applicable waiting periods, together with any extensions thereof, and consents required from, or notices provided to, any Governmental Authority as set forth on Section 7.1(b) of the Company Disclosure Letter shall have expired, been terminated, obtained or provided.

(c)    No Prohibitive Laws or Injunctions. No Law, temporary restraining order, preliminary or permanent injunction issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger, that in each case prohibits, makes illegal, or enjoins the consummation of the Merger.

7.2    Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:

(a)    Representations and Warranties.

(i)    Other than the representations and warranties listed in Sections 7.2(a)(ii) and 7.2(a)(iii), the representations and warranties of the Company set forth in Article III shall be true and correct as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein, except for such failures to be true and correct that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(ii)    The representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3, Section 3.4, Section 3.5, clause (a) of Section 3.6, and (except for the portions of Section 3.8 listed in Section 7.2(a)(iii)) Section 3.8, and (only with regards to “Significant Subsidiaries” as defined in Rule 1.02 of Regulation S-X of the Securities Act), Section 3.9(b) and Section 3.9(c) that (A) are not qualified by Company Material Adverse Effect or other materiality qualifiers shall be true and correct in all material respects as of the Closing Date as if made at and as of the date of this Agreement and as of the Closing Date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date); and (B) that are qualified by Company Material Adverse Effect or other materiality qualifiers shall be true and correct as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) without disregarding such Company Material Adverse Effect or other materiality qualifiers qualifications.

(iii)    The representations and warranties set forth in Section 3.8(a), the first and second sentences of Section 3.8(b), the first sentence of Section 3.8(c), and the second sentence of Section 3.13 shall have been be true and correct as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), except where the failure to be so true and correct in all respects has not resulted in, and would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and their Affiliates, individually or in the aggregate, that is more than de minimis.

(b)    Performance of Obligations of the Company. The Company shall have performed and complied in all material respects with the covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing; provided that, the Company’s non-compliance or non-performance (in whole or in part) of the covenant and obligations set forth in Section 6.19 will not be taken into account in determining whether the condition in this Section 7.2(b) has or has not been satisfied.

(c)    Officer’s Certificate. Parent and Merger Sub shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d)    Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred after the date of this Agreement.

7.3    Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company where permissible pursuant to applicable Law) prior to the Effective Time of each of the following conditions:

(a)    Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in Article IV shall be true and correct as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (in each case except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) without giving effect to any materiality or Parent Material Adverse Effect qualifications set forth therein, except for such failures to be true and correct that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)    Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed and complied in all material respects with the covenants, obligations and conditions of this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.

(c)    Officer’s Certificate. The Company shall have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1    Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a)    at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Shareholder Approval) by mutual written agreement of Parent and the Company;

(b)    by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Shareholder Approval) if any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or otherwise restrains or enjoins the consummation of the Merger and has become final and non-appealable, except that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party that has failed to use its reasonable best efforts to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such injunction, action, statute, rule, regulation or order;

(c)    by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Shareholder Approval) if the Effective Time has not occurred by 11:59 p.m., New York City time, on April 19, 2020 (the “Termination Date”), it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VII prior to the Termination Date; or (B) the failure of the Effective Time to have occurred prior to the Termination Date;

(d)    by either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Shareholder Approval at the Company Shareholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Plan of Merger, except that the right to terminate this Agreement pursuant to this Section 8.1(d) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the cause of, or resulted in, the failure to obtain the Requisite Shareholder Approval at the Company Shareholder Meeting (or any adjournment or postponement thereof);

(e)    by Parent, if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.2, except that if such breach is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement prior to the delivery by Parent to the Company of written notice of such breach, delivered at least 45 days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if (i) such breach has been cured prior to termination or (ii) Parent is then in breach of any representation, warranty, agreement or covenant contained in this Agreement so at to cause the conditions set forth in Section 7.3(a) or Section 7.3(b) incapable of being satisfied;

(f)    by Parent, if at any time (i) the Company Board (or a committee thereof) has effected a Company Board Recommendation Change, (ii) the Company shall, within 10 Business Days of a tender or exchange offer relating to securities of the Company having been commenced, fail to publicly recommend against such tender or exchange offer, (iii) the Company shall have failed to publicly reaffirm its recommendation of the Merger within 10 Business Days after the date any Acquisition Proposal or any material modification thereto is first commenced, publicly announced, distributed or disseminated to the Company’s shareholders upon a request to do so by Parent when the Company Board was obligated to do so pursuant to Section 5.3(d)(i)(C), (iv) the Company or its Subsidiaries shall have materially breached or materially failed to perform any of their respective obligations set forth in Section 5.3 or (v) the Company or the Company Board (or any committee thereof) shall have formally resolved or publicly authorized or proposed to take any of the foregoing actions;

(g)    by the Company, if Parent or Merger Sub has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that if such breach is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least 45 days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if (i) such breach has been cured prior to termination or (ii) the Company is then in breach of any representation, warranty, agreement or covenant contained in this Agreement so as to cause the conditions set forth in Section 7.2(a) or Section 7.2(b) incapable of being satisfied;

(h)    by the Company, at any time prior to receiving the Requisite Shareholder Approval if (i) the Company Board has received a Superior Proposal; (ii) the Company has complied in all material respects with Section 5.3 with respect to such Superior Proposal; and (iii) the Company enters into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal substantially concurrently with the termination of this Agreement pursuant to this Section 8.1(h); or

(i)    by the Company, at any time prior to the Effective Time if (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing); (ii) Parent and Merger Sub fail to complete the Closing on the date the Closing is required to have occurred pursuant to Section 2.3; (iii) the Company has notified Parent in writing that (A) it is ready, willing and able to consummate the Closing, and (B) all conditions set forth in Section 7.3 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it waives any unsatisfied conditions set forth in Section 7.3; (iv) the Company has given Parent written notice at least five (5) Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(i) if Parent and Merger Sub fail to consummate the Merger in accordance with Section 2.3 within five (5) Business Days of the date of such notice; and (v) Parent and Merger Sub fail to consummate the Merger in accordance with Section 2.3 within five (5) Business Days of the date of such notice.

8.2    Manner and Notice of Termination; Effect of Termination.

(a)    Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties specifying the provision of Section 8.1 pursuant to which this Agreement is being terminated and setting forth in reasonable detail the facts and circumstances forming the basis for such termination pursuant to such provision.

(b)    Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, shareholder, director, officer, employee, Affiliate, agent or other representative of such Party) to the other Parties, as applicable, except that Article I, Section 3.27, Section 4.15, Section 6.6(f), Section 6.6(g), Section 6.12, this Section 8.2, Section 8.3, Section 8.4, Section 8.5 and Article IX (but not Section 9.8(b) with respect to provisions of this Agreement that have terminated) will each survive the termination of this Agreement. Subject to the limitations set forth in Section 8.3, nothing in this Agreement or the termination hereof will relieve any Party from any liability for any Willful and Material Breach of this Agreement. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, the Guarantee or the Financing Letters, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

8.3    Fees and Expenses.

(a)    General. Except as set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the Merger shall be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Company shall be responsible for all fees and expenses of the Payment Agent. Parent shall pay or cause to be paid all transfer, stamp, documentary, sales, use, real property transfer and other similar Taxes or fees arising out of or in connection with entering into this Agreement and the consummation of the Merger. For the sake of clarity, such Taxes shall not include any Taxes or fees based in whole or in part upon income, profits or gain.

(b)    Company Termination Fee.

(i)    If (A) this Agreement is validly terminated pursuant to Section 8.1(d) or Section 8.1(e); (B) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(d) or Section 8.1(e) an Acquisition Proposal or Inquiry for an Acquisition Transaction has been publicly announced or disclosed and not withdrawn or otherwise abandoned or an Acquisition Proposal has otherwise become known, disclosed or communicated to the Company Board (or a committee thereof); and (C) within twelve (12) months following the termination of this Agreement pursuant to Section 8.1(d) or Section 8.1(e), either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction and such Acquisition Transaction is subsequently consummated, then the Company shall substantially concurrently with such consummation pay the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this Section 8.3(b)(i), all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%”.

(ii)    If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company must promptly (and in any event within two (2) Business Days) following such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.

(iii)    If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must substantially concurrently with such termination pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent; provided, that if (A) such termination occurs prior to the Cut-Off Date and (B) the Company has entered into a definitive Alternative Acquisition Agreement to consummate an Acquisition Transaction at the time of such termination with an Excluded Party, then the “Company Termination Fee” shall mean an amount equal to $30,600,000.

(c)    Parent Termination Fee. If this Agreement is validly terminated pursuant to (i) Section 8.1(g) or (ii) Section 8.1(i), then Parent must promptly (and in any event within two (2) Business Days) following such termination pay, or cause to be paid, to the Company the Parent Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by the Company.

(d)    Single Payment Only. The Parties acknowledge and agree that in no event will the Company or Parent be required to pay the Company Termination Fee or the Parent Termination Fee, respectively, on more than one occasion, whether or not the Company Termination Fee or the Parent Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(e)    Payments; Default. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Merger and that each of the Company Termination Fee and the Parent Termination Fee is not a penalty, but is liquidated damages, in a reasonable amount that will compensate the Company and the Company Related Parties or Parent and the Parent Related Parties, as applicable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement, which amounts would otherwise be impossible to calculate with precision, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.3(b) or Parent fails to promptly pay any amounts due pursuant to Section 8.3(c) and, in order to obtain such payment, Parent, on the one hand, or the Company, on the other hand, commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3(b) or any portion thereof or a judgment against Parent for the amount set forth in Section 8.3(c) or any portion thereof, as applicable, the Company shall pay to Parent or Parent shall pay to the Company, as the case may be, its out-of-pocket costs and expenses (including attorneys’ fees) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the annual rate of 5% plus the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law.

(f)    Sole Remedy.

(i)    If this Agreement is terminated pursuant to Section 8.1, the Company’s receipt of the Parent Termination Fee to the extent owed pursuant to Section 8.3(c) (including the Company’s right to enforce the Guarantee with respect thereto and receive the Parent Termination Fee from Guarantor), the Reimbursement Obligations and the Company’s right to seek specific performance pursuant to Section 9.8 will be the sole and exclusive remedies of the Company and the Company Related Parties against (A) Parent, Merger Sub or the Financing Sources; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates (other than Parent, Merger Sub or the Financing Sources), members, managers, general or limited partners, shareholders and successors, heirs and assignees of each of Parent, Merger Sub and Guarantor (collectively, the “Parent Related Parties”), the Debt Financing Sources and the Debt Financing Sources Related Parties in respect of this Agreement, any agreement executed in connection herewith (including the Financing Letters and the Guarantee) and the transactions contemplated hereby and thereby, and upon payment of such amounts (which recourse shall be sought solely against Parent and Merger

Sub and subject to the limitations set forth herein (or the Guarantor in accordance with, and subject to the limitations set forth in, the Guarantee and Equity Commitment Letter)), none of the Parent Related Parties, the Debt Financing Sources and the Debt Financing Sources Related Parties will have any further liability or obligation to the Company or the Company Related Parties relating to or arising out of this Agreement, any agreement executed in connection herewith (including the Financing Letters and the Guarantee) or the transactions contemplated hereby and thereby (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement, the Reimbursement Obligations, Section 8.2, Section 8.3(a), Section 8.3(e), and Section 8.1(f), and the Guarantor will remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, the Guarantee), and neither the Company nor any other Person shall be entitled to bring or maintain any claim, action or proceeding against Parent, Merger Sub, any other Parent Related Party, any Debt Financing Sources or any of the Debt Financing Sources Related Parties arising out of, related to or otherwise in connection with this Agreement (or any breach of any representation, warranty, covenant, agreement or obligation contained herein), the transactions contemplated by this Agreement, the failure of the Closing to be consummated or the Financing Letters and the financings contemplated therein, including the Debt Financing and the financing of the Equity Financing (and the abandonment or termination thereof). Notwithstanding the foregoing, this Section 8.3(f)(i) will not relieve Parent, Merger Sub or Guarantor from liability (1) for any Willful and Material Breach of this Agreement or (2) for any breaches of the Confidentiality Agreement; provided that, under no circumstances will the collective monetary damages payable by Parent, Merger Sub or any of their Affiliates (including the Guarantor) for breaches under this Agreement, the Guarantee or the Equity Commitment Letter exceed an amount equal to $91,800,000 plus the Reimbursement Obligations and any obligations under Section 8.3(e) in the aggregate for all such breaches (taking into account, for the avoidance of doubt, any payment of the Parent Termination Fee, the Reimbursement Obligations and/or any obligations under Section 8.3(e)) and in no event shall the Company or any Company Related Party seek to recover any money damages in excess of such amount. If this Agreement is terminated pursuant to Section 8.1, other than the remedies described in this Section 8.3(f)(i), no Parent Related Party, Debt Financing Sources or Debt Financing Sources Related Parties shall have any further liability or obligation (whether in tort, contract or otherwise), whether by or through attempted piercing of the corporate (or limited liability company or limited partnership) veil, by or through a claim against the Guarantor or any other Parent Related Party, the Debt Financing Sources or any Debt Financing Sources Related Parties and the Company covenants and agrees that it shall not institute, and shall cause its directors, officers and Subsidiaries and direct its other Representatives, Affiliates and other Company Related Parties not to institute, a Legal Proceeding to seek recourse for such further liability or obligation.

(ii)    If this Agreement is terminated pursuant to Section 8.1, Parent’s receipt of the Company Termination Fee and Parent’s right to specific performance pursuant to Section 9.8, will be the sole and exclusive remedies of Parent and Merger Sub and each of their respective Affiliates against (A) the Company, its Subsidiaries and each of their respective Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, shareholders and assignees of each of the Company, its Subsidiaries and each of their respective Affiliates (collectively, the “Company Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, and upon payment of such amount, none of the Company Related Parties will have any further liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby (except that the Parties (or their Affiliates) will remain obligated with respect to, and the Company and its Subsidiaries may be entitled to remedies with respect to, the Confidentiality Agreement, Section 8.2, Section 8.3(a), Section 8.3(e) and Section 8.1(f), as applicable). Notwithstanding the foregoing, this Section 8.3(f)(ii) will not relieve the Company from liability for any Willful and Material Breach of this Agreement (except as further set forth in the immediately following proviso); provided that, (x) under no circumstances will the collective monetary damages payable by the Company for breaches under this Agreement exceed an amount equal to $91,800,000 plus any obligations under Section 8.3(e) in the aggregate for all such breaches (taking into account, for the avoidance of doubt, any payment of the Company Termination Fee and/or any obligations under Section 8.3(e)) and (y) in the event the Company pays the Company Termination Fee (or an aggregate dollar amount equal to the Company Termination Fee, whether or not such amount is identified as the “Company Termination Fee”) to Parent, and Parent accepts such fee or does not return it to the Company within two (2) Business Days of Parent’s receipt thereof, the Parent Related Parties shall have no further rights or remedies whatsoever against any of the Company Related Parties, including any claims for monetary damages of any kind or nature whatsoever, whether or not arising as a result of or in connection with any Willful and Material Breach and whether sounding, in contract, tort, at law or in equity, or based on any other legal theory or argument. If this Agreement is terminated pursuant to Section 8.1, other than the remedies described in this Section 8.3(f)(ii), the Company shall have no further liability or obligation, whether by or through attempted piercing of the corporate (or limited liability company or limited partnership) veil, by or through a claim against any other Company Related Party, and Parent and Merger Sub covenants and agrees that it shall not institute, and shall cause its directors, officers and Subsidiaries and direct its other Representatives, Affiliates and other Parent Related Parties not to institute, a Legal Proceeding to seek recourse for such further liability or obligation.

(g)    Notwithstanding anything to the contrary in Section 8.3(f), it is agreed that Parent, Merger Sub and the Company will be entitled to an injunction, specific performance or other equitable relief as provided in Section 9.8(b) (but not, following the valid termination of this Agreement, with respect to sections of this Agreement that do not survive such termination); provided, that the Company shall not be entitled under any circumstances to both (i) payment of the Parent Termination Fee (or monetary damages for failure to close) and (ii) specific performance of Parent’s obligation to cause the Equity Financing to be funded or to effect the Closing in accordance with Article II.

8.4    Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that in the event that the Company has received the Requisite Shareholder Approval, no amendment may be made to this Agreement that requires the authorization of the Company Shareholders pursuant to the CICL without such authorization. Notwithstanding anything to the contrary in this Agreement, the provisions relating to the Debt Financing Sources or Debt Financing Sources Related Parties set forth in Section 8.3(f), Section 9.3, Section 9.6, Section 9.8, Section 9.10(b), Section 9.11, Section 9.12 and this Section 8.4 (and the defined terms used therein) may not be amended, modified or altered in a manner adverse to the Debt Financing Sources or Debt Financing Sources Related Parties without the prior written consent of the Debt Financing Sources.

8.5    Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

ARTICLE IX

GENERAL PROVISIONS

9.1    Survival. The representations, warranties, covenants and agreements of the Company, Parent and Merger Sub contained in this Agreement or in any certificate delivered pursuant to this Agreement will terminate at the Effective Time (including any rights arising out of any breach of such representations, warranties, covenants, or agreements (and there shall be no liability after the Closing in respect thereof)), except that any covenants or agreements that by their terms survive the Effective Time shall survive the Effective Time in accordance with their respective terms.

9.2    Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (ii) immediately upon delivery by hand or (iii) by e-mail transmission, upon written or electronic confirmation of receipt, in each case to the intended recipient as set forth below:

(a)	if to Parent or Merger Sub, to:

c/o Platinum Equity Advisors, LLC

360 North Crescent Drive, South Building

Beverly Hills, CA 90210

Attn:    Kris Agarwal

E-mail: kagarwal@platinumequity.com

with a copy (which will not constitute notice) to:

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, CA 90071-3197

Attn:    Matthew B. Dubeck

E-mail: MDubeck@gibsondunn.com

(b)	if to the Company (prior to the Effective Time), to:

Cision Ltd.

130 E. Randolph Street, 7th Floor

Chicago, Illinois 60601

Attn:    Kevin Akeroyd,

Jack Pearlstein

E-mail: kevin.akeroyd@cision.com

jack.pearlstein@cision.com

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

555 California Street

San Francisco, California 94104

Attn:    Joshua M. Zachariah, P.C.

E-mail: joshua.zachariah@kirkland.com

and

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attn:    Stephen L. Ritchie, P.C.

Mark A. Fennell, P.C.

Peter Stach

E-mail: stephen.ritchie@kirkland.com

mark.fennell@kirkland.com

peter.stach@kirkland.com

Any notice received by e-mail or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or e-mail address through a notice given in accordance with this Section 9.2, except that that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is two (2) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3    Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of Law or otherwise, without the prior written approval of the other Parties, except that Parent will have the right to assign all or any portion of its rights and obligations pursuant to this Agreement from and after the Effective Time (a) in connection with a merger or consolidation involving Parent or other disposition of all or substantially all of the assets of Parent or the Surviving Company; or (b) to any Debt Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing, it being understood that, in each case, such assignment will not (i) affect the obligations of the parties (including Debt Financing Sources) to the Financing Letters or Guarantor pursuant to the Guarantee; or (ii) impede or delay the consummation of the Merger or the other transactions contemplated hereby. Subject to the preceding sentence, this Agreement will be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder. Any purported assignment of this Agreement without the consent required by this Section 9.3 is null and void.

9.4    Confidentiality Agreement. Parent, Merger Sub and the Company hereby acknowledge that Platinum Equity Advisors, LLC and the Company have previously executed a confidentiality letter agreement, dated August 14, 2019 (the “Confidentiality Agreement”), that shall continue in full force and effect in accordance with its terms. Each of Parent, Merger Sub and their respective Representatives shall hold and treat all documents and information concerning the Company and its Subsidiaries furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each of Parent and Merger Sub agree to be bound by and comply with, and to cause their Representatives to be bound by and comply with, the terms and conditions of the Confidentiality Agreement as if they were parties thereto.

9.5    Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement, the Company Disclosure Letter, the Guarantee and the Financing Letters, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

9.6    Third Party Beneficiaries. Except as set forth in Section 6.10 and this Section 9.6, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by Section 6.10; and (b) from and after the Effective Time, the rights of the holders of Company Shares and Company Equity Awards to receive the merger consideration set forth in Article II. The provisions of Section 8.3(f), Section 8.4, Section 9.3, Section 9.8, Section 9.10(b), Section 9.11, Section 9.12 and this Section 9.6 shall inure to the benefit of the Debt Financing Sources and the Debt Financing Sources Related Parties, each of whom are intended to be third party beneficiaries thereof (it being understood and agreed that the provisions of such Sections will be enforceable by the Debt Financing Sources and the Debt Financing Sources Related Parties).

9.7    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this

Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.8    Remedies.

(a)    Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Although the Company may pursue both a grant of specific performance and monetary damages (including the payment of the Parent Termination Fee), under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing and monetary damages (including any monetary damages in lieu of specific performance and all or any portion of the Parent Termination Fee).

(b)    Specific Performance.

(i)    The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; and (B) the rights and limitations of specific enforcement under this Section 9.8(b) are an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement.

(ii)    Notwithstanding Section 9.8(b)(i), it is acknowledged and agreed that the right of the Company to an injunction, specific performance or other equitable remedy in connection with enforcing Parent’s obligation or the Company’s ability, as a third party beneficiary, to cause the Equity Financing to be funded and to consummate the Merger will be subject to the requirements that (A) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) at the time Closing is required to be consummated pursuant to Section 2.3; (B) the Debt Financing has been funded or will be funded at the Closing on the terms set forth in the Debt Commitment Letter if the Equity Financing is funded at the Closing; (C) Parent and Merger Sub fail to complete the Closing in accordance with Section 2.3; and (D) the Company has irrevocably confirmed in a written notice to Parent that if specific performance is granted and the Equity Financing and Debt Financing are funded, then it would take such actions that are required of it by this Agreement to cause the Closing to occur. In no event will the Company be entitled to enforce or seek to enforce specifically Parent’s obligation or the Company’s ability, as a third party beneficiary, to cause the Equity Financing to be funded or to complete the Merger if the Debt Financing has not been funded (or will not be funded at the Closing if the Equity Financing is funded at the Closing).

(iii)    The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief as provided herein to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement as provided herein to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Parent and Merger Sub pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

(iv)    None of the Debt Financing Sources or the Debt Financing Sources Related Parties will have any liability to the Company or any of its Affiliates relating to or arising out of this Agreement or the Debt Financing (other than under the Debt Financing Documents upon the Closing), or otherwise, whether at Law or equity, in contract, in tort or otherwise, based on, in respect of, or by reason of, the transactions contemplated hereby, including any dispute arising out of or relating in any way to the Debt Commitment Letter or any other Debt Financing Document or the performance thereof, or in respect of any oral representations made or alleged to be made in connection herewith or therewith, and neither the Company nor any of its Affiliates will have any rights or claims, and shall not seek any loss or damage or any other recovery or judgment of any kind, against any of the Debt Financing Sources or the Debt Financing Sources Related Parties hereunder or thereunder.

9.9    Governing Law. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statute of limitations, without giving effect to any choice or conflict of Laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Notwithstanding the foregoing, the following matters arising out of or relating to this Agreement shall be construed, performed and enforced in accordance with the Laws of the Cayman Islands: the Merger, the vesting of the rights, property, choses in action, business, undertaking, goodwill, benefits, immunities and privileges, contracts, obligations, claims, debts and liabilities of Merger Sub in the Company, the cancellation of the shares, the rights provided in Section 238 of the CICL, the fiduciary or other duties of the Company Board and the boards of directors of Parent and Merger Sub and the internal corporate affairs of the Company and Merger Sub.

9.10    Consent to Jurisdiction.

(a)    General Jurisdiction. Each of the Parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger and the Guarantee, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Guarantee or the transactions contemplated hereby or thereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement, the Guarantee or the transactions contemplated hereby or thereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding relating to this Agreement, the Guarantee or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(b)    Jurisdiction for Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and irrevocably agree (i) that any Legal Proceeding, whether in Law or in equity, in contract, in tort or otherwise, involving the Debt Financing Sources arising out of, or relating to, the Merger, the Debt Financing or the performance of services thereunder or related thereto will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof, and each Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any applicable Debt Commitment Letter will be effective service of process against them for any such Legal Proceeding brought in any such court; (iv) to waive and hereby waive, to the fullest extent permitted by Law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; and (v) any such Legal Proceeding will be governed and construed in accordance with the Laws of the State of New York.

9.11    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE GUARANTEE, THE

FINANCING LETTERS OR THE FINANCING (INCLUDING ANY SUCH LEGAL PROCEEDING INVOLVING FINANCING SOURCES). EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

9.12    No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no Company Related Party (including, for the avoidance of doubt, Canyon Holdings and its directors, officers, managers and direct or indirect partners (whether general or limited) and equityholders) (other than the parties to the Voting Agreement with respect to the obligations set forth therein) and no Parent Related Parties (other than the Guarantor to the extent set forth in the Guarantee or Equity Commitment Letter) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. In no event shall the Company or any of its Affiliates or other Company Related Parties, and the Company agrees not to and to cause its controlled Affiliates, directors and officers and to direct its other Company Related Parties not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Parent Related Party not a party to this Agreement (other than to the extent expressly permitted by, and subject to the limitations of, the Guarantee and the Equity Commitment Letter).    In no event shall Parent or any of its Affiliates or other Parent Related Parties (including Guarantor), and Parent agrees not to and to cause its Affiliates, directors and officers and to direct its other Parent Related Parties not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Company Related Party (including, for the avoidance of doubt, Canyon Holdings and its directors, officers, managers and direct or indirect partners (whether general or limited) and equityholders) not a party to this Agreement (other than to the extent expressly permitted by, and subject to the limitations of, the Voting Agreement).

9.13    Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on its face by such disclosure.

9.14    Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

{Signature page follows.}

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.

MJ23 UK ACQUISITION LIMITED

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Director

CASTLE MERGER LIMITED
By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Director

CISION LTD.
By:	/s/ Kevin Akeroyd
Name:	Kevin Akeroyd
Title:	President and CEO

Exhibit 10.1

Execution Version

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of October 22, 2019 (this “Agreement”), is entered into by and among MJ23 UK Acquisition Limited, an England and Wales private limited company (“Parent”) and the shareholders of Cision Ltd., a Cayman Islands exempted company (the “Company”) listed on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

RECITALS

WHEREAS, concurrently herewith, Parent, Castle Merger Limited, a Cayman Islands exempted company and a wholly-owned Subsidiary of Parent (“Merger Sub”) and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation in the merger (the “Merger”);

WHEREAS, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of ordinary shares, par value $0.0001 per share, of the Company (“Company Shares”) as set forth on Schedule A hereto (with respect to each Stockholder, the “Owned Shares”; the Owned Shares and any additional Company Shares or other voting securities of the Company of which such Stockholder acquires record or beneficial ownership after the date hereof, including, without limitation, by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, such Stockholder’s “Covered Shares”);

WHEREAS, as a condition and inducement to Parent and Merger Sub’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, Parent and the Stockholders are entering into this Agreement; and

WHEREAS, the Stockholders acknowledge that Parent and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Merger Agreement if any Stockholder did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Stockholders hereby agree as follows:

1.    Agreement to Vote. Prior to the Termination Date (as defined herein), each Stockholder irrevocably and unconditionally agrees that it shall, at any meeting of the shareholders of the Company (whether annual or extraordinary and whether or not an adjourned or postponed meeting), however called, or in connection with any written consent of shareholders of the

Company, in each case with respect to the matters described in clause (b) below, (a) when such meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by the Company for written consent, if any and (b) vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Covered Shares (i) in favor of the Merger, the adoption of the Merger Agreement and Plan of Merger and any other matters necessary for consummation of the Merger and the other transactions contemplated in the Merger Agreement and (ii) against (A) any Acquisition Proposal and (B) any other action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement or this Agreement or any transaction that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company or any of its Subsidiaries under the Merger Agreement. Except as expressly set forth in clauses (a) and (b) of this Section 1, Stockholder shall retain at all times the right to vote the Covered Shares in its sole discretion and without any other limitation on those matters other than those set forth in this Section 1 that are at any time or from time to time presented for consideration to the Company Shareholders, and the Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the Company Shareholders. Notwithstanding the foregoing, nothing in this Agreement shall require Stockholder to vote in favor of, or otherwise act by written consent with respect to, any amendment to the Merger Agreement or the taking of any action that would result in the amendment, modification, or waiver of any provision therein, in any such case, in a manner that decreases the amount or changes the form of the merger consideration payable to the Company Shareholders or is otherwise adverse to the Company Shareholders in such capacity.

2.    No Inconsistent Agreements. Each Stockholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Shares and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

3.    Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the effectuation of a Company Board Recommendation Change by the Company Board and (d) written notice of termination of this Agreement by Parent to the Stockholders (such earliest date being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 7 and 10 – 26 shall survive the termination of this Agreement; provided further, that any liability incurred by any party hereto as a result of a willful and material breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

4.    Representations and Warranties of Stockholders. Each Stockholder, as to itself (severally and not jointly), hereby represents and warrants to Parent as follows:

(a)    Such Stockholder is the legal owner of, and has good and valid title to, the Covered Shares, free and clear of any pledges, claims, liens, charges, options, rights of first refusal,

2

encumbrances or security interests of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership) (collectively, “Liens”) other than as created by this Agreement, applicable federal securities laws and the Stockholder’s Organizational Documents. Such Stockholder holds sole voting power, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. As of the date hereof, other than the Owned Shares, such Stockholder and its Affiliates do not own beneficially or of record any (i) Company Shares or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for Company Shares or other voting securities of the Company or (iii) options or other rights to acquire from the Company any Company Shares, other voting securities or securities convertible into or exchangeable for Company Shares or other voting securities of the Company.

(b)    Each such Stockholder is a limited partnership or company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by each such Stockholder, the performance by such Stockholder of its obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c)    Except for the applicable requirements of the Exchange Act (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Stockholder for the execution, delivery and performance of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or violate, any provision of the Organizational Documents of any such Stockholder, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of such Stockholder pursuant to, any Contract to which such Stockholder is a party or by which such Stockholder or any property or asset of such Stockholder is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder or any of such Stockholder’s properties or assets, except, in the case of clause (B) or (C), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of such Stockholder to perform its obligations hereunder.

3

(d)    There is no action, suit, investigation, complaint or other proceeding pending against any such Stockholder or, to the knowledge of such Stockholder, any other Person or, to the knowledge of such Stockholder, threatened against any Stockholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Parent of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(e)    Except as provided in the Merger Agreement or the Company Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission for which the Company or its Subsidiaries would be liable or responsible following the Closing in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of such Stockholder.

(f)    Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations and warranties of such Stockholder contained herein.

5.    Certain Covenants of Stockholder. Each Stockholder, for itself (severally and not jointly), hereby covenants and agrees as follows:

(a)    Such Stockholder shall not, and shall not authorize or permit any of its Subsidiaries or Representatives, directly or indirectly, to:

(i)    from and after the expiration of the Go-Shop Period, solicit, initiate, endorse, encourage or facilitate the making by any Person (other than the other parties to the Merger Agreement) of any Acquisition Proposal;

(ii)    from and after the expiration of the Go-Shop Period, enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or otherwise cooperate in any way with, any Acquisition Proposal;

(iii)    from and after the date hereof, execute or enter into any Contract constituting or relating to any Acquisition Proposal, or approve or recommend or propose to approve or recommend any Acquisition Proposal or any Contract constituting or relating to any Acquisition Proposal (or authorize or resolve to agree to do any of the foregoing actions); or

(iv)    from and after the date hereof, make, or in any manner participate in a “solicitation” (as such term is used in the rules of the SEC) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of the Company Shares intending to facilitate any Acquisition Proposal or cause shareholders of the Company not to vote to approve the Merger or any other transaction contemplated by the Merger Agreement.

4

(b)    As of the expiration of the Go-Shop Period, such Stockholder will immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any of the matters described in Section 5(a) above.

(c)    Prior to the Termination Date, and except as contemplated hereby, such Stockholder shall not (i) tender into any tender or exchange offer, (ii) sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively “Transfer”), or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (iv) knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement. Any Transfer in violation of this provision shall be void. Such Stockholder further agrees to authorize and request the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares and that this Agreement places limits on the voting of the Covered Shares. Notwithstanding the foregoing, this Section 5 shall not prohibit a Transfer of the Covered Shares (including any new Covered Shares as described in the immediately succeeding paragraph) by any Stockholder (x) to any shareholder, member or partner of such Stockholder or (y) to any Affiliate of such Stockholder, so long as, in the case of the foregoing clauses, the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder reasonably acceptable to Parent memorializing such agreement.

(d)    Prior to the Termination Date, in the event that a Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Company Shares or other voting securities with respect to the Company, such Company Shares or voting securities shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of Company Shares held by such Stockholder set forth on Schedule A hereto will be deemed amended accordingly and such Company Shares or voting securities shall automatically become subject to the terms of this Agreement. Each Stockholder shall promptly notify Parent and the Company of any such event.

(e)    Notwithstanding anything to the contrary contained herein, (i) any Stockholder and its representatives shall be entitled to participate in discussions or negotiations with any Person making an Acquisition Proposal with respect to entering into a voting agreement in support thereof on terms and conditions no more favorable to such Person than the terms and conditions applicable to Parent set forth herein, but only in the event that the Company and its representatives are permitted to engage in discussions or negotiations in response to such Acquisition Proposal pursuant to and in accordance with Section 5.3(c) of the Merger Agreement and (ii) any Stockholder shall be entitled to enter into any such voting agreement with any Person making a Superior Proposal simultaneously with the execution and delivery of a definitive Alternative Acquisition Agreement by the Company entered into as and to the extent permitted by the Merger Agreement (including Section 8.1(h) thereof). Nothing in this Section 5 shall prohibit any Stockholder or any of its representatives from informing any Person of the existence of the provisions of this Section 5.

5

6.    Stockholder Capacity. This Agreement is being entered into by each Stockholder solely in its capacity as a shareholder of the Company, and nothing in this Agreement shall restrict, limit or affect the ability of any Affiliate or designee of such Stockholder who is a director or officer of the Company to take any action in his or her capacity as a director or officer of the Company and exercising his or her fiduciary duties and responsibilities in such capacity.

7.    Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have under applicable Law.

8.    Disclosure. Each Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC or other applicable Law and in the Proxy Statement such Stockholder’s identity and ownership of the Covered Shares and the nature of such Stockholder’s obligations under this Agreement; provided that, Parent shall provide Stockholder and its counsel reasonable opportunity to review and comment thereon.

9.    Further Assurances. From time to time, at the request of Parent and without further consideration, each Stockholder shall take such further action as may reasonably be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

10.    Non-Survival of Representations and Warranties. The representations and warranties of the Stockholders contained herein shall not survive the closing of the transactions contemplated by the Merger Agreement.

11.    Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party and otherwise as expressly set forth herein.

12.    Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

13.    Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (ii) immediately upon delivery by hand or (iii) by e-mail transmission, upon written or electronic confirmation of receipt, in each case to the intended recipient as set forth below:

(i)    If to a Stockholder, to the address set forth opposite such Stockholder’s name on Schedule A hereto.

6

(ii)    If to Parent:

c/o Platinum Equity Advisors, LLC

360 North Crescent Drive, South Building

Beverly Hills, CA 90210

Attention: Kris Agarwal

E-mail: KAgarwal@platinumequity.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, CA 90071-3197

Attention: Matthew B. Dubeck

E-mail: MDubeck@gibsondunn.com

14.    Entire Agreement. This Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

15.    No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

16.    Governing Law. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent or the Stockholders in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statute of limitations, without giving effect to any choice or conflict of Laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Notwithstanding the foregoing and for the avoidance of doubt, the following matters shall be construed, performed and enforced in accordance with the Laws of the Cayman Islands: the Merger, the vesting of the rights, property, choses in action, business, undertaking, goodwill, benefits, immunities and privileges, contracts, obligations, claims, debts and liabilities of Merger Sub in the Company, the cancellation of the shares, the rights provided in Section 238 of the CICL, the fiduciary or other duties of the Company Board and the boards of directors of Parent and Merger Sub and the internal corporate affairs of the Company and Merger Sub.

17.    Submission to Jurisdiction. Each of the parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts (as defined below)) in any Legal Proceeding relating

7

to this Agreement, for and on behalf of itself or any of its properties or assets, and nothing in this Section 18 will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it shall not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of Parent and the Stockholders agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

18.    Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void; provided, however, that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent; provided further, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

19.    Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

20.    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement will continue in full force and effect and the application of such provision to other

8

Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

21.    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 21.

22.    Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart; provided, however, that if any of the Stockholders fail for any reason to execute this Agreement, then this Agreement shall become effective as to the other Stockholders who execute this Agreement.

23.    Facsimile or .pdf Signature. Any counterpart to this Agreement, to the extent delivered by fax or .pdf, .tif, .gif, ..jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

24.    Confidentiality. The Stockholders agree (a) to hold any non-public information regarding this Agreement and the Merger in strict confidence and (b) except as required by applicable Law or legal process not to divulge any such non-public information to any third Person.

25.    No Presumption Against Drafting Party. The parties agree that they have been represented by legal counsel during the negotiation, execution and delivery of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9

26.    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or any of its Affiliates any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefit of and relating to the Covered Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority with respect to the Stockholders in the voting of any Covered Shares except as specifically provided herein and in the Merger Agreement.

The remainder of this page is intentionally left blank.

10

IN WITNESS WHEREOF, Parent and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

PARENT:

MJ23 UK ACQUISITION LIMITED, an England and Wales private limited company

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	Director

STOCKHOLDERS:

CANYON HOLDINGS (CAYMAN), L.P., a Cayman Islands limited partnership

By:	Canyon Partners Ltd.,
a Cayman Islands exempted company
Its:	General Partner

By:	/s/ Mark M. Anderson
Name:	Mark M. Anderson
Title:	Appointed Officer

GTCR INVESTMENT X AIV LTD., a Cayman Islands exempted company

By:	/s/ Jeffrey S. Wright
Name:	Jeffrey S. Wright
Title:	Appointed Officer

SIGNATURE PAGE TO VOTING AGREEMENT

Schedule A

Stockholder	Address	Owned Shares
Canyon Holdings (Cayman), L.P., a Cayman Islands limited partnership	c/o GTCR LLC 300 North LaSalle, Suite 5600 Chicago, Illinois 60654 Attention: Mark M Anderson & Stephen P. Master	50,490,472 Company Shares

GTCR Investment X AIV Ltd., a Cayman Islands exempted company	c/o GTCR LLC 300 North LaSalle, Suite 5600 Chicago, Illinois 60654 Attention: Mark M Anderson & Stephen P. Master	50,949,227 Company Shares[1]

[1]

50,490,472 of such Company Shares are indirectly, beneficially owned by GTCR Investment X AIV Ltd., and are owned directly by Canyon Holdings (Cayman), L.P. GTCR Investment X AIV, Ltd. does not directly own any Company Shares.

Exhibit 99.1

Cision Ltd. Announces Agreement to Be Acquired by an Affiliate of Platinum Equity for $10.00 Per Share in All Cash Deal Valued at Approximately $2.74 Billion

Transaction Provides Immediate Value for Shareholders

Acquisition Expected to Close in Q1 2020

CHICAGO, Oct. 22, 2019 /PRNewswire/ — Cision Ltd. (NYSE: CISN), a leading global provider of software and services to public relations and marketing communications professionals, today announced that it has entered into a definitive agreement to be acquired by an affiliate of Platinum Equity in an all cash transaction valued at approximately $2.74 billion.

Under the terms of the agreement, which has been unanimously approved by the members of Cision Ltd.’s board of directors, an affiliate of Platinum Equity will acquire all of the outstanding ordinary shares of Cision Ltd. for $10.00 per share in cash. The purchase price represents a 34% premium over Cision Ltd.’s 60-day volume-weighted average price ended on October 21, 2019.

A special meeting of Cision Ltd.’s shareholders will be held as soon as practicable following the filing of a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”) and subsequent mailing to its shareholders. Certain affiliates of GTCR, collectively holding approximately 34% of the outstanding shares of Cision Ltd., have entered into a voting agreement committing them to, among other things, vote in favor of adopting the acquisition agreement. The proposed transaction is expected to close in the first quarter of 2020 and is subject to approval by Cision Ltd.’s shareholders, along with the satisfaction of customary closing conditions and antitrust regulatory approvals, as necessary. Upon completion of the acquisition, Cision Ltd. will become wholly owned by an affiliate of Platinum Equity.

Cision Ltd. may solicit alternative acquisition proposals from third parties during a “go-shop” period from the date of the agreement until November 12, 2019. There is no guarantee that this process will result in a superior proposal, and the agreement provides Platinum Equity with a customary right to match a superior proposal and termination fee if a superior proposal is accepted. Cision Ltd. does not intend to disclose developments with respect to the solicitation process unless and until the company determines such disclosure is appropriate.

“This transaction will provide shareholders with immediate and substantial cash value, while also providing us with a partner that shares in our commitment to customers and employees and can add strategic and operational value,” said Kevin Akeroyd, Cision’s Chief Executive Officer. “Based on our extensive engagement with Platinum over the past several months, we are confident that Platinum’s support will enable Cision to execute on its strategy and next phase of growth.”

Commenting on the transaction, Platinum Equity Partner Jacob Kotzubei said: “Cision has a long history of leadership providing software and services to public relations and marketing communications professionals and has developed a growing portfolio of earned media management offerings for the world’s leading brands. Platinum looks forward to nurturing Cision’s core business, supporting and anticipating the diverse needs of the company’s customers, and driving new opportunities for innovation. As a private company, Cision will be able to make strategic investments for sustainable and profitable growth, while remaining agile and focused on operational excellence. We are excited to partner with Cision’s management team as it embarks on this new chapter.”

Cision Ltd. will file its quarterly report on Form 10-Q reporting its third quarter financial results but does not intend to host a quarterly earnings call.

Financing & Advisors

Equity financing will be provided by investment funds managed, advised or sponsored by Platinum Equity. Platinum Equity has secured committed debt financing for the transaction from Bank of America Merrill Lynch.

Rothschild & Co is serving as lead financial advisor to Cision and its Board of Directors. Centerview Partners LLC and Deutsche Bank Securities Inc. are also acting as financial advisors to Cision. Kirkland & Ellis LLP is acting as legal counsel to Cision, and Gibson, Dunn & Crutcher LLP is acting as M&A legal counsel and Willkie Farr & Gallagher LLP is acting as financing legal counsel to Platinum Equity.

For further information regarding the terms and conditions contained in the definitive merger agreement, please see Cision Ltd.’s Current Report on Form 8-K, which will be filed in connection with this transaction.

About Cision

Cision Ltd. (NYSE: CISN) is a leading global provider of earned media software and services to public relations and marketing communications professionals. Cision’s software allows users to identify key influencers, craft and distribute strategic content, and measure meaningful impact. Cision has over 4,800 employees with offices in 22 countries throughout the Americas, EMEA, and APAC. For more information about its award-winning products and services, including the Cision Communications Cloud®, visit www.cision.com and follow Cision on Twitter @Cision.

About Platinum Equity

Founded in 1995 by Tom Gores, Platinum Equity is a global investment firm with more than $19 billion of assets under management and a portfolio of approximately 40 operating companies that serve customers around the world. Platinum Equity specializes in mergers, acquisitions and operations – a trademarked strategy it calls M&A&O® – acquiring and operating companies in a broad range of business markets, including manufacturing, distribution, transportation and logistics, equipment rental, metals services, media and entertainment, technology, telecommunications and other industries. Over the past 25 years Platinum Equity has completed more than 250 acquisitions.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements, including, without limitation, the statements made concerning the proposed transaction, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s ordinary shares; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the authorization of the merger agreement by the Company’s shareholders and the receipt of certain regulatory approvals; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (vi) risks related to diverting management’s attention from the Company’s ongoing business operations; (vii) the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction; (ix) uncertainties as to Platinum Equity’s ability to obtain financing in order to consummate the merger; and (x) other risks described in the Company’s filings with the SEC, such as its Annual Report on Form 10-K for the year ended December 31, 2018. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, the Company does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s shareholders a proxy statement. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and shareholders may obtain a free copy of documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and shareholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://investors.cision.com or by directing a written request to: Cision Ltd., Attn: Secretary, 130 E. Randolph St., 7th Floor, Chicago, IL 60601.

Participants in the Solicitation

The Company and certain of its directors, executive officers, and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information about directors and executive officers of the Company is set forth in the proxy statement for Cision’s 2019 annual general meeting of shareholders, as filed with the SEC on Schedule 14A on August 9, 2019. Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement with respect to the merger that the Company will file with the SEC and furnish to the Company’s shareholders.

Contacts:

Cision Ltd.:

Investor Contact:

Jack Pearlstein

Chief Financial Officer

Jack.Pearlstein@cision.com

Media Contact:

Jenn Deering Davis

VP, Communications

Jenn.Deering.Davis@cision.com

Platinum Equity:

Dan Whelan

Principal, Platinum Equity

dwhelan@platinumequity.com

Exhibit 99.2

Date: Tuesday, October 22, 2019

To: All Cision employees

From: Kevin Akeroyd, CEO Cision

Subject: Cision announcement

I am excited to tell you about an important event for Cision.

This morning we announced that we’ve entered into what is known as a “definitive agreement” to be acquired by an affiliate of investment funds sponsored by Platinum Equity (“Platinum Equity”) in an all cash merger transaction.    Under the terms of the transaction, Platinum Equity will acquire all of the outstanding ordinary shares of Cision for $10.00 per share in cash, subject to the satisfaction of certain conditions to closing the merger (e.g., antirust approval and shareholder approval). The Cision board of directors unanimously recommended that Cision’s shareholders authorize the merger. The press release we issued this morning contains additional details of the announcement and is posted on www.Cision.com. Once this transaction is complete, Cision will be a private company.    As a private company we can be less driven by quarterly results, with more flexibility to make strategic investments to drive powerful innovation and achieve sustainable long-term success.

Platinum Equity is a highly regarded private equity firm with a successful track record across a number of industries. Their focus is on working with management teams to build market-leading companies. Throughout this process, Platinum Equity has communicated a great respect for our company and what we have built together, and we believe the transaction represents an endorsement of the hard work of all of our employees. We can also benefit from Platinum Equity’s expertise with helping companies accelerate growth through product innovation and strategic acquisitions.

We’re confident that once the transaction is complete, Platinum Equity will be a good steward for Cision, with shared values for the things that have always been important to us, including developing great products, delivering incredible customer service and developing talented employees. We think that now is the right time to join forces with Platinum Equity and that this is the right result for our shareholders. We believe there is a significant opportunity to leverage each other’s strengths.

As today’s announcement may attract attention from the media or other interested parties, it’s important that we speak with one voice. Please direct all media or third-party inquiries to our Chief Financial Officer, Jack Pearlstein.

We anticipate that this transaction will be completed in the first quarter of 2020, subject to the receipt of required antitrust approvals, receipt of the requisite shareholder vote authorizing the merger and other customary closing conditions. Until then, we remain a public company so it’s important that we remain focused on business as usual and continue to deliver the same high-quality service and solutions that our customers have come to expect from us.

Thank you for your continued hard work and dedication as we enter this next phase in our evolution.

Employee FAQ

Who is Platinum Equity?

Founded in 1995, Platinum Equity is a global investment firm with more than $19 billion of assets under management and a portfolio of approximately 40 operating companies that serve customers around the world. The firm has a history of acquiring innovative companies and providing the financial and operational resources they need to reach their full potential. The firm has experience across a broad range of business markets – including software, information technology and business services – and has completed more than 250 acquisitions over the past 25 years.

Will there be any changes to my job?

First, until this transaction closes, we’re still a public company and we will continue to operate our business as usual. We haven’t had any conversations yet with Platinum Equity about their specific plans, but during our general discussions, Platinum Equity has shown a lot of respect for our employees and what we’ve accomplished as a company. Ultimately, we are all interested in creating a leading company with great products, happy customers and talented employees.

Will there be changes to the Cision culture or other aspects of the business?

We plan to make the transition to a private company as seamless as possible. For those of you who have been with Cision over the past few years, you have seen an enormous amount of change. Regardless if we are public or private, this comes with being an innovative software company in a rapidly evolving market and we will continue to evolve and change as a company. What’s most important is that we remain committed to a shared vision of market leadership and excellence in what we do.

How long before the transaction is completed?

We anticipate that this transaction will be completed in the first quarter of 2020, subject to the receipt of required antitrust approvals, receipt of the requisite shareholder vote authorizing the merger and other customary closing conditions. Upon closing, Cision will become a privately-owned company and Cision’s shares will no longer be listed on the NYSE exchange.

What can we expect while we’re waiting for the transaction to close?

Until this transaction is complete, we are still a public company and will continue to operate in the ordinary course of business. That means business as usual with no changes in our day-to-day activities.

I own Cision shares. What do I need to do?

At the time the merger is consummated, all of the outstanding ordinary shares of Cision (other than certain restricted shares described below) will be cashed out at a price of $10.00 per share, without interest. The definitive proxy statement that will be filed by Cision in connection with the merger will explain in more detail the terms of the merger and the basis for the Cision board’s recommendation that shareholders authorize the merger. The materials will also explain the process for receiving payment with respect to your shares after the merger is consummated. If the merger is consummated, your shares will be cancelled and exchanged for the $10.00 per share price and you will no longer have any ownership interests in Cision.

Certain restricted shares, including shares underlying stock-settled retention awards, will be converted into the right to receive a cash payment based on the $10.00 per share price provided that the cash payment will continue to be subject to the same vesting terms and restrictions as the restricted shares. Once those vesting conditions or restrictions have been satisfied, the cash payment award will be released.

Please read these materials and the definitive proxy statement carefully and consult your tax advisor to advise you as to the tax considerations related to this transaction.

I have Cision Options. What do I need to do?

All options that have been granted to employees have a strike price greater than $10.00. Therefore, as a result of the consummation of the merger, all of your options, whether vested or unvested will be cancelled.

I have Cision Restricted Stock Units. What do I need to do?

If the merger is consummated, your vested restricted stock units will be cashed out at a price of $10.00 per vested restricted stock unit, without interest, and your unvested restricted stock units will be substituted for a cash award based on the $10.00 per share price, provided that such substituted cash award will continue to be subject to vesting based on the terms of your restricted stock unit agreement. At each subsequent vesting date, if you remain employed by Cision, Cision will you pay out your cash award based on the $10.00 per share price, without interest. Should you voluntarily leave Cision prior to each subsequent vesting date, you will forfeit any rights to the unpaid cash awards. After the transaction, you will no longer have any ownership interests in Cision. Please read these materials and the definitive proxy statement carefully and consult your tax advisor to advise you as to the tax considerations related to this transaction.

Will benefits be affected? Will 401k or healthcare benefits change?

We do not intend to make any changes to our 401k or healthcare benefits as a result of the announcement of this transaction and prior to closing. We haven’t had any conversations yet with Platinum Equity regarding benefit plans after the closing of the transaction, but during our general discussions with Platinum Equity, they have shown a lot of respect for our employees and have committed to provide benefits and compensation similar to what we currently have for a year after the closing of the transaction. We expect that going forward Platinum Equity will provide market-based benefits that demonstrate the value of the contribution our employees make to our success as a leading provider of PR and marketing software.

What should we tell our customers?

Cision is a leading provider of PR and marketing software. We are joining forces with Platinum Equity because we believe this is the right result for our shareholders and also because there is a significant opportunity to leverage each other’s strengths. As a private company we can be less driven by quarterly results, with more flexibility to make strategic investments to drive powerful innovation and achieve long-term success for Cision and our customers. Platinum Equity is investing in Cision because they believe in our ability to remain a market leader and continue our history of meeting customer needs with innovative solutions. Customers can be referred to the letter to customers that will be posted on the Cision website.

Forward-Looking Statements

Certain statements in this communication are forward-looking statements, including, without limitation, the statements made concerning the proposed transaction, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Cision’s business and the price of Cision’s ordinary shares; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the authorization of the merger agreement by Cision’s shareholders and the receipt of certain regulatory approvals; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (iv) the effect of the announcement or pendency of the proposed transaction on Cision’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (vi) risks related to diverting management’s attention from Cision’s ongoing business operations; (vii) the outcome of any legal proceedings that may be instituted against Cision related to the merger agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction; (ix) uncertainties as to Platinum Equity’s ability to obtain financing in order to consummate the merger; and (x) other risks described in Cision’s filings with the SEC, such as its Annual Report on Form 10-K for the year ended December 31, 2018. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, Cision does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, Cision will file with the Securities and Exchange Commission (the “SEC”) and furnish to Cision’s shareholders a proxy statement. BEFORE MAKING ANY VOTING DECISION, CISION’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) BECAUSE

THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and shareholders may obtain a free copy of documents filed by Cision with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and shareholders may obtain a free copy of Cision’s filings with the SEC from Cision’s website at http://investors.cision.com or by directing a written request to: Cision Ltd., Attn: Secretary, 130 E. Randolph St., 7th Floor, Chicago, IL 60601.

Participants in the Solicitation

Cision and certain of its directors, executive officers, and certain other members of management and employees of Cision may be deemed to be participants in the solicitation of proxies from shareholders of Cision in favor of the proposed merger. Information about directors and executive officers of Cision is set forth in the proxy statement for Cision’s 2019 annual general meeting of shareholders, as filed with the SEC on Schedule 14A on August 9, 2019. Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement with respect to the merger that Cision will file with the SEC and furnish to Cision’s shareholders.

Exhibit 99.3

October 22, 2019

Dear Valued Cision Customer:

I’d like to share some exciting news about Cision Ltd. (“Cision” or the “Company”). Today, we announced that Cision has entered into an agreement to be acquired by an affiliate of investment funds sponsored by Platinum Equity (“Platinum Equity”), pursuant to a merger transaction. Subject to the terms and conditions of the merger agreement, once this transaction is complete, Cision will be a private company.

More details of this announcement can be found in our press release available on our investor website at https://investors.cision.com.

Platinum Equity is a highly regarded private equity firm with a successful track record across a number of industries. Their focus is on working with management teams to build market-leading companies. They share our values for the things that have always been important to us, including developing great products, delivering incredible customer service and developing talented employees. We believe there is a significant opportunity to leverage each other’s strengths to drive continued innovation and achieve long-term success. Platinum Equity is investing in Cision because they believe in our ability to remain a market leader and continue our history of meeting customer needs with innovative solutions. Cision plans to continue to execute on its current initiatives, including continuing to innovate to help our customers navigate an increasingly complex earned media landscape.

We currently expect the transaction to close during the first quarter of 2020.

We are proud of the company we have built and even more proud of the work we have done with you and your organization. We will continue to strive to deliver the high-quality solutions and service that you have come to expect from Cision. Should you have any questions, please feel free to reach out to me directly.

Sincerely,

Kevin Akeroyd

President and CEO

Forward-Looking Statements

Certain statements in this communication are forward-looking statements, including, without limitation, the statements made concerning the proposed transaction, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s ordinary shares; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the authorization of the merger agreement by the Company’s shareholders and the receipt of certain regulatory approvals; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (vi) risks related to diverting management’s attention from the Company’s ongoing business operations; (vii) the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction; (ix) uncertainties as to Platinum Equity’s ability to obtain financing in order to consummate the merger; and (x) other risks described in the Company’s filings with the SEC, such as its Annual Report on Form 10-K for the year ended December 31, 2018. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, the Company does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s shareholders a proxy statement. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and shareholders may obtain a free copy of documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and shareholders may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://investors.cision.com or by directing a written request to: Cision Ltd., Attn: Secretary, 130 E. Randolph St., 7th Floor, Chicago, IL 60601.

Participants in the Solicitation

The Company and certain of its directors, executive officers, and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information about directors and executive officers of the Company is set forth in the proxy statement for Cision’s 2019 annual general meeting of shareholders, as filed with the SEC on Schedule 14A on August 9, 2019. Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement with respect to the merger that the Company will file with the SEC and furnish to the Company’s shareholders.